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As filed with the Securities and Exchange Commission on March 17, 2010

No. 333-[            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW POWER-ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	00-0000000 (I.R.S. Employer Identification No.)

740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tina McKnight, Esq.
Secretary and General Counsel
740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
 Jennifer Bellah Maguire, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

          Approximate date of commencement of proposed sale to the public: Upon consummation of the reorganization described herein.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	88,369,957	$3.94	$348,177,631	$24,825

(1)
Based upon an estimate of the maximum number of shares of common stock, $0.001 par value per share, of New Power-One, Inc. that will be exchanged for shares of common stock, $0.001 par value, of Power-One, Inc. pursuant to the reorganization described below.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices for Power-One, Inc.'s common stock on March 12, 2010, as reported on The NASDAQ Global Market.

(3)
The full registration fee of $24,825 was paid with the initial filing on March 17, 2010.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE ARE NOT PERMITTED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.

SUBJECT TO COMPLETION DATED MARCH 17, 2010

POWER-ONE, INC.

740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

[                      ], 2010

Dear Stockholders:

        It is our pleasure to invite you to the Annual Meeting of Stockholders of Power-One, Inc. ("Power-One" or the "Company") to be held on [              ], 2010 at the principal executive offices of Power-One, Inc., 740 Calle Plano, Camarillo, California 93012 at 8:00 a.m., pacific daylight time. At the meeting we will discuss the items of business described in the enclosed Notice of Annual Meeting and will also report on the Company's business operations. A representative of Deloitte & Touche LLP, Power-One's independent registered public accounting firm, will also be present and will have the opportunity to make a statement to our stockholders and respond to their questions.

        Your vote is important, regardless of the number of shares you own. We hope you can personally attend the meeting and vote your shares but if you are unable to do so, it is still important that you be represented and we urge you to follow the voting directions on the enclosed proxy card and cast your vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience if you choose to submit a proxy by mail.

        As indicated on the enclosed Notice of Annual Meeting, in addition to the customary actions of electing the members of the Board of Directors of Power-One (the "Board of Directors" or the "Board") and ratifying the appointment of our independent accountants, at this year's Annual Meeting we are seeking stockholder approval of (i) a transaction intended to assist in protecting the long-term value of our NOLs and thereby help maximize stockholder value and (ii) the amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). Each of these proposals is described in the enclosed Notice of Annual Meeting and in detail in the enclosed proxy statement/prospectus.

        Before deciding how to vote, we urge you to carefully review the attached proxy statement/prospectus for a detailed explanation of the proposals, including the plan of Reorganization, the transfer restrictions and the section entitled "Risk Factors" beginning on page 33 for a discussion of the risks related to the proposals.You should also review the appendices to the proxy statement/prospectus, which contain the complete terms and conditions of the Reorganization (including the complete transfer restrictions) and the complete Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan, as well as our annual report to stockholders accompanying the attached proxy statement/prospectus and any other documents that are incorporated by reference in this proxy statement/prospectus.

        Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy at any time before the meeting, or if you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card (attendance at the meeting does not, by itself, revoke your earlier proxy). Your prompt cooperation will be greatly appreciated.

Sincerely,
[ ]

Your Vote is Important.
Please execute and return the enclosed proxy promptly or submit a proxy by telephone, whether or not you plan to attend the Annual Meeting.

        This proxy statement/prospectus incorporates important business and financial information about the Company that is not included in or delivered with this proxy statement/prospectus. This information is available without charge to the Company's stockholders upon written or oral request to Power-One, Inc., Attention: Corporate Secretary, 740 Calle Plano, Camarillo, California 93012, (805) 987-8741.

        Neither the Securities and Exchange Commission nor any state securities commission has approved the common stock to be issued under this proxy statement/prospectus or has determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [                ], 2010,
and is first being mailed to stockholders on or about [                ], 2010.

POWER-ONE, INC.
740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2010

        The 2010 Annual Meeting of the Stockholders of Power-One, Inc., a Delaware corporation ("Power-One" or the "Company"), will be held at the principal executive offices of Power-One, Inc., 740 Calle Plano, on [            ], 2010 at 8:00 a.m., pacific daylight time, for the following purposes:

  (1)
  To consider and vote upon a proposal to adopt a plan of reorganization (the "Reorganization") intended to better protect the Company's substantial net operating loss carryforwards ("NOLs") by engaging in a two step merger, following which the Company will be merged with and into New Power-One, Inc. ("New Power-One"), a newly formed company to be renamed "Power-One, Inc," and each outstanding share of the common stock, par value $0.001 per share, of the Company (the "Common Stock") will be automatically converted into one share of New Power-One common stock, and each outstanding share of the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock," and together with the Common Stock, the "Capital Stock") will be automatically converted into one share of New Power-One Series A Convertible Preferred Stock (collectively, the "Reorganization");

  (2)
  To approve the amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan");

  (3)
  To elect the members of the Board of Directors, subject to the right of the holders of the Preferred Stock to separately elect two directors;

  (4)
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Power-One for the 2010 fiscal year; and

  (5)
  To transact any other business which may be properly presented at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

        We have included Proposal One because Power-One has substantial NOLs, which we consider to be an important asset because they can be used to reduce the amount of federal income tax owed on future earnings from our business, both ordinary course and as a result of any one-time major transaction. Under United States tax laws, certain changes in the ownership of the Company's capital stock could, over time, result in significant limitations on our ability to use these NOLs—thereby reducing their long-term value to us. We believe it is important for the Company to protect its ability to use the NOLs against future earnings.

        As announced on April 27, 2009, in connection with the issuance of certain securities by Power One in a private placement transaction, Power-One amended and restated its rights plan in an effort to protect its NOLs. We believe that the Reorganization and the transfer restrictions that will take effect as a result will more effectively preserve this important asset. If the Reorganization is approved, the rights plan will be terminated.

        Our Board of Directors, after considering various other approaches to protecting our NOLs (all of which entailed retaining a rights plan) and after discussing the alternatives with our outside professional advisors, approved and decided to recommend for your approval the Reorganization described in the attached proxy statement/prospectus. The mechanics of the proposed Reorganization are described in the Question and Answer section below and in further detail in the attached proxy statement/prospectus. The Reorganization requires the approval of (i) the holders of a majority of our outstanding shares of Common Stock and Preferred Stock (voting on an "as if converted to Common Stock" basis to the extent the aggregate voting power of the holders of the Preferred Stock does not exceed 19.9% of the votes that may be cast by all outstanding Common Stock and Preferred Stock), voting together as a single class, and (ii) the holders of a majority of our outstanding shares of Preferred Stock, voting as a separate class. For this reason, we are sending the attached proxy statement/prospectus to you to solicit your support for the Reorganization.

        If the Reorganization is approved and completed, the only changes you, our stockholders, are likely to notice are the following:

  •
  You will be deemed to have received new stock certificates; however, your proportional ownership interest will be the same as your ownership interest in the Company.

  •
  The shares of stock will be subject to transfer restrictions designed to protect our NOLs, as further described below in the Question and Answer section and in more detail beginning on page 30 of the attached proxy statement/prospectus and in Appendix B to the attached proxy statement/prospectus. However, as long as you own less than 5% of the outstanding shares of New Power-One, these transfer restrictions generally will not affect you.

        Because of the significance of our NOLs, we believe that the Reorganization is an important part of the Company's future success, and we hope you will agree to support it.

        The Company's Board of Directors recommends that you vote FOR the adoption of the plan of reorganization, FOR the amendment and restatement of the 2004 Plan, FOR the election of the board's nominees for directors, and FOR approval of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2010.

        The close of business on March 12, 2010 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the 2010 Annual Meeting and any adjournment(s) or postponement(s) thereof. A proxy statement/prospectus, a form of proxy, and the Company's 2009 Annual Report are enclosed with this Notice.

        A list of stockholders entitled to vote at the 2010 Annual Meeting will be open to the examination of any stockholder for any purpose relevant to the 2010 Annual Meeting, during ordinary business hours, for a period of 10 days prior to the 2010 Annual Meeting at the Company's principal executive offices located at 740 Calle Plano, Camarillo, California and will be available at the meeting for such purpose.

        Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the 2010 Annual Meeting, is requested to SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope or to submit a proxy by telephone as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ [ ] Tina D. McKnight Secretary
[ ], 2010

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

        Set forth below are some key questions and answers to provide you with more information about the Annual Meeting. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement/prospectus. You are urged to review the entire proxy statement/prospectus and accompanying materials carefully.

        In this proxy statement/prospectus, "Power-One," the "Company," "we" and "our" refer to Power-One, Inc. and its consolidated subsidiaries (other than New Power-One and Power-One Merger Sub) and predecessors, "Power-One Merger Sub" refers to Power-One Merger Sub, Inc., the wholly owned subsidiary of New Power-One before the Reorganization with which the Company will merge at the effective time of the First Merger (as defined below), and "New Power-One" refers to New Power-One, Inc., the Company's wholly owned subsidiary before the Reorganization, which will survive the merger with the Company.

INTRODUCTION

Q     Why am I receiving this proxy statement/prospectus?

A
You received this proxy statement/prospectus and the enclosed proxy card from the Company because you held shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") and/or shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock," and together with the Common Stock, the "Capital Stock") on March 12, 2010.

Q     What are the proposals I will be voting on at the Annual Meeting?

A
As a stockholder, you are requested to consider and vote upon the four proposals set forth in the Notice of Annual Meeting.

Q     Who is entitled to vote?

A
The right to vote is vested exclusively in holders of record of the Company's Capital Stock on March 12, 2010 (the "Record Date"). Power-One's Common Stock is quoted on The NASDAQ Global Market® under the symbol "PWER." As of the close of business on the Record Date, there were 88,369,957 shares of Common Stock and 23,625 shares of Preferred Stock outstanding, which, in the aggregate, are convertible into 17,500,000 shares of Common Stock. The holders of the Preferred Stock, voting on an "as if converted to Common Stock" basis to the extent the aggregate voting power of the holders of the Preferred Stock does not exceed 19.9% of the votes that may be cast by all outstanding Common Stock and Preferred Stock, may vote together with the holders of the Common Stock as a single class on all matters properly submitted for stockholder consideration, except for the election of members of the Board of Directors. The holders of the Preferred Stock, voting as a separate class, will have a consent right in respect of the Reorganization. The holders of the Common Stock, separately as a class, have the right to elect the six directors whose names are submitted for consideration in the third proposal you have been asked to consider (the "Common Stock Directors"), with the holders of the Preferred Stock permitted to vote as a separate class in respect of the election of two directors (the "Preferred Stock Directors").

Q     When and where is the Annual Meeting being held?

A
The Annual Meeting is being held on [            ], 2010 at the principal executive offices of Power-One, Inc., Camarillo, California, at 8:00 a.m., pacific daylight time.

 THE REORGANIZATION

Q     Why is Power-One proposing the Reorganization?

A
Power-One is proposing the Reorganization to assist in protecting the long-term value to Power-One of its substantial net operating loss carryforwards ("NOLs") which can benefit the Company by offsetting U.S. federal taxable income dollar-for-dollar by the amount of the NOLs, thereby reducing or eliminating the Company's U.S. federal corporate income tax (other than the U.S. federal alternative minimum tax) on such income. However, if there is an ownership change of the Company for tax purposes, significant limitations would be imposed on the use by the Company of its NOLs. Following the Reorganization, New Power-One's charter will contain restrictions on transfers of the capital stock of New Power-One that will reduce the risk of an ownership change for tax purposes. As of March 12, 2010, Power-One has U.S. NOLs of approximately $314 million, which represents approximately 30% of Power-One's after tax total assets and 33% of Power-One's after tax market capitalization. There are additional potential NOLs in the State of California; however, because of uncertainties associated with the use of the California NOLs, we have not included these amounts. In addition, as of March 12, 2010, Power-One has experienced aggregate transfers of Capital Stock in excess of 30%, meaning that if Power-One were to experience additional qualifying transfers of Capital Stock of less than 20% in the aggregate, Power-One's use of its NOLs would be significantly limited.

Q     How will the Reorganization be effected?

A
To effect the Reorganization, we will form two new subsidiaries—New Power-One and Power-One Merger Sub. They will both be Delaware corporations, like the Company. The plan of reorganization calls for a two-step merger, whereby (i) an initial merger occurs between the Company and Power-One Merger Sub resulting in the Company surviving and becoming a wholly owned subsidiary of New Power-One (the "First Merger"); and (ii) immediately following the completion of the First Merger, a merger between the Company and New Power-One occurs, with New Power-One as the surviving entity (the "Second Merger"). For purposes of this proxy statement, we refer to the final surviving company as New Power One, however it will be renamed immediately to have our existing name, "Power-One Inc." The attached proxy statement/prospectus includes (on pages 22 and 23) diagrams of the proposed transaction in addition to a detailed description of the proposed Reorganization.

Q     What will I receive in the Reorganization for my shares of Capital Stock?

A
Each holder of shares of Common Stock will be deemed to have received one share of common stock of New Power-One as a result of the automatic conversion of each share of Common Stock that such stockholder holds at the effective time of the Reorganization. Each holder of shares of Preferred Stock will be deemed to have received one share of Series A Convertible Preferred Stock of New Power-One as a result of the automatic conversion of each share of Preferred Stock that such stockholder holds at the effective time of the Reorganization. Any accrued but unpaid dividends on the Preferred Stock immediately prior to the effective time of the Reorganization shall be the accrued and unpaid dividends on the Series A Convertible Preferred Stock of New Power-One and shall thereafter be the obligations of New Power-One.

Q     What will be the name of the new company following the Reorganization?

A
Following the Reorganization, New Power-One will change its name to "Power-One, Inc." and its common stock will be listed on The NASDAQ Global Market for trading under the symbol "PWER."

Q     Who will be the directors and executive officers of New Power-One after the Reorganization?

A
Immediately after the Reorganization, the directors and executive officers of New Power-One will be the same directors and executive officers that served the Company immediately prior to the Reorganization.

Q     What will be the business of New Power-One after the Reorganization?

A
After the Reorganization, New Power-One's business and operations will be the same as the business and operations of Power-One, and New Power-One's consolidated assets and liabilities immediately following the Reorganization will be the same as the consolidated assets and liabilities of the Company immediately prior to the Reorganization.

Q     Will I have appraisal rights in connection with the Reorganization?

A
The holders of the Common Stock are not entitled to appraisal rights under Delaware law.

Q     What do I need to do to exchange my shares of Common Stock for shares of New Power-One after the Reorganization?

A
If the Reorganization is completed, your shares of Common Stock (whether represented by certificates or not) will be automatically converted into the same number of shares of New Power-One common stock. Initially, the shares of New Power-One common stock will not be represented by certificates, but rather will exist as entries on the record books of New Power-One's transfer agent. If you hold certificates for your shares of Common Stock, as soon as practicable following completion of the Reorganization, an exchange agent appointed by New Power-One will send you a letter of transmittal explaining how to exchange your certificates that represented shares of Power-One Common Stock for certificates representing shares of New Power-One common stock.

  If you hold shares of Common Stock that are not represented by certificates, your shares will automatically be converted into uncertificated shares of New Power-One common stock. In addition, within a reasonable time following the issuance or transfer of shares of New Power-One common stock, New Power-One will send to each record holder of uncertificated shares a written notice containing the information set forth in the applicable legend affixed to the certificates for shares of New Power-One common stock, as required by Delaware law.

Q     What if I fail to exchange my shares of Common Stock for common stock of New Power-One?

A
If the Reorganization is completed, your shares of Power-One Common Stock will automatically be converted into the same number of shares of New Power-One common stock. Initially, the shares of New Power-One common stock will not be represented by certificates, but rather will exist as entries on the record books of New Power-One's transfer agent. If you fail to surrender your Power-One Common Stock certificates, you will not receive New Power-One common stock certificates. In this case, your shares of New Power-One common stock will continue to be represented in uncertificated form as entries on the record books of New Power-One's transfer agent.

Q     Will the common stock of New Power-One be publicly traded?

A
Yes. After the Reorganization, New Power-One's common stock will be listed on The NASDAQ Global Market for trading under the symbol "PWER." (The Common Stock is currently traded under this same symbol on The NASDAQ Global Market.) The Company will not complete the

  Reorganization unless and until New Power-One's common stock is approved for listing on The NASDAQ Global Market.

Q     What if the Reorganization is not approved by the stockholders?

A
The Reorganization will not occur and you will continue to hold shares of Capital Stock. The Company will not have the same ability to prohibit transfers that could lead to or cause an ownership change had the Company completed the Reorganization, but the Company's existing rights plan will remain in effect. An ownership change could severely limit the Company's ability to use the NOLs.

Q     What are the U.S. federal income tax consequences of the Reorganization on the stockholders of the Company?

A
Stockholders generally will for federal income tax purposes (1) recognize no gain or loss upon the conversion of their shares of Capital Stock into shares of capital stock of New Power-One; (2) have an initial tax basis in the stock of New Power-One that is the same as their adjusted tax basis in their existing Power-One stock; and (3) have a holding period for the stock of New Power-One that includes their holding period for their existing stock of the Company. Please see the section "Certain Federal Income Tax Consequences," below, for further information.

THE TRANSFER RESTRICTIONS

Q     What is the purpose of the transfer restrictions?

A
The purpose of the transfer restrictions is to help preserve the long-term value to the Company of its accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of New Power-One's stock in excess of amounts that, because of provisions of the Internal Revenue Code, could inhibit New Power-One's ability to use these NOLs to reduce its future U.S. income tax liability. The NOLs are substantial. In respect of U.S. federal income taxes alone, the NOLs represent approximately 30% of Power One's total after tax assets and 33% of Power-One's after tax market capitalization.

Q     What transfers will the proposed restrictions prohibit?

A
With limited exceptions, the proposed transfer restrictions would restrict any person from buying New Power-One's stock (or any direct or indirect interest in New Power-One's stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a "group" under federal tax law) owning 5% or more of New Power-One's outstanding stock. The purpose of these restrictions is to limit direct or indirect transfers of stock of New Power-One that would affect the percentage of stock that is treated as being owned by "5% stockholders" (within the meaning of section 382 of the Internal Revenue Code).

Q     How will the restrictions affect me if I already own more than 5% of the Company's stock?

A
If you already own more than 5% of the Company's stock, you would be able to transfer your shares following the Reorganization under the same conditions as any other stockholder; however, you would not, subject to certain exceptions, be permitted to directly or indirectly acquire additional capital stock of New Power-One. Notwithstanding the foregoing, following the Reorganization, shares can be transferred to Silver Lake Sumeru and its affiliates so long as the transfers do not cause Silver Lake Sumeru to be in breach of the transfer restrictions it previously agreed to with us, which would survive the Reorganization.

Q     How will the transfer restrictions apply to me if I own less than 5% of the Company's stock?

A
The Transfer Restrictions would not limit your ability to transfer your shares of capital stock of New Power-One, provided you do not intentionally transfer the shares to an existing 5% stockholder or to a person who would become a 5% stockholder as a result of the transfer. However, you would not, subject to certain exceptions, be permitted to increase your ownership in New Power-One to 5% or more.

  If a purchaser of stock inadvertently reaches the 5% threshold, such transfer would be void as of the date of the transfer, and the transferee would not be recognized as the owner of the shares at or in excess of the 5% threshold and the transferee would be required to dispose of such excess shares. However, an intentional violation of the transfer restrictions could further subject such person to liability for all damages suffered by New Power-One as a result of such violation.

Q     May the holders of the 8% Senior Secured Convertible Notes convert their notes into common stock if upon conversion the noteholder would acquire more than 5% of the Company's stock?

A
Yes, the transfer restrictions would permit New Power-One's issuance of common stock to such a converting noteholder; however, to the extent such noteholder would acquire 5% or more of New Power-One, such transfer could result in the limitation of the Company's NOLs.

Q     How long will the transfer restrictions remain in effect?

A
The transfer restrictions will remain in effect until the Company's NOLs are no longer available to reduce the Company's future U.S. income tax liability, which should be the earlier of full usage of the NOLs or their expiration. The Company estimates that the latest date of expiration of the current NOLs is 2029.

Q     Will the transfer restrictions apply to me if I vote against the Reorganization?

A
Yes, if a majority of (i) holders of the Company's Capital Stock, voting together, and (ii) holders of the Preferred Stock, voting as a separate class, approve the Reorganization, your stock will be subject to the transfer restrictions even if you vote against the Reorganization.

Q     Can I sell my shares before the Annual Meeting without being subject to the transfer restrictions?

A
Transfers of the Common Stock or Preferred Stock prior to the completion of the Reorganization will not be subject to the new charter's transfer restrictions. However, as announced on April 27, 2009, Power-One has amended and restated its existing rights plan so that it would be triggered if any one individual or entity (or certain groups of individuals or entities) directly or indirectly acquires 4.9% or more of Power-One's Common Stock. Therefore, the rights plan may limit your ability to transfer your shares of Common Stock to certain purchasers.

Q     Will the Board of Directors be able to make exceptions for transfers that would otherwise be restricted?

A
Yes, the Board of Directors will have the discretion to approve some transfers that would otherwise be restricted.

Q     Are there risks that I should consider in deciding on how to vote on the Reorganization?

A
Yes, you should carefully read this proxy statement/prospectus, including the factors discussed in the section titled "Risk Factors of the Reorganization" beginning on page 33.

 VOTING

Q     What vote is required to approve the Reorganization?

A
The affirmative vote of (i) the holders of a majority of the voting power of Company's outstanding shares of Common Stock and Preferred Stock (voting on an "as if converted to Common Stock" basis to the extent the aggregate voting power of Silver Lake Sumeru, the holder of the Preferred Stock, does not exceed 19.9% of the votes that may be cast by all outstanding Common Stock and Preferred Stock), voting together as a single class, and (ii) the holders of a majority of our outstanding shares of Preferred Stock, voting as a separate class, is required to approve the Reorganization. Silver Lake Sumeru, the holder of the Preferred Stock, has stated that it intends to vote in favor of the Reorganization.

  The amendment to the rights plan, unlike the Reorganization proposal, was not submitted to the Company's stockholders for approval and, if the Reorganization is approved, the rights plan will terminate. A vote in favor of the Reorganization will in effect be a vote in favor of the transfer restrictions.

Q     What vote is required to approve the Amendment and Restatement of the 2004 Stock Incentive Plan?

A
The amendment and restatement of the 2004 Plan will be approved if a majority of the voting power of the shares of the Common Stock and Preferred Stock represented at the Annual Meeting and are eligible to vote, voting together as a single class, approve the amendment and restatement of the 2004 Plan.

Q     What vote is required for the election of directors?

A
Common Stock Directors are elected by a plurality of the votes cast. In respect of the six nominated Common Stock Directors, the Company has adopted a "majority vote" policy for uncontested elections of directors, pursuant to which, each nominee must tender to the Board an irrevocable resignation conditioned upon the nominee not receiving a number of votes cast in favor of such nominee's election at the Annual Meeting that is greater than the number of votes withheld from such nominee's election by holders of the Common Stock. Each of the two Preferred Stock Director nominees will be elected if a majority of votes held by Silver Lake Sumeru, the holder of the Preferred Stock, vote in favor of such nominee's election at the Annual Meeting.

Q     What vote is required for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year?

A
Deloitte & Touche LLP will be ratified as the Company's independent accountant for the 2010 fiscal year if a majority of the voting power of the shares of the Common Stock and Preferred Stock represented at the Annual Meeting and eligible to vote, voting together as a single class, ratify the Board of Director's appointment of Deloitte & Touche LLP.

Q     Who is soliciting my proxy?

A
The Company's Board of Directors.

Q     How does the Board of Directors recommend that I vote at the Annual Meeting?

A
The Company's Board of Directors recommends that you vote "FOR" the adoption of the plan of reorganization, "FOR" the amendment and restatement of the 2004 Plan, "FOR" the election of the Common Stock Directors, and for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year.

Q     How is my vote counted if I vote by proxy?

A
If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting to be held on [            ], 2010. You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals One (the Reorganization), Two (the amendment and restatement of the 2004 Plan), and Four (ratification of the appointment of Deloitte & Touche LLP). You may vote "FOR" all Common Stock Director nominees, or to "WITHHOLD" voting authority with respect to one or all the Common Stock Director nominees. If you fail to vote "FOR" the Reorganization, or you "ABSTAIN" from voting on the Reorganization, it has the same effect as a vote "AGAINST" the Reorganization. If you "WITHHOLD" authority with regard to any of the Common Stock Director nominees, your vote on this proposal will not be counted in determining its outcome. If you "ABSTAIN" from voting on the amendment and restatement of the 2004 Stock Incentive Plan or the ratification of the appointment of Deloitte & Touche LLP your vote on such proposal in which you abstained will be treated as a vote against the amendment and restatement of the 2004 Stock Incentive Plan or the ratification of Deloitte & Touche LLP, as applicable.

Q     If my shares are held in "street name," will my broker be able to vote my shares?

A
Yes, but only if you provide instructions to your broker on how to vote on the plan of reorganization, the amendment and restatement of the 2004 Plan and the election of Common Stock Directors. Brokers will have discretionary authority solely to vote on the ratification of the appointment of Deloitte & Touche LLP and on adjournment.

Q     Can I change my vote after I have mailed my signed proxy card?

A
Yes, you may change your vote at any time before your shares are voted at the Annual Meeting by (a) delivering a written notice of revocation dated later than the date on your returned Proxy Card, (b) signing another Proxy Card with a later date and returning it prior to the meeting, (c) attending the meeting in person and casting your vote (attendance at the meeting does not, by itself, revoke your earlier proxy), or (d) submitting your proxy via telephone on a date later than the date of your returned Proxy Card. Any written notice of revocation, or later dated Proxy Card, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Corporate Secretary.

Q     Whom can I contact with questions about the Reorganization or the Annual Meeting?

A
If you have questions about the Reorganization or the Annual Meeting or would like additional copies of this proxy statement/prospectus, you should contact Power-One's proxy solicitation agent, Innisfree M&A Incorporated, at (888) 750-5834. Banks and brokers can call collect at 212-750-5833 if they have any questions.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus regarding the proposed Reorganization and may not contain all of the information that may be important to you in evaluating the proposed Reorganization. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information appearing elsewhere in this proxy statement/prospectus and in the appendices. To understand fully the proposed Reorganization, you are strongly encouraged to read this proxy statement/prospectus, the appendices and the Company's annual report to stockholders that accompanies this proxy statement/prospectus. Page references are included in this summary to direct you to a more complete discussion in this proxy statement/prospectus.

Power-One (see page 20)	The Company is a leading provider of renewable energy and energy-efficient power conversion and power management solutions for alternative/renewable energy, routers, data storage and servers, wireless communications, optical networking, semiconductor test equipment, industrial markets and custom applications. The Company's principal place of business is at 740 Calle Plano, Camarillo, California 93012, telephone: (805) 987-8741.
Reason for the Reorganization (see page 33)

The Reorganization is intended to preserve the long-term value of Power-One's net operating loss carryforwards (NOLs), which can be used to reduce its future U.S. income tax liability. Under current tax laws, an ownership change could severely limit Power-One's ability to use these valuable tax benefits. As a result of the Reorganization, New Power-One's (which will be the surviving corporation following the Reorganization) stock would be subject to transfer restrictions intended to decrease the risk that an ownership change would occur. While, as announced on April 27, 2009, Power-One has amended its rights plan to assist in protecting these NOLs, we believe the Reorganization and the transfer restrictions that will be imposed thereby will be a more effective way to preserve this important asset. Therefore, if the Reorganization is approved, the rights plan will terminate upon closing of the Reorganization.

Reorganization (see page 21)

As depicted in the diagrams on pages 22 and 23, in the Reorganization, first, Power-One Merger Sub will merge with and into Power-One, with Power-One being the surviving corporation, and immediately following such first merger, Power-One will merge with and into New Power-One, with New Power-One surviving. As a result, Power-One will cease to exist, although New Power-One will rename itself to "Power-One, Inc." following the Reorganization.

At the effective time of the Reorganization,
• each share of your Common Stock will be automatically converted into one share of common stock of New Power-One;

• each share of stock of New Power-One will be subject to the transfer restrictions, whether or not you vote in favor of the Reorganization;
• each share of Power-One Merger Sub common stock held by New Power-One will be cancelled; and
• each share of common stock of New Power-One held by Power-One will be cancelled.

After the Reorganization, outstanding options and warrants to purchase Common Stock, the notes and Preferred Stock convertible into Common Stock will be exercisable or convertible, as applicable, only for shares of common stock of New Power-One.

The terms of New Power-One's common stock and preferred stock as in effect immediately prior to the Reorganization will be identical in all respects to the Company's outstanding Common Stock and Preferred Stock, as applicable, except for the transfer restrictions described below under the section entitled "Risks To The Company From Potential Transfers."

Completion of the Reorganization may be deferred or terminated by the Company's Board of Directors or an authorized officer following the Annual Meeting if the Board of Directors or an authorized officer determines that deferral or termination would be in the best interests of the Company and its stockholders.

If the Reorganization is implemented, the number of authorized shares of stock of New Power-One will be 330,000,000 (consisting of 300,000,000 common shares and 30,000,0000 preferred shares) and approximately 88,369,957 common shares and 23,625 preferred shares outstanding, which is the same capitalization structure of Power-One immediately prior to the Reorganization.

Management of New Power-One (see page 24)

Immediately after the Reorganization, the executive officers and the directors of New Power-One will be the executive officers and directors who served as executive officers and directors of the Company immediately prior to the Reorganization. The compensation and benefits paid to the directors and executive officers of New Power-One as a result of the Reorganization will be the same as the compensation and benefits approved for directors and executive officers by the Compensation Committee of the Board of Directors prior to the Reorganization.

Listing of New Power-One's common stock (see page 22)

From and after the effective time of the Reorganization, Power-One's Common Stock will be delisted and cease to trade, and New Power-One's common stock will be listed for trading on The NASDAQ Global Market under the symbol "PWER"—the same symbol under which the Common Stock now trades. These actions will take immediate effect upon consummation of the Reorganization.

Conditions to the Reorganization (see page 25)	The Reorganization is subject to the satisfaction of the following conditions:
• approval by the vote of the holders of a majority of the voting power of the Company's issued and outstanding Common Stock and Preferred Stock, voting together as a single class;
• approval by the vote of the holders of a majority of the voting power of the Company's issued and outstanding Preferred Stock, voting as a separate class;
• receipt of an opinion from counsel with respect to the binding nature of the transfer restrictions under Delaware law;
• the filing of the certificates of designation to the certificate of incorporation of New Power-One with the Secretary of State of Delaware;
• New Power-One's common stock having been approved for listing by The NASDAQ Global Market;
• this proxy statement/prospectus shall have been declared effective and no stop order is in effect with respect thereto; and
• obtaining any other consents, approvals or authorizations deemed necessary or appropriate.
Effective Time (see page 25)

The Reorganization will become effective immediately upon the filing of certificates of merger with the Secretary of State of Delaware in respect of each of the First Merger and the Second Merger (or at such later time that may be specified in such certificate of merger), which the Company expects to occur promptly following approval of the Reorganization at the Annual Meeting.

Transfer Restrictions (see page 30)

Subject to certain exceptions described elsewhere in this proxy statement/prospectus, the transfer restrictions will prohibit the direct or indirect sale, transfer, or disposition of any stock of New Power-One if the effect would be to:

• increase the direct or indirect ownership of New Power-One stock by any person (or group) from less than 5% to 5% or more of the stock of New Power-One; or

• increase the percentage of New Power-One stock owned directly or indirectly by a person (or group) owning or deemed to own 5% or more of the stock of New Power-One.

Any transfer that violates the transfer restrictions will be void as of the date of the purported transfer, and the purported transferee will not be recognized as the owner of the stock. Any stockholder who knowingly violates the transfer restrictions could be potentially liable for any and all damages suffered by New Power-One as a result of the violation.

The transfer restrictions will include the right to require a proposed transferee to provide all information reasonably requested regarding such person's ownership of common stock of New Power-One.

Notwithstanding the foregoing, Silver Lake Sumeru and its affiliates will be permitted to acquire additional shares of common stock of New Power-One so long as, after giving effect to such transfers to Silver Lake Sumeru, Silver Lake Sumeru would not be in breach of the transfer restrictions it has already agreed to with us, which would survive the Reorganization.

The transfer restrictions will remain in effect until New Power-One's board of directors determines that the NOLs are no longer available to reduce the Company's future U.S. income tax liability, which should be the earlier of full usage of the NOLs or their expiration. The Company estimates that the latest date of expiration of the NOLs is currently 2029.

In addition, in certain circumstances New Power-One's board of directors will have the authority to eliminate, or modify certain terms of, the transfer restrictions.

For stockholders who hold shares of Common Stock that are not represented by certificates, New Power-One will within a reasonable time following the completion of the Reorganization send to each record holder of such uncertificated shares a written notice containing the information set forth in the applicable legend affixed to certificated shares of New Power-One common stock in accordance with Delaware law.

Each certificate of New Power-One's stock issued in the Reorganization will bear a legend that indicates that subsequent transfers of New Power-One's stock will be subject to the transfer restrictions.

As of March 12, 2010, the Company's directors and executive officers beneficially owned 3,991,161 shares of the Company's outstanding Common Stock, representing approximately 4.5% of the outstanding votes of Common Stock.

Tax Consequences (see page 26)

The Company's stockholders will generally recognize neither gain nor loss for federal income tax purposes as a result of the Reorganization; however, you should consult your own tax adviser to determine the specific tax consequences of the Reorganization to you.

Please see the section "Certain Federal Income Tax Consequences," below, for further information.
Accounting Consequences (see page 28)

The consolidated assets, liabilities, stockholders' equity and income of New Power-One immediately after the Reorganization will be the same as those of Power-One immediately prior to the Reorganization.

Rule 144 and Section 13(d) of the Exchange Act (see page 28)

Sales under Rule 144 of common stock of New Power-One received in the Reorganization will not be any different than sales of Common Stock under Rule 144, except that the average weekly reported volume of trading in Common Stock may not be taken into account by holders of common stock of New Power-One for purposes of Rule 144(e)(1) and (2).

Power-One's prior reports will be taken into account in determining New Power-One's compliance with the current public information requirements of Rule 144(c)(1). In addition, for purposes of resales by affiliates of Power-One under Rule 145, you will be able to tack on to the common stock of New Power-One the period of time during which you held Common Stock for purposes of Rule 144(d).

Stockholders of Power-One who have filed statements on Schedule 13D or Schedule 13G reporting beneficial ownership of Common Stock of Power-One will not be required to make additional or amended filings of such statements as a result of the Reorganization.

Exchange of Certificates and the Reorganization (see page 26)

At the effective time of the Reorganization, the shares underlying certificates representing the Common Stock will be deemed automatically converted into shares of common stock of New Power-One. Similarly, the shares underlying certificates representing the Preferred Stock will be deemed automatically converted into shares of preferred stock of New Power-One. The Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Power-One's stock will be asked to surrender to the Company's transfer agent certificates representing Power-One's stock in exchange for certificates representing New Power-One's stock in accordance with the procedures set forth in a letter of transmittal that will be delivered to the Company's stockholders. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL

Interests of Directors and Executive Officers (see page 28)

Certain of the Company's executive officers and directors own the Common Stock and/or options to purchase shares of the Common Stock and, to that extent, their interest in the Reorganization is the same as that of the other holders of the Common Stock.

Risk Factors (see page 33)

There are risks and uncertainties related to the Reorganization that you should carefully consider in deciding how to vote on the Reorganization. If any of these risks occur, the Company's business and the value of the Company's stock could be materially adversely affected.

Appraisal Rights (see page 26)	Under Delaware law, the holders of the Common Stock are not entitled to appraisal rights.
Expenses (see page 28)	All expenses related to the Reorganization will be paid by the Company whether or not the plan of reorganization is adopted by the Company's stockholders.
Vote Required (see page 17)

The affirmative vote of the holders of a majority of the voting power of (i) Company's outstanding shares of Common Stock and Preferred Stock (voting on an "as if converted to Common Stock" basis to the extent the aggregate voting power of Silver Lake Sumeru, the holder of the Preferred Stock, does not exceed 19.9% of the votes that may be cast by all outstanding Common Stock and Preferred Stock), voting together as a single class, and (ii) Company's outstanding shares of Preferred Stock, voting as a separate class, is required to adopt the plan of reorganization. Silver Lake Sumeru, the holder of the Preferred Stock, has stated that it intends to vote in favor of the adoption of the plan of reorganization.

Recommendation (see page 35)	The Board of Directors of Power-One recommends you vote "FOR" the adoption of the plan of reorganization.

Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by submitting a proxy by telephone, or you may vote in person at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement/prospectus is furnished in connection with the solicitation by the Board of Directors of Power-One, Inc. ("Power-One" or the "Company") of proxies for use at the 2010 Annual Meeting of Stockholders to be held at the principal executive offices of Power-One, Inc., 740 Calle Plano, Camarillo, California 93012 on [            ], 2010 at 8:00 a.m., pacific daylight time, and any adjournment(s) or postponement(s) thereof.

        This proxy statement/prospectus, the Notice of the 2010 Annual Meeting and the form of proxy were first mailed to stockholders on or about [                        ], 2010.

Proposals to be Considered

        At the Annual Meeting, the Company will ask its stockholders to:

  (1)
  consider and vote upon a proposal to adopt a plan of reorganization intended to better protect the Company's substantial net operating loss carryforwards ("NOLs") by engaging in a two step merger, following which the Company will be merged with and into New Power-One, Inc. ("New Power-One"), a newly formed company to be renamed "Power-One, Inc," and each outstanding share of the common stock, par value $0.001 per share, of the Company (the "Common Stock") will be automatically converted into one share of New Power-One common stock, and each outstanding share of the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock," and together with the Common Stock, the "Capital Stock") will be automatically converted into one share of New Power-One Series A Convertible Preferred Stock (collectively, the "Reorganization");

  (2)
  approve the amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan");

  (3)
  elect the members of the Board of Directors, subject to the right of the holders of the Preferred Stock to separately elect two directors; and

  (4)
  ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Power-One for the 2010 fiscal year;

        If any other matters should properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment. If it becomes necessary to solicit additional proxies, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with the recommendation of the Board of Directors to adjourn and postpone the Annual Meeting.

Recommendation of the Board of Directors

        The Board of Directors has approved the agreement and plan of reorganization and recommends that the stockholders vote "FOR" the adoption of the plan of reorganization, "FOR" the amendment and restatement of the 2004 Plan, "FOR" the election of the Board of Directors' nominees for directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2010. Each director has advised the Company that he plans to vote all of his shares of Common Stock in favor of the Reorganization.

This Proxy Solicitation

        Any stockholder giving a proxy for the 2010 Annual Meeting may revoke it at any time prior to the voting thereof by (a) delivering a written notice of revocation dated later than the date on your returned Proxy Card, (b) signing another Proxy Card with a later date and returning it prior to the meeting, (c) attending the meeting in person and casting your vote (attendance at the meeting does not, by itself, revoke your earlier proxy), or (d) submitting the stockholder's proxy via telephone on a date later than the date of the returned Proxy Card. Any written notice of revocation, or later dated Proxy Card, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Corporate Secretary.

        If you have questions about the 2010 Annual Meeting or the Reorganization, including the procedures for voting your shares, you should contact the Company's proxy solicitation agent, Innisfree M&A Incorporated, at (888) 750-5834. Banks and brokers can call collect at 212-750-5833 if they have any questions.

        The Company will bear all costs of soliciting proxies including reasonable mailing expenses incurred by brokers and other persons holding stock in the a broker's name or in the names of nominees to obtain the proxies of the beneficial owners of such stock.

Voting Your Shares

        Stockholders may vote in person at the Annual Meeting or by proxy, as instructed on the Proxy Card. To vote by proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the proxy holders named on the Proxy Card to vote your shares according to your instructions. Proxy Cards signed and returned without voting instructions will be voted by the proxy holders in favor of each proposal. The proxy holders will vote at their discretion on other matters that properly come before the stockholders at the Annual Meeting. The inspector of elections will count all votes cast in person or by proxy at the Annual Meeting.

        Stockholders who hold shares registered in the name of a broker or other nominee may generally only vote pursuant to the instructions given to them by their broker or other nominee. If you hold shares registered in the name of a broker or other nominee, generally the nominee may only vote your shares as you direct the nominee, pursuant to the instructions given to you by the nominee. However, if the nominee has not timely received your directions, the nominee may vote on matters for which it has discretionary voting authority. Brokers will NOT have discretionary voting authority to vote on the plan of reorganization (Proposal One), the Stock Plan Amendment (Proposal Two) and the Election of Directors (Proposal Three). Brokers will have discretionary voting authority to vote on Proposal Four, the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Power-One for the 2010 fiscal year. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. In order to vote their shares by attending the Annual Meeting, as opposed to directing their broker or nominee to vote their shares, stockholders who hold shares registered in the name of a broker or other nominee generally must bring to the Annual Meeting a legal proxy from the broker or nominee authorizing them to vote the shares.

Quorum

        To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock must be represented, in person or by proxy, at the meeting. Votes may be cast for or against proposals or you may abstain from voting on an item, except with respect to the election of directors. Directors shall be elected by a plurality of the votes cast at any Annual Meeting by stockholders entitled to vote thereon. Moreover, the Company has adopted a majority voting policy described below (see "Proposal Three—Election of Directors") that applies if a Common Stock Director nominee is elected according to the above voting standard, but a majority of the votes cast are "withheld" from his or her election. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Vote Required

        As of March 12, 2010, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the 2010 Annual Meeting, the Company had 88,369,957 shares of common stock, $0.001 par value per share (the "Common Stock"), and 23,625 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Preferred Stock," and together with the Common Stock, the "Capital Stock"), outstanding and entitled to vote. Each holder of Common Stock at the close of business on March 12, 2010 will be entitled to one vote for each share held of record. The aggregate shares of outstanding Preferred Stock are convertible into 17,500,000 shares of Common Stock.

        For purposes of the discussion below, broker non-votes refer to situations where shares are held in "street" form through a broker or similar market intermediary rather than in the stockholder's own name and the broker or similar market intermediary is not instructed by the stockholder on how to vote on non-routine matters. The broker or other intermediary is authorized to vote the shares on routine matters, such as the ratification of the independent registered public accounting firm, but may not vote on non-routine matters without the beneficial stockholder's express authorization. Broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the votes cast on any non-routine proposal. Broker non-votes may not be voted in favor of Proposal One, Proposal Two or Proposal Three, as each such proposal is non-routine.

  Proposal One—Reorganization

        The affirmative vote of (i) the holders of a majority of the voting power of Company's outstanding shares of Common Stock and Preferred Stock (voting on an "as if converted to Common Stock" basis to the extent the aggregate voting power of Silver Lake Sumeru, the holder of the Preferred Stock, does not exceed 19.9% of the votes that may be cast by all outstanding Common Stock and Preferred Stock), voting together as a single class, and (ii) the holders of a majority of the Company's outstanding shares of Preferred Stock, voting as a separate class, is required to adopt the plan of reorganization. Silver Lake Sumeru, the holder of the Preferred Stock, has stated that it intends to vote in favor of the adoption of the plan of reorganization.

        Abstentions and broker non-votes will have the same effect as votes against the adoption of the plan of reorganization. In addition, the failure of a stockholder to return a proxy or to vote in person or to direct its broker or other nominee to vote its shares will have the effect of a vote against the adoption of the plan of reorganization. Brokers holding shares for beneficial owners cannot vote on the plan of reorganization without the owners' specific instructions. Accordingly, stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or other nominee.

  Proposal Two—Stock Plan Amendment

        The amendment and restatement of the 2004 Plan will be approved if a majority of the voting power of the shares of the Common Stock and Preferred Stock represented at the Annual Meeting and eligible to vote, voting together as a single class, approve the amendment and restatement of the 2004 Plan.

        Abstentions will have the same effect as votes against the amendment and restatement of the 2004 Plan. Broker non-votes will be disregarded for purposes of the amendment and restatement of the 2004 Plan and thus such broker non-votes will have no effect on the outcome of this Proposal Two.

  Proposal Three—Election of Directors

        Common Stock Directors are elected by a plurality of the votes cast. The Company has adopted a majority voting policy for uncontested elections of the six Common Stock Directors (elections where the only nominees are those recommended by the Board of Directors). Under the Company's majority voting policy in uncontested elections, a Common Stock Director nominee shall be elected if the number of votes by holders of the Common Stock cast in favor of such nominee's election at the Annual Meeting of Stockholders is greater than the number of votes withheld from such nominee's election (a "Majority Vote"). It is the Company's policy that in order to be nominated for election or re-election to the Board, each Common Stock Director nominee must tender to the Board an irrevocable resignation conditioned upon such nominee's failure to receive a Majority Vote at the Annual Meeting of Stockholders. In such circumstances, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board regarding whether the resignation should be accepted. The resignation becomes effective upon acceptance by the Board. Common Stock Directors shall be elected by a plurality of the votes cast at any Annual Meeting of Stockholders for which the Corporate Secretary of Power-One receives notice that a stockholder wishes to nominate a person for Common Stock Director and such notice complies with the advance notice requirements set forth in the Company's Bylaws and in the section below titled "Submission of Stockholder Proposals for the 2011 Annual Meeting." Shares may not be voted cumulatively for the election of directors.

        Each of the two Preferred Stock Director nominees will be elected if a majority of votes held by the holders of Preferred Stock, which are both affiliates of Silver Lake Sumeru, vote in favor of such nominee's election at the Annual Meeting.

  Proposal Four—Ratification of Independent Registered Public Accounting Firm

        Deloitte & Touche LLP will be ratified as the Company's independent registered public accounting firm for the 2010 fiscal year if a majority of the voting power of the shares of the Common Stock and Preferred Stock represented at the Annual Meeting and eligible to vote, voting together as a single class, ratify the Board of Director's appointment of Deloitte & Touche LLP. If you vote "AGAINST" the appointment of Deloitte & Touche LLP or you indicate "ABSTAIN" on your proxy card, your vote will count against the proposal.

        Abstentions will have the same effect as votes against this proposal. Broker non-votes will be disregarded for purposes of this proposal and thus such broker non-votes will have no effect on the outcome of this Proposal Four.

Other Matters

        The Company is not aware of any business other than that described below in this proxy statement/prospectus and in the Notice of Annual Meeting that will be presented for consideration or action by the stockholders.

Submission for Stockholder Proposals for the 2011 Annual Meeting

        Power-One anticipates that next year's Annual Stockholders' Meeting will take place on April 26, 2011. Any stockholder that satisfies the Securities and Exchange Commission's (the "SEC") requirements for submission of a proposal and that wishes to submit a proposal, including a proposed director nominee, should do so in writing on or before December 22, 2010 if they wish the proposal to be considered timely for inclusion in the Proxy Statement and form of proxy for the 2011 Annual

Stockholders' Meeting. The proposal must include the information required by the Company's Bylaws and must be submitted to the Corporate Secretary of Power-One, Inc. at:

  Power-One, Inc.
  Attn: Corporate Secretary
  740 Calle Plano
  Camarillo, California 93012

        The Company's proxy holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals. Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in the Proxy Statement for that meeting must be received by the Company's Corporate Secretary at the above address not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice of the date of the meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the meeting is given. Stockholder proposals must contain information required by Section 2.10 of the Company's Bylaws and comply with applicable legal requirements. Power-One's Bylaws are available via the "Governance—Introduction" link found under the main "Investors" link at www.power-one.com. The information on our website is not incorporated by reference into this proxy statement/prospectus. Alternatively, any stockholder may obtain a copy of the Company's Bylaws by submitting a written request to the Corporate Secretary at the above address. The Bylaw requirements in respect of stockholder proposals will not be effected if the Reorganization is approved.

        Any proposals received prior to the meeting that are appropriate for consideration by the Board of Directors and business properly raised at the Annual Meeting of Stockholders will be voted by the proxy holders in the manner deemed appropriate by the Board of Directors.

Stockholder Nomination of a Common Stock Director

        To make a recommendation for a Common Stock Director nominee, a holder of Common Stock must provide notice to Power-One's Corporate Secretary at the above address in accordance with the notice provisions for stockholder proposals set forth above. The notice shall contain (i) all of the information required by Section 3.13 of the Company's Bylaws, which requirements will be unaffected if the Reorganization is approved, which are available on the Company's website, (ii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) such person's written consent to serve as a Common Stock Director if elected and (iv) in accordance with the Company's majority voting policy, a statement that if elected, the nominee will promptly tender an irrevocable advance resignation conditioned upon such person's failure to receive a majority of stockholder votes in favor of such Common Stock Director's re-election at any future Annual Meeting of Stockholders where the election of Common Stock Directors is uncontested. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the qualification of the proposed nominee to serve as a Common Stock Director of the Company. No person shall be eligible for election as a Common Stock Director unless nominated in accordance with the procedures set forth herein. Only the holders of the Preferred Stock may nominate a Preferred Stock Director.

Delivery of Proxy Materials to Security Holders Sharing an Address.

        Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company's Annual Report on Form 10-K and this proxy statement/prospectus. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report and/or this proxy statement/prospectus to any stockholders at a shared address to which a single copy of the documents was delivered. Stockholders may notify the Company of their requests by calling or writing the Corporate Secretary at:

  Power-One, Inc.
  Attn: Corporate Secretary
  740 Calle Plano
  Camarillo, California 93012
  Phone: (805) 987-8741, ext. 4562

        Stockholders currently receiving multiple copies of the Annual Report and Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the phone number and address indicated above.

PROPOSAL ONE—THE REORGANIZATION

The Parties

  Power-One, Inc.

        Power-One is a Delaware corporation. Power One is a leading provider of renewable energy and energy-efficient power conversion and power management solutions for alternative/renewable energy, routers, data storage and servers, wireless communications, optical networking, semiconductor test equipment, industrial markets and custom applications. Power-One has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One will cease to exist after the Reorganization.

  New Power-One

        New Power-One is a newly formed Delaware corporation and wholly owned subsidiary of Power-One. New Power-One was formed for the purpose of effecting the Reorganization. New Power-One has no operating history and nominal assets, liabilities and capitalization. At the effective time of the Second Merger, Power-One will be merged with and into New Power-One, with New Power-One being the surviving corporation, although New Power-One will be renamed "Power-One, Inc." following the Reorganization.

  Power-One Merger Sub

        Power-One Merger Sub is a newly formed Delaware corporation and wholly owned subsidiary of New Power-One. Power-One Merger Sub was formed for the purpose of effecting the First Merger under the Reorganization. Power-One Merger Sub has no operating history and nominal assets, liabilities and capitalization and will cease to exist after the Reorganization.

        See the diagrams on pages 22 and 23 for a depiction of the pre- and post-Reorganization relationship of these parties.

        The principal place of business of each of Power-One, New Power-One and Power-One Merger Sub is located at 740 Calle Plano, Camarillo, California 93012, telephone: (805) 987-8741.

Agreement and Plan of Reorganization

        As depicted in the diagrams on pages 22 and 23, pursuant to the terms of the agreement and plan of reorganization:

  Reorganization

  •
  Power-One Merger Sub will be merged with and into Power-One, Power-One will survive as a wholly owned subsidiary of New Power-One and the separate existence of Power-One Merger Sub will cease (the "First Merger");

  •
  Immediately following the First Merger, Power-One will be merged with and into New Power-One, New Power-One will survive and the separate existence of Power One will cease (the "Second Merger");

  •
  New Power-One, as the surviving corporation, shall succeed (to the extent permitted by applicable law) to all of the rights, assets, liabilities and obligations of Power-One; and

  •
  Following the Reorganization, New Power-One will rename itself "Power-One, Inc."

  Conversion of Shares

  •
  Each share of Common Stock outstanding immediately prior to the Reorganization will be automatically converted into one share of common stock of New Power-One;

  •
  Each share of Preferred Stock outstanding immediately prior to the Reorganization will be automatically converted into one share of Series A Convertible Preferred Stock of New Power-One;

  •
  Each share of common stock of Power-One Merger Sub held by New Power-One will be automatically converted into one share of Common Stock of Power-One at the effective time of the First Merger;

  •
  Each share of common stock of New Power-One held by Power-One will be cancelled at the effective time of the First Merger;

  •
  Each share of common stock of Power-One held by New Power-One will be cancelled at the effective time of the Second Merger;

  •
  Each outstanding option and warrant to acquire Common Stock of Power-One will become an option or warrant, as applicable, to acquire an equal number of shares of common stock of New Power-One; and

  •
  New Power-One will assume and continue Power-One's 1996 and 2004 Stock Incentive Stock Plans and 2001 Stock Option Plan.

  Certificate of Incorporation and By-laws

  •
  The certificate of incorporation of New Power-One is substantially similar to the Company's current certificate of incorporation, except that the certificate of incorporation of New Power-One will include the transfer restrictions. A vote in favor of the Reorganization will in effect be a vote in favor of the transfer restrictions.

  •
  The by-laws of New Power-One will be substantially similar to the Company's current by-laws as in effect immediately before the Reorganization.

        The relative powers, designations, preferences, rights and qualifications of the common stock and preferred stock of New Power-One, as in effect immediately after the Reorganization, will be substantially equivalent to the Common Stock and Preferred Stock, respectively, except that the common stock and preferred stock of New Power-One will be subject to the transfer restrictions.

Listing of New Power-One's common stock

        The common stock of New Power-One will be approved for listing on The NASDAQ Global Market prior to the completion of the Reorganization. After the Reorganization, the common stock of New Power-One will be listed for trading on The NASDAQ Global Market under the symbol "PWER"—the same symbol under which the Common Stock now trades.

        Effective upon the consummation of the Reorganization, the Company's Common Stock will be delisted and cease to trade on The NASDAQ Global Market.

Structure Charts

        Depicted below are diagrams describing the Reorganization.

Current Power-One Structure	Step 1: Power-One Formed Subsidiaries

Step 2: First Merger	Structure After First Merger

**
Note, Power-One will be the surviving company of the First Merger with Power-One Merger Sub, and Power-One Merger Sub will cease to exist upon consummation of the First Merger.

Step 3: Second Merger	Post-mergers Structure

See pages 20-35 for a description of the Reorganization.

Certificate of Incorporation and By-laws

        The certificate of incorporation of New Power-One is substantially identical to the Company's certificate of incorporation, except that:

  •
  Power-One's certificate of incorporation does not contain the transfer restrictions that are included in Article Twelfth of the certificate of incorporation of New Power-One.

        The by-laws of New Power-One will be substantially identical to Power-One's by-laws as in effect immediately before the Reorganization.

Effect of the Reorganization on Stockholders

        After the Reorganization, the shares of common stock and preferred stock of New Power-One issued upon the Reorganization will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock and Preferred Stock, as applicable, now authorized. Each stockholder's percentage ownership of Power-One's Capital Stock immediately prior to the Reorganization will not be altered. The common stock and preferred stock of New Power-One issued pursuant to the Reorganization will remain fully paid and non-assessable. The Reorganization is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reorganization, New Power-One will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Board of Directors and Management

        Immediately after the Reorganization, the board of directors of New Power-One will consist of the six Common Stock Directors and two Preferred Stock Directors elected at this Annual Meeting, with the directors serving a one-year term until the next Annual Meeting of New Power-One.

        Immediately after the Reorganization, the board of directors of New Power-One will have committees identical to the committees currently established by the Company's Board of Directors, which, after the Reorganization, will have the same members as those appointed to the comparable committees immediately following the election of directors at this Annual Meeting. Each committee of New Power-One will have a charter that is identical to such committee's charter prior to the Reorganization.

        The individuals who are appointed to serve as executive officers by the directors elected at this Annual Meeting will be the executive officers of New Power-One immediately following the Reorganization, holding corresponding offices.

        The aggregate compensation and benefits of the present directors and executive officers of Power-One will not change as a result of the Reorganization and will be the same as the compensation and benefits for directors and executive officers approved by the Compensation Committee of the Board of Directors prior to the Reorganization.

Conditions to the Reorganization

        The consummation of the Reorganization is subject to the satisfaction or waiver of the following conditions:

  •
  receipt by Power-One of any consents, approvals or authorizations that Power-One deems necessary or appropriate;

  •
  approval of the Reorganization agreement by holders of a majority of the voting power of the issued and outstanding Common Stock and Preferred Stock of Power-One as of March 12, 2010, voting together as a single class;

  •
  approval of the Reorganization agreement by holders of a majority of the voting power of the issued and outstanding Preferred Stock of Power-One as of March 12, 2010, voting as a separate class;

  •
  approval for listing by The NASDAQ Global Market of New Power-One's common stock to be issued in the Reorganization;

  •
  receipt by Power-One of an opinion from Delaware counsel as to the binding nature of the transfer restrictions;

  •
  this proxy statement/prospectus shall have been declared effective and no stop order is in effect with respect thereto; and

  •
  the filing of the certificate of designation to the certificate of incorporation of New Power-One with the Secretary of State of Delaware.

        If the stockholders of Power-One do not approve the Reorganization, Power-One will continue to operate without the transfer restrictions in its charter, and New Power-One and Power-One Merger Sub will be dissolved. The Board will review and consider implementing any other mechanisms available to protect the NOLs it determines appropriate.

Deferral and Abandonment

        Completion of the Reorganization may be deferred by the Company's Board of Directors or any authorized officer following the Annual Meeting if the Board of Directors or an authorized officer determines that deferral would be in the best interests of Power-One and its stockholders. The Reorganization agreement may be terminated and the Reorganization abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the Board of Directors determines that consummation of the Reorganization would not, for any reason, be in the best interests of Power-One and its stockholders.

Effective Time

        The Reorganization will become effective immediately upon the filing of the certificates of merger with the Secretary of State of Delaware (or at such later time that may be specified in the certificate or certificates of merger). The Company expects that the certificates of merger will be filed and the Reorganization will be effective promptly following approval by the stockholders at the Annual Meeting.

Appraisal Rights

        Under Delaware law, no holder of shares of our Common Stock will have appraisal rights in connection with the Reorganization, because shares of our Common Stock are, and the shares of common stock of New Power-One to be issued in connection with the Reorganization will be listed on The NASDAQ Global Market.

Exchange of Stock Certificates

        Initially, the shares of common stock of New Power-One will not be represented by certificates, but rather will exist as entries on New Power-One's transfer agent's books. New Power-One will appoint an exchange agent for purposes of facilitating the exchange of certificates representing shares of our Common Stock for certificates representing shares of New Power-One common stock. As soon as practicable after the Reorganization, the exchange agent will mail to each holder of record of shares of Power-One Common Stock immediately prior to the Reorganization a letter of transmittal and instructions to surrender certificates representing such shares in exchange for certificates representing shares of New Power-One common stock. Upon proper surrender of a Power-One common stock certificate, the holder will be entitled to receive in exchange therefor a certificate representing a number of shares of New Power-One common stock equal to the number of shares of Power-One's Common Stock represented by the surrendered certificate. If a stockholder does not surrender its Power-One Common Stock certificates, such stockholder's shares of New Power-One common stock will continue to exist in uncertificated form. Holders of Power-One Common Stock certificates should not destroy their Power-One stock certificates and should not surrender such certificates to New Power-One until requested to do so.

        If a stockholder currently holds shares of Power-One Common Stock in uncertificated form, such stockholder will receive a notice of the completion of the Reorganization and the stockholder's shares of New Power-One common stock received in connection with the Reorganization will continue to exist in uncertificated form.

        From and after the effective time of the Reorganization and until exchanged in accordance with the provisions of the letter of transmittal, each stock certificate representing shares of Power-One Common Stock will not represent shares of New Power-One common stock, but instead, will only represent the right to receive a stock certificate representing the shares of New Power-One common stock into which such shares of Power-One Common Stock were converted by virtue of the Reorganization.

        Each stock certificate representing shares of New Power-One common stock and preferred stock will bear a legend that indicates that subsequent transfers of New Power-One's stock will be subject to the transfer restrictions, including the requirements for the forced sale of such stock under certain circumstances as described under the heading "Risks To The Company From Potential Transfers—Summary of Transfer Restrictions." In the case of uncertificated shares of New Power-One common stock, New Power-One will send to each record holder thereof a written notice containing the information set forth in such legend in accordance with Delaware law.

Certain Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax consequences relating to the Reorganization as of the date hereof. Except where noted, this summary deals only with a stockholder who holds their Capital Stock as a capital asset. This summary is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, which changes may or may not be retroactive.

        For purposes of this summary, a "U.S. holder" means a beneficial owner of Capital Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Capital Stock is a stockholder who is not a U.S. holder.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below.

        This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships; financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold Capital Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10 percent or more of the Company's voting stock; or a non-U.S. holder who is a U.S. expatriate, "controlled foreign corporation" or "passive foreign investment company."

        Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reorganization.

        If any entity classified as a partnership for U.S. federal income tax purposes holds Capital Stock, the tax treatment of an owner of such entity will generally depend on the status of the owner and the activities of the entity.

        Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reorganization, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

        To ensure compliance with Treasury Department Circular 230, each stockholder is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement/prospectus is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reorganization on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

        Generally, the Reorganization will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The aggregate adjusted basis of shares of New Power-One's stock held by a U.S. holder will be the same as the aggregate adjusted basis of the Capital Stock converted into such shares of New Power-One's stock. The holding period of a U.S. holder for the new, post-Reorganization shares of New Power-One's stock resulting from implementation of the Reorganization will include a U.S. holder's holding periods for the pre-Reorganization Capital Stock.

Accounting Consequences

        The consolidated assets and liabilities of New Power-One will be recorded at the historical cost of Power-One as reflected on the consolidated financial statements of Power-One immediately prior to the Reorganization. Accordingly, the consolidated financial statements of New Power-One immediately following the Reorganization will be the same as the consolidated financial statements of Power-One immediately prior to the Reorganization. For this reason, pro forma and comparative financial information regarding New Power-One and its consolidated subsidiaries giving effect to the Reorganization have not been included in this proxy statement/prospectus. Similarly, no selected historical pro forma and other financial data have been included in this proxy statement/prospectus because the Reorganization will have no effect on Power-One's historical consolidated financial statements.

Interests of Directors and Executive Officers in the Reorganization

        Many of the Company's directors and executive officers own Common Stock and/or options to purchase shares of Common Stock, and to that extent their interest in the Reorganization is the same as the interest in the Reorganization of the Company's stockholders generally.

        As of March 12, 2010, the Company's directors and executive officers beneficially owned 3,991,161 shares of the Company's outstanding Common Stock, representing approximately 4.5% of the outstanding shares of Common Stock. Each director and executive officer has advised the Company that he plans to vote all of his shares of Common Stock in favor of the adoption of the plan or reorganization. The affirmative vote of (i) the holders of a majority of the voting power of the Company's outstanding shares of Common Stock and Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the voting power of the Company's outstanding shares of Preferred Stock, voting as a separate class, is required to adopt the plan or reorganization. Silver Lake Sumeru, the holder of the Preferred Stock, has stated that it intends to vote in favor of the adoption of the plan of reorganization.

Transfer of Securities Under Rule 144 and Section 13(d) of the Exchange Act

        Sales under Rule 144 of common stock of New Power-One received in the Reorganization will not be any different than sales of Common Stock under Rule 144, except that the average weekly reported volume of trading in Common Stock may not be taken into account by holders of common stock of New Power-One for purposes of Rule 144(e)(1)(ii) and (iii) and 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)). After the common stock of New Power-One has traded for four calendar weeks after the effective time of the Reorganization, sales under Rule 144(e)(1)(ii) and (iii) and Rule 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)) will be permitted.

        In determining New Power-One's compliance with the current public information requirements of Rule 144(c)(1), Power-One's prior reports will be taken into account. In addition, for purposes of Rule 144(d) and resales by affiliates of Power-One under Rule 145, the holding period for New Power-One's common stock received in the Reorganization will commence on the date of acquisition of Power-One's Common Stock.

        Stockholders of Power-One who have filed statements on Schedule 13D or Schedule 13G reporting beneficial ownership of Common Stock of Power-One will not be required to make additional or amended filings of such statements as a result of the Reorganization.

Expenses

        All expenses related to the Reorganization, including fees and expenses of the Company's attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this proxy statement/prospectus, will be paid by the Company whether or not the plan of reorganization is adopted by the Company's stockholders.

 RISKS TO THE COMPANY FROM POTENTIAL TRANSFERS

Introduction

        As of March 12, 2010, the Company had unrestricted U.S. net operating losses to be used against future U.S. federal income taxes totaling approximately $314 million that the Company can carry forward as potential tax deductions until they expire between 2021 and 2029, which NOLs represent approximately 30% and 33% of the Company's total after tax assets and market capitalization, respectively. If the plan of reorganization is adopted, New Power-One will be able to carry forward and utilize the Company's NOLs to the same extent as the Company is able prior to the Reorganization.

        NOLs benefit the Company by offsetting U.S. federal taxable income dollar-for-dollar by the amount of the NOLs, thereby reducing or eliminating the Company's U.S. federal corporate income tax (other than the U.S. federal alternative minimum tax) on such income. The maximum U.S. federal corporate income tax rate is currently 35%. However, assuming that the Company can otherwise fully use its NOLs to reduce the Company's U.S. federal corporate income tax, the Company expects to be subject to the U.S. federal alternative minimum tax, which would result in 10% of the Company's alternative minimum taxable income being subject to the alternative minimum tax (currently at a rate of 20%). There are additional potential NOLs in the State of California; however, because of uncertainties associated with the use of the California NOLs, we have not included these amounts.

        The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an "ownership change," as defined in Section 382 of the Code and described in more detail below. An ownership change can occur through one or more direct or indirect acquisitions of the Company's stock by which stockholders or groups of stockholders, each of whom owns or is deemed to own directly or indirectly at least 5% of the Company's stock, increase their ownership of the Company's stock by more than 50 percentage points within a three-year period.

        While the Company has a rights plan, which it amended and restated on April 23, 2009, to assist in protecting the NOLs, the plan is principally a deterrent and deals only with the aftermath of an acquisition of stock. In other words, the Company currently does not have the ability to preclude certain transactions that could result in an ownership change. As a result, even an innocent or accidental acquisition without any intention of violating the rules of the rights plan could result in an ownership change. The Company's Board of Directors believes the best interests of Power-One and its stockholders will be served by adopting provisions that are designed to restrict direct and indirect transfers of the Company's stock if such transfers will create a new 5% stockholder or increase the percentage of stock that is treated as owned by a 5% stockholder. Among other things, these transfer restrictions help avoid certain potential ownership changes resulting from accidental or innocent acquisitions. In order to implement these transfer restrictions and enable the Company to preclude a transaction that would result in an ownership change of the Company, the Company must consummate the Reorganization so that the transfer restrictions can be included in the certificate of incorporation of New Power-One. This proxy statement/prospectus refers to these provisions as the "transfer restrictions."

        As of March 12, 2010, the Company does not believe that it has experienced an ownership change, but calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.

        The transfer restrictions will be included as Article Twelfth in the certificate of incorporation of New Power-One. Stockholders are urged to read carefully the accompanying Appendix B, which sets forth the complete text of the certificate of incorporation of New Power-One that will be in effect after the Reorganization.

Limitations on use of NOLs

        The benefit of the NOLs to the Company can be reduced or eliminated under Section 382 of the Code if the Company experiences an "ownership change," as defined in Section 382. Generally, an ownership change can occur through one or more acquisitions by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation's stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders (with the lowest percentage measured separately for each stockholder) at any time during the preceding three-year period. The amount of the increase in the percentage of stock ownership of each 5% stockholder is computed separately, and each such increase is then added together with any other such increases to determine whether an ownership change has occurred. For this purpose, all holders who own less than 5% of a corporation's stock are generally treated together as one 5% stockholder (although in some circumstances these smaller holders may be counted as two or more separate stockholders, with each being a "public group" and a separate 5% stockholder, for purposes of Section 382 of the Code). Transactions in the public markets among stockholders owning less than 5% of the equity securities generally do not affect the calculation of an ownership change (but can if a corporation has more than one public group). In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation's stock.

        For example, if a single investor acquired 50.1% of the Company's stock in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom directly or indirectly owned the Company's stock, each acquired slightly over 5% of the Company's stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an ownership change would occur.

        If the Company were to experience an ownership change, then the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs from periods prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable federal long-term tax exempt rate (this resulting product is referred to as the Section 382 limitation). If the Company experiences an ownership change for tax purposes, the Section 382 limitation would be reduced to zero in the event the Company was deemed to fail to continue the business enterprise that the Company engaged in before the ownership change for the two-year period following the ownership change. Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward and increase the available Section 382 limitation amount for the succeeding tax year. Thus, an ownership change could significantly reduce or eliminate the annual utilization of the Company's NOLs and cause a substantial portion or all of such NOLs to expire prior to their use.

Summary of Transfer Restrictions

        The following is a summary of the proposed transfer restrictions. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in Article Twelfth of the certificate of incorporation of New Power-One and set forth in the accompanying Appendix B. Stockholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Appendix B.

        Prohibited Transfers.    Subject to certain exceptions, the transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of stock of New Power-One that result from the transfer of interests in other entities that own stock of New Power-One) if the effect would be to:

  1.
  increase the direct or indirect ownership of New Power-One stock by any person (or group) from less than 5% to 5% or more of the stock of New Power-One; or

  2.
  increase the percentage of New Power-One stock owned directly or indirectly by a person (or group) owning or deemed to own 5% or more of the stock of New Power-One.

        Transfers included under the transfer restrictions include sales to persons (or groups) whose resulting percentage ownership (direct or indirect) of stock would reach or exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of stock would by attribution cause another person (or group) to reach or exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) will apply in determining whether a person or group of persons constitute a 5% stockholder under Section 382.

        For purposes of determining the existence and identity of, and the amount of stock owned by, any stockholder, New Power-One will be entitled to rely conclusively on (a) the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar SEC filings) as of any date and (b) New Power-One's actual knowledge of the ownership of its stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of stock, to provide all information reasonably requested regarding such person's direct and indirect ownership of New Power-One's stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of New Power-One's stock.

        As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of stock of New Power-One as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than New Power-One, such as an interest in an entity that, directly or indirectly, owns stock of New Power-One. The transfer restrictions will also apply to proscribe the creation or transfer of certain "options" (which are broadly defined by Section 382) in respect of New Power-One stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

        Silver Lake Sumeru and its affiliates will be able to acquire additional shares of common stock of New Power-One so long as, after giving effect to such transfers, Silver Lake Sumeru would not be in breach of the transfer restrictions it has already agreed to with us, which would survive the merger.

        Consequences of Prohibited Transfers.    Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer (or, in the case of an indirect transfer, the ownership of the direct owner of New Power-One's stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this proxy statement/prospectus, stock acquired in violation of the transfer restrictions is referred to as "excess stock."

        In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to New Power-One's agent along with any dividends or other distributions paid with respect to such excess stock. New Power-One's agent is required to sell such excess stock in an arms' length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by New Power-One's agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, equal to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to New Power-One's agent (except to the extent New Power-One grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had New Power-One's agent sold such shares).

        Any stockholder who knowingly violates the transfer restrictions could be held liable for any and all damages suffered by New Power-One as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

        With respect to any transfer of stock which does not involve a transfer of "securities" of New Power-One within the meaning of the Delaware General Corporation Law but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of New Power-One, but such 5% stockholder and/or any person whose ownership of securities of New Power-One is attributed to such 5% stockholder will be deemed to have been disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

        Modification and Waiver of Transfer Restrictions.    The board of directors of New Power-One will have the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. If the board of directors of New Power-One decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an ownership change that could limit the Company's use of the NOLs. As a condition to granting an exemption from the transfer restrictions, the board of directors may, but shall not be obligated to, require an opinion of counsel (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382 of the Code.

        In addition, in the event of a change in law, the board of directors of New Power-One will be authorized to eliminate the transfer restrictions, modify the applicable allowable percentage ownership interest (now 5%) or modify any of the terms and conditions of the transfer restrictions, provided that the board of directors of New Power-One concludes in writing that such change is reasonably necessary or advisable to preserve the NOLs or that the continuation of the affected terms and conditions of the transfer restrictions is no longer reasonably necessary for such purpose. The board of directors of New Power-One's determination in such circumstances would generally be based upon advice of tax counsel. Written notice of any such determination will be provided to stockholders.

        The board of directors of New Power-One may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of stock of New Power-One would jeopardize New Power-One's ability to preserve and use the NOLs.

Expiration of Transfer Restrictions

        The transfer restrictions will remain in effect until the NOLs are no longer available to reduce New Power-One's future U.S. income tax liability, which should be the earlier of full usage of the NOLs or their expiration. The current estimated latest date of expiration of the NOLs is 2029. The board of directors of New Power-One is permitted to accelerate or extend the expiration date of the transfer restrictions in the event of a change in the law.

Reasons for Transfer Restrictions

        The purpose of the transfer restrictions is to help preserve the long-term value of the Company's accumulated NOLs. The proposed transfer restrictions are designed to prohibit certain transfers of the Company's stock in excess of amounts that, because of provisions of the Code, could inhibit the Company's ability to use the Company's NOLs to reduce future U.S. income tax liability.

        The transfer restrictions may have anti-takeover effects because they will restrict the ability of a person or group from accumulating an aggregate of 5% or more of stock of New Power-One and the ability of persons or groups now owning 5% or more of stock of New Power-One from acquiring additional stock. The transfer restrictions are not in response to any effort to accumulate the Capital Stock or to obtain control of Power-One. The Company's Board of Directors considers the transfer restrictions to be reasonable and in the best interests of Power-One and its stockholders because the transfer restrictions reduce risks related to the Company's future use of the NOLs. In the opinion of the Company's Board of Directors, the fundamental importance to the Company's stockholders of maintaining the availability of the NOLs is a more significant consideration than the indirect "anti-takeover" effect the transfer restrictions may have or the cost and expense of preparing this proxy statement/prospectus, soliciting proxies in favor of the Reorganization and holding the Annual Meeting.

RISK FACTORS OF THE REORGANIZATION

        You should carefully consider the risk factors described below as well as other information provided to you in this proxy statement/prospectus in deciding how to vote on the Reorganization. If any of the following risk factors actually occur, the Company's business and the value of its Common Stock could be materially adversely affected. You should also consider the other information contained in or incorporated by reference into this proxy statement/prospectus, particularly the Company's Annual Report, which accompanies this proxy statement/prospectus and was filed with the SEC on March [19], 2010.

Risks Related to the Reorganization and Transfer Restrictions

The imposition of transfer restrictions may cause the market price of New Power-One's stock to decline.

        If the Reorganization is approved and completed, you will receive shares of stock of New Power-One as the parent company of Power-One after the Reorganization. These shares will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to the Capital Stock. It is possible that the transfer restrictions will have an adverse effect on the liquidity and market price of New Power-One's stock. Because of the implementation of the transfer restrictions, the Company cannot assure you that the market price of the shares of New Power-One's stock will be comparable to the market price of the Capital Stock. If the transfer restrictions are approved, they will remain in effect until the NOLs are no longer available to reduce New Power-One's future U.S. income tax liability, which should be the earlier of full usage of the NOLs or their expiration. The latest date of expiration of the NOLs is currently estimated to be 2029.

The transfer restrictions may impede or discourage efforts by a third party to acquire New Power-One, even if doing so would benefit New Power-One's stockholders.

        Although the transfer restrictions are designed as a protective measure to preserve a valuable corporate asset, the transfer restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the stockholders of New Power-One. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of stock of New Power-One at a premium above market prices. In addition, the transfer restrictions may, because of their consequential affect on voting rights, delay the assumption of control by a holder of a large block of the stock of New Power-One and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of New Power-One.

The transfer restrictions may not be enforceable, and an ownership change may occur with the result that the ability to use the NOLs could be severely limited.

        Although public companies with significant NOLs appear to be more frequently implementing actions similar to the Company's proposal to preserve their NOLs, and although the Company will not proceed without first receiving an opinion from Delaware counsel as to the binding nature of the transfer restrictions under Delaware law, the transfer restrictions still could be challenged, and a court could refuse to enforce them or to enforce them in some situations. We are not aware of any case successfully challenging comparable restrictions that were adopted in the same fashion as contemplated by the Reorganization. It also is possible that the tax authorities (including the IRS), although they have not previously done so, could take the position in the future that the transfer restrictions were not effective and did not protect the Company from an ownership change for tax purposes. Furthermore, transactions permitted under the transfer restrictions, such as transfers by pre-existing 5% stockholders, could trigger an ownership change for purposes of Section 382 and result in limitations on New Power-One ability to use the NOLs in the future despite the Reorganization.

Risks Related to the New Power-One's Future use of NOLs

Future legislation may result in New Power-One being unable to realize the tax benefits of the NOLs.

        It is possible that legislation or regulations will be adopted that would limit New Power-One's ability to use the tax benefits associated with the NOLs. However, the Company is not aware of any proposed changes in the tax laws or regulations that would materially impact the ability of New Power-One to use the NOLs.

New Power-One may not be able to make use of the existing tax benefits of the NOLs because New Power-One may not generate taxable income.

        The use of the NOLs is subject to uncertainty because it is dependent upon the amount of United States taxable income and capital gains generated by New Power-One. The Company has not consistently generated taxable income on an annual basis, and there can be no assurance that New Power-One will have sufficient taxable income or capital gains in the United States in future years to use the NOLs before they expire. While a material corporate transaction, such as a sale of a division, would also enable the Company to make meaningful use of its NOLs, there are no current plans for such a transaction and there can be no assurance of any such transaction occurring in the future.

The IRS could challenge the amount of the NOLs or claim the Company or New Power-One experienced an ownership change, which could reduce the amount of NOLs that New Power-One can use.

        The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the Company's view of the amount of its NOLs, which could result in an increase in the liability of New Power-One in the future for U.S. income taxes. In addition, calculating whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Code and because of limitations on a publicly traded company's knowledge as to the ownership of, and transactions in, its securities. Therefore, the Company cannot assure you that the Company or New Power-One will be able to obtain the benefit of the NOLs even though the stock of New Power-One is subject to the transfer restrictions.

The Company's business could be adversely affected if the Reorganization is not approved.

        While the Company has a rights plan in place to assist in protecting the Company's NOLs, which creates a deterrent to transfers that could impact the NOLs, there are no restrictions in place that completely prohibit transfers of the Common Stock, including transfers by well-intentioned investors that could inadvertently jeopardize the NOLs. If the plan of reorganization is not adopted, the Company will not have the ability to completely prohibit such transfers. As a result, an ownership change could occur. An ownership change could severely limit the Company's ability to use the NOLs. The Company's ability to use the NOLs to reduce its future liability to pay U.S. federal income tax is an important aspect of its business strategy, although there can be no assurance that we will successfully implement our strategy.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

PROPOSAL TWO:
AMENDMENT AND RESTATEMENT OF THE 2004 STOCK INCENTIVE PLAN

        At the 2010 Annual Meeting, stockholders will be asked to approve the amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan, as amended to date (the "2004 Plan"), which was adopted, subject to stockholder approval, by the Board of Directors on February 2, 2010. The amendments to the 2004 Plan involve the following:

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  Increase in Maximum Share Limits. The proposed amendments would increase the existing limit on the number of shares that may be delivered pursuant to awards granted under the 2004 Plan from 4,750,000 shares to 10,750,000 shares. There would also be an increase in the maximum number of shares that may be delivered pursuant to so-called "full-value awards" (i.e., shares other than those delivered in respect of stock option grants and appreciation right grants) granted under the 2004 Plan from 2,500,000 shares to 5,500,000 shares. As of March 12, 2010, approximately 136,750 shares were available for future award grants under the existing 2004 Plan.

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  Decrease in Non-Employee Director Award Sub-Limit. The proposed amendments would decrease the maximum number of shares subject to all awards granted under the 2004 Plan to any non-employee director from 500,000 shares to an annual limit of 62,500 shares for an individual director.

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  Per Share Exercise/Base Price for Stock Options and Stock Appreciation Rights. The proposed amendments would set the per share exercise price or base price for each stock option or stock appreciation right at no less than 100% of the fair market value of a share of common stock on the date of grant of the option or stock appreciation right.

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  No Share Repricing Without Stockholder Approval. The proposed amendments would revise the existing prohibition on share repricing to provide that, other than in connection with a change in the Company's capitalization, neither the exercise price of an option nor the base price of a stock appreciation right may be reduced without stockholder approval, including by canceling previously awarded options and/or stock appreciation rights in exchange for cash, other awards under the 2004 Plan or options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award.

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  Other Administrative and Non-Substantive Changes. The proposed amendments would include additional administrative and non-substantive changes.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company and that incentive compensation plans like the 2004 Plan are an important attraction, retention and motivation tool for participants in the plan. If stockholders do not approve this 2004 Plan proposal, the existing terms of the 2004 Plan will remain in effect.

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company's executive officers can qualify for deductibility by the Company for U.S. federal income tax purposes. Accordingly, the 2004 Plan (as amended and restated) has been structured in a manner such that awards granted under it can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the Company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m), the material terms of the 2004 Plan include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2004 Plan (as amended and restated), each of these aspects is discussed below, and stockholder approval of this 2004 Plan proposal will be deemed to constitute approval of each of these aspects of the 2004 Plan (as amended and restated) for purposes of the approval requirements of Section 162(m).

  Summary Description of the 2004 Stock Incentive Plan

        The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan (as amended and restated), which is included as an Appendix D to this Proxy Statement.

        Purpose.    The purpose of the 2004 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

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  to select participants and determine the type(s) of award(s) that they are to receive;

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  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

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  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

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  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

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  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

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  to allow the purchase price of an award or shares of the Company's Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    Under the 2004 Plan (as amended and restated), other than in connection with a change in the Company's capitalization, neither the exercise price of an option nor the base price of a stock appreciation right may be reduced without stockholder approval, including by canceling previously awarded options and/or stock appreciation rights in exchange for cash, other awards under the 2004 Plan or options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award.

        Eligibility.    Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, approximately 89 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our non-employee directors elected to the Board of Directors by holders of our Common Stock, are considered eligible under the 2004 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of the Company's Common Stock that may be issued or transferred pursuant to awards under the 2004 Plan is 4,750,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be increased to 10,750,000 shares. The following other limits are also contained in the 2004 Plan:

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  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares.

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  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,500,000 shares.

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  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,500,000 shares.

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  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than awards of options or stock appreciation rights, is 2,500,000 shares. If stockholders approve this 2004 Plan proposal, the limit on "full-value awards" (meaning awards other than stock options and stock appreciation rights) would be increased to 5,500,000 shares. Prior to the amendment and restatement of the 2004 Plan this limit did not apply to shares delivered in respect of compensation earned but deferred.

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  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 500,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be changed to a limit of 62,500 shares granted in any calendar year to an individual director. Prior to the amendment and restatement of the 2004 Plan this limit did not apply to shares delivered in respect of compensation earned but deferred.

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  "Performance-Based Awards" payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. However, to the extent that shares are delivered in net settlement of a stock appreciation right or stock option, the total number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. In addition, shares that are exchanged by a participant to pay the exercise price of an award granted under the 2004 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award and any shares repurchased by the Company with the proceeds received from the exercise of a stock option, will not be available for subsequent awards under the 2004 Plan.

        Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

        Types of Awards.    The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in the Company's Common Stock or units of the Company's Common Stock, as well as cash bonus awards.

        A stock option is the right to purchase shares of the Company's Common Stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option may not be less than the fair market value of a share of the Company's Common Stock on the date of grant. The maximum term of an option is 10 years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2004 Plan.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of the Company's Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is 10 years from the date of grant.

        The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, restricted stock units, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash incentive awards.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards may be in the form of restricted stock, performance stock, restricted stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.

        The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or our subsidiaries. The performance measurement period with respect to an award may range from three months to 10 years, except that restricted stock or restricted stock units are subject to a performance period of not less than 12 months. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Corporate Transactions—Assumption and Termination of Awards.    Upon the occurrence of any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may provide for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards. Subject to certain limited exceptions set forth in the 2004 Plan, if such an event occurs and the Administrator has not provided for the substitution, assumption, exchange or other continuation or settlement of the award or the award would not otherwise continue in accordance with its terms under the circumstances, each then-outstanding option and stock appreciation right will become fully vested, all shares of restricted stock then outstanding will fully vest free of restrictions, and each other award granted under the 2004 Plan that is then outstanding will become payable to the holder of such award. Moreover, each award will terminate upon the related event, subject to reasonable notice of the impending termination and a reasonable opportunity to exercise outstanding vested options and stock appreciation rights.

        Transfer Restrictions.    Generally, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

        Adjustments.    Each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

        Termination of or Changes to the 2004 Plan.    The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under

Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on January 26, 2014. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

        The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The Plan, however, prohibits grants at less than fair market value. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current U.S. federal income tax consequences of other awards authorized under the 2004 Plan are as follows: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the holder makes an election under Section 83(b) of the Code to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Other Information About Awards Granted under the 2004 Stock Incentive Plan

        The Company currently maintains three equity compensation plans: the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan") and the 2004 Plan. With the exception of the 2001 Plan, each of these plans has been approved by the Company's stockholders. No further awards may be granted under the 1996 Plan or the 2001 Plan.

        As of March 12, 2010, (i) 6,338,255 shares were covered by stock options granted under the Company's existing stock incentive and stock option plans, at exercise prices ranging from $1.1900 to $82.2190 per share; (ii) 2,276,762 shares were subject to unvested awards of restricted stock and restricted stock units granted under the existing stock incentive plans; and (iii) 136,750 shares remained available to support additional awards under the 2004 Plan.

        Information about awards granted in fiscal 2009 to the chief executive officer, chief financial officer and the three other most highly compensated executive officers can be found in the table under the heading "Grants of Plan-Based Awards—Fiscal 2009" on page 67 of this Proxy Statement.

        Participation in the 2004 Plan is in the discretion of the Administrator. Accordingly, future participation by executive officers, other employees and directors under the 2004 Plan is not determinable. In addition, the benefits under the 2004 Plan (as amended and restated) that would have been received by or allocated to such persons for the last completed fiscal year had it been in effect cannot be determined.

        The 2004 Plan is not exclusive and does not limit the authority of the Board of Directors or the Administrator to adopt such other incentive arrangements as they may deem desirable.

        The closing market price for a share of the Company's Common Stock as of March 12, 2010 was $3.81 per share.

Vote Required for Approval of the Amendments to the 2004 Stock Incentive Plan

        The Board of Directors believes that the proposed amendments to the 2004 Plan will promote the interests of the Company and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors are eligible for awards under the 2004 Plan (as amended and restated) and thus have a personal interest in the approval of the 2004 Plan (as amended and restated).

        The amendment and restatement of the Power-One, Inc. 2004 Stock Incentive Plan will be approved if a majority of the voting power of the shares of the Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote approve the amendment and restatement of the 2004 Plan. For purposes of this proposal, abstentions will have the same effect as a negative vote and broker non-votes will not have any effect (other than to reduce the number of affirmative votes required to approve the proposal).

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

PROPOSAL THREE:
ELECTION OF DIRECTORS

        The following current members of the Board of Directors are recommended for re-election to the Board and have agreed to stand for re-election. None of the nominees are employed by the Company, except Richard Thompson, who has served as the President and Chief Executive Officer of Power-One since February 2008. If elected, each nominee will serve a one-year term until the next Annual Meeting of Stockholders or until a successor is elected and qualified in the event that a Board member's services as a member of the Board of Directors unexpectedly terminate prior to the next Annual Meeting of Stockholders. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the proxy holders will vote shares cast in favor of that nominee for the substitute.

        It is anticipated that Silver Lake Sumeru, which owns all of the outstanding Preferred Stock, will vote its shares of Preferred Stock in favor of the election of Kyle Ryland and Ajay Shah as the Preferred Stock Directors. Thus, it is expected that Kyle Ryland and Ajay Shah will be elected as the two Preferred Stock Directors.

Director Nominees

Name of Nominee	Age(1)	Principal Occupation	Year First Elected	Independence under NASDAQ Rules per Board Determination
COMMON STOCK DIRECTORS:
Kendall R. Bishop	71	Retired Attorney	2000	Independent
Jon Gacek	49	Executive Vice President, and Chief Financial Officer, Quantum Corporation	2008	Independent
Kambiz Hooshmand	48	Former President and Chief Executive Officer of Applied Micro, Inc.	2009	Independent
Mark Melliar-Smith	64	Chief Executive Officer, Molecular Imprints, Inc.	2001	Independent
Richard J. Thompson	60	President and Chief Executive Officer, Power-One, Inc.	2007	Not Independent
Jay Walters	62	Chairman of the Board of Power-One, Inc.	2000	Independent
PREFERRED STOCK DIRECTORS:
Kyle Ryland	44	Managing Director of Silver Lake Sumeru	2009	Not Independent
Ajay Shah	40	Managing Director of Silver Lake Sumeru	2009	Not Independent

(1)
As of the date of the Annual Meeting of Shareholders

        Kendall R. Bishop.    Mr. Bishop was elected to the Board in 2000. He currently serves as the Chairman of the Compensation Committee and he serves as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Bishop served as the Board's Lead Director when the Chairman did not qualify as an Independent Director under the NASDAQ rules. In January 2003, Mr. Bishop retired as a partner of the O'Melveny & Myers LLP law firm after 38 years of service. During his tenure at O'Melveny & Myers, he specialized in mergers & acquisitions, public offerings, SEC reporting and advising boards of directors. Mr. Bishop received his B.A. from Stanford University and his J.D. from the University of California at Berkeley. We believe Mr. Bishop's more than 30 years experience in corporate legal matters, including advising public and private companies in corporate governance and advising boards of directors, qualifies him to sit on our Board.

        Jon Gacek.    Mr. Gacek was appointed to the Board of Directors and as Chairman of the Audit Committee on November 17, 2008. He also serves on the Compensation Committee. Mr. Gacek currently serves as the Executive Vice President and Chief Financial Officer at Quantum Corporation. Prior to joining Quantum, Mr. Gacek served as the Chief Financial Officer of ADIC from 1999 to 2006 and he also led the Company's operations during his last two years there. Before joining ADIC, Mr. Gacek was an audit partner at PricewaterhouseCoopers LLC. He received a B.A. from Western Washington University and is a Certified Public Accountant. The Board has determined that Mr. Gacek qualifies as an audit committee financial expert, as defined under SEC rules and regulations, and that he meets the NASDAQ listing requirement under Rule 4350(d)(2)(A) of having the requisite financial sophistication based upon his employment experience. Mr. Gacek also serves on the board of directors of Market Leader, Inc., which he joined in 2006, and currently serves on its Audit Committee. He served as a director of Loud Technologies, Inc. from 2003 until September 2009. We believe Mr. Gacek is qualified to serve on our Board based upon his financial expertise gained through his current service as the Chief Financial Officer of a publicly listed technology company as well as his previous service as the Chief Financial Officer of ADIC and as an audit partner at PricewaterhouseCoopers.

        Kambiz Hooshmand.    Mr. Hooshmand was appointed to the Board of Directors on October 21, 2009 and is a member of the Audit Committee and the Compensation Committee. From March 2005 until May 2009, Mr. Hooshmand was the President and Chief Executive Officer of AppliedMicro, a Communications Processor company. Prior to joining AppliedMicro, Mr. Hooshmand held several executive positions with Cisco Systems from 1996 until 2005. Mr. Hooshmand received his BSEE/CS from California State University, Chico and his MS in Engineering Management from Stanford University. Mr. Hooshmand has served as a director of Infinera since December 2009. We believe Mr. Hooshmand's significant experience gained through his service as an executive leading technology companies qualifies him to sit on our Board.

        Mark Melliar-Smith.    Mr. Melliar-Smith is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee. He is the Chief Executive Officer of Molecular Imprints, Inc., based in Austin, Texas. From March 2003 to September 2005 he was Chief Operating Officer of Molecular Imprints, Inc. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on the telecommunications, semiconductor and software businesses. From January 1997 to December 2001, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry. He has more than 35 years of experience in high technologies companies involved in research and development, manufacturing and business unit management. Mr. Melliar-Smith is also experienced with venture capital and has been involved with several start up companies. He received his B.S. and Ph.D. in chemistry from Southampton University in England and his M.B.A. from Rockhurst College. Mr. Melliar-Smith also serves as a director Technitrol, Inc. since 2001. We believe Mr. Melliar-Smith's more than 35 years of wide ranging experience with high technology companies qualifies him to serve on our Board.

        Richard J. Thompson.    Mr. Thompson has served on the Board of Directors of Power-One, Inc. since 2007. He was appointed to serve as the Company's Chief Executive Officer in February 2008 and assumed responsibility as its President as well in September 2008. Upon appointment as an executive of the Company, Mr. Thompson resigned his position as a member of the Audit Committee of the Board. From May 2005 until March 2007, Mr. Thompson served as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation (acquired by Schneider Electric in February 2007) and before that he served as Chief Financial Officer, Secretary and Treasurer of Artesyn Technologies for fifteen years. Mr. Thompson earned his BBA from Lamar University in Beaumont, Texas. We believe Mr. Thompson's role as our President and Chief Executive Officer and his significant related business and financial expertise qualifies him to sit on our Board.

        Jay Walters.    Mr. Walters has served on the Board of Directors since 2000 and as Chairman of the Board of Directors since June 2007. Mr. Walters is an owner and executive of Magnolia Enterprises, a company that restores and manages properties along the Gulf Coast. From March 2000 to June 2007, Mr. Walters was President of New Horizon Services, LLC, a technology consulting company. Prior to joining New Horizon Services, Mr. Walters held several executive positions with Lucent Technologies, Inc. until his retirement in 1999. Mr. Walters received his B.S. in nuclear engineering from the University of Wisconsin and his M.B.A. from Louisiana State University. We believe Mr. Walter's significant business experience as an executive of technology companies qualifies him to serve on our Board.

        Kyle Ryland.    Mr. Ryland was appointed to the Board in May 2009 by Silver Lake Sumeru, the holders of the outstanding Preferred Stock, upon the closing of the transactions contemplated by the Securities Purchase Agreement dated April 23, 2009 between the Company and Silver Lake Sumeru Fund L.P. and Silver Lake Technology Investors Sumeru L.P., discussed in detail in the Company's Form 10-K filed on March 17, 2010. Mr. Ryland is a Managing Director of Silver Lake, focused on the firm's middle market strategy. He joined Silver Lake in 2007 from Shah Capital Partners. Mr. Ryland has in-depth experience with investments, financings and mergers and acquisitions in the technology sector. Before joining Shah Capital, Mr. Ryland was a managing director at Lehman Brothers, where he was the head of Global Technology Investment Banking. Prior to joining Lehman Brothers, he was an investment banker at Robertson Stephens, where he also worked in the venture capital group executing venture capital and leveraged buyout transactions in the technology industry. He holds a B.A. in Political Science and Public Policy Studies from Duke University and an M.B.A. from the Wharton School of Business.

        Ajay Shah.    Mr. Shah was appointed to the Board in May 2009 by Silver Lake Sumeru, the holders of the outstanding Preferred Stock, upon the closing of the transactions contemplated by the Securities Purchase Agreement dated April 23, 2009 between the Company and Silver Lake Sumeru Fund L.P. and Silver Lake Technology Investors Sumeru L.P., discussed in detail in the Company's Form 10-K filed on March 17, 2010. Mr. Shah joined Silver Lake in 2007 as a Managing Director and founded the firm's middle market strategy, Silver Lake Sumeru. Prior to joining Silver Lake, Mr. Shah founded Shah Capital Partners in 2004, and prior to that he founded and managed the Technology Solutions Business of Solectron. Mr. Shah was the CEO of Smart Modular Technologies, a company he co-founded in 1989 and led through its public offering in 1995. Mr. Shah serves on the Board of Smart Modular Technologies and is its Chairman. Mr. Shah served on the board of Flextronics from 2005 to 2009. He has a B.S. in Engineering from the University of Baroda and an M.S. in Engineering Management from Stanford University.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" MESSRS. BISHOP, GACEK, HOOSHMAND, MELLIAR-SMITH, THOMPSON AND WALTERS.

 PROPOSAL FOUR:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche") to serve as the independent registered public accounting firm for fiscal 2010. This proposal is submitted to the stockholders to seek their approval of the selection of Deloitte & Touche as the Company's independent registered public accounting firm; however, if the appointment of Deloitte & Touche is not ratified by the stockholders, the Audit Committee may reconsider its selection but reserves the right to uphold its decision to appoint Deloitte & Touche. The Audit Committee may also exercise its discretion to appoint a different independent registered public accounting firm if it determines that to be in the best interests of the Company and its stockholders.

        A representative of Deloitte & Touche will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement to our stockholders and respond to their questions.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL FOUR.

 CORPORATE GOVERNANCE PRINCIPLES

        Power-One's Board of Directors and Executive Officers are committed to operating the Company in accordance with established governance principles and sound business practices. This framework provides the fundamental foundation from which the Company's management team pursues long-term strategic objectives aligned with the interests of the Company's stockholders. Power-One's governance guidelines are published on its website at www.power-one.com in the "Investors" section, under "Governance," and are available in print to any stockholder that requests a copy from Power-One's Corporate Secretary.

Board Composition and Independence

        In fiscal 2009, Power-One's Board of Directors consisted of nine members, seven of whom were elected by the Company's common stockholders to serve a one-year term until the next Annual Meeting of Stockholders and two of whom were appointed by the Company's preferred stockholders(1). The Company believes that the composition of its Board represents a diverse range of industry, financial, operational and professional experience. In addition, in an effort to strengthen the effectiveness of the Board and ensure that its members keep abreast of governance and oversight trends and other issues of interest to directors of publicly traded companies, the Company encourages its directors to participate in continuing education programs. The Company purchases memberships in the National Association of Corporate Directors for all members of the Board and encourages their attendance at director continuing education programs. The Company reimburses the reasonable expenses of continuing education for its Board members.

(1)
Mr. Jacoby was elected by the Company's stockholders at the May 19, 2009 Annual Meeting. Mr. Hooshmand was appointed by the Board of Directors to fill the vacancy left by Mr. Jacoby when he resigned from the Board in October 2009.

        In accordance with the governance guidelines established by NASDAQ and the requirements of the Sarbanes-Oxley Act of 2002, the Board believes that a majority of its members should be independent, non-employee directors and has adopted criteria for establishing independence in accordance with the requirements of the NASDAQ Corporate Governance Listing Standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each Board member and any proposed nominees for Board membership prior to making recommendations to the Board regarding proposed nominees to serve as directors for the next year. In doing so the Committee takes into account all relevant facts, circumstances and affiliations, direct or indirect, relationships, and related person transactions that might impact a member's independence from the Company and its management. The Nominating and Corporate Governance Committee has determined that all of the nominees for election to the Board of Directors are independent under the NASDAQ Listing Standards and the Company's guidelines, except Mr. Thompson, due to his current service as an executive of the Company, and Messrs. Ryland and Shah, due to their affiliation with the Company's preferred stockholder. In addition, Jon E.M. Jacoby served as a director during all of the fiscal year 2009 until his retirement in October 2009, and he was at all times during such service independent under the NASDAQ rules.

        The Company's Governance Guidelines state that directors may not stand for re-election after reaching age 75. The Company requires its directors to offer their resignation whenever their principal employment changes. The Nominating and Corporate Governance Committee then evaluates the director's changed circumstance and its potential impact on the Board member's ability to continue to effectively contribute to the Board's performance of its functions. The Nominating and Corporate Governance Committee makes a recommendation to the Board on whether the member should continue to serve, but the final decision is made by the Board after taking into account the Committee's recommendation. Board members are also required to submit their resignation if they fail to receive a majority of the votes cast in an uncontested election of directors in favor of their election.

Board Responsibilities

        Members of the Company's Board are expected to devote sufficient time and attention to their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities to Power-One. Directors are expected to prepare for and attend all Board meetings and meetings of Committees to which they are assigned absent extenuating circumstances. It is also the Company's policy that Board members attend the Annual Meeting of Stockholders if possible. Regular Board meetings are scheduled quarterly. Special and telephonic meetings are called whenever necessary or appropriate. Last year, the Board held four quarterly meetings and six special and telephonic meetings. Each director attended at least 75% of the Board meetings and meetings of Committees on which he served in fiscal 2009 during the time he served on the Board, except Mr. Melliar-Smith, who attended less than 75% of the Audit Committee meetings. All of our then current directors attended the Annual Meeting of Stockholders for fiscal year 2009 telephonically, except Messrs. Goldman and Thompson who attended in person and Mr. Bishop who was traveling.

        Executive sessions with only independent directors typically occur during the regular quarterly meetings of the Board and at any other time that the Board, in its discretion, believes necessary or appropriate. Executive sessions are chaired by Jay Walters, the Chairman of the Board or by his designee. Mr. Walters qualifies as an independent director under the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002.

        The Board, and each Committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management.

Board Structure

        We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Whereas the Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Because our Chief Executive Officer does not also serve as the Chairman of the Board, we do not currently have a separate Lead Director.

Board Membership Qualification

        To ensure that the Board of Directors effectively serves the interests of the Company's stockholders, the following is a list of the minimum qualifications expected of candidates considered for nomination to the Board:

  •
  a proven record of ethical conduct and demonstrated sound business judgment established by service for a period of not less than five (5) years in an executive position with a corporation or as a practicing licensed professional, in each case involving substantial responsibility and leadership;

  •
  the ability to devote sufficient time and attention to the responsibilities of serving on the Board of Directors of a publicly traded company;

  •
  training and experience in a function or discipline relevant to the business and operations of the Company (e.g., technology, manufacturing, finance, law, international operations, marketing), in a market or business that represents a material portion of the Company's revenue (e.g., Power or Renewable Energy) or in other areas that would enhance the effectiveness of the Board of Directors; and

  •
  awareness of and commitment to act in the best interests of the Company's stockholders.

        There are also specific skills and qualities that the Board believes should be held by one or more directors, although it is not expected that any single candidate possess all of the listed skills but rather that the Board as a whole include members who collectively possess the below listed skills and qualities:

  •
  financial knowledge and experience that qualifies a director as a "financial expert" under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and NASDAQ; and

  •
  in-depth knowledge and experience as a senior executive within a key area of a for profit company (e.g., finance, operations, engineering, sales and marketing).

Evaluation of Nominees

        The Nominating and Corporate Governance Committee identifies potential candidates for Board membership as Common Stock Directors through professional search firms and/or personal referrals. Candidates for Board membership as Preferred Stock Directors are identified by the holders of the outstanding Preferred Stock. Candidacy for Board membership requires a determination that the candidate, whether for a position as a Common Stock Director or a Preferred Stock Director, meets the qualifications for Board membership. The final approval of the full Board is required for candidacy as a director. Each year, the Board proposes a slate of nominees for positions as Common Stock Directors to the stockholders, who elect the Common Stock Directors at the Annual Meeting of Stockholders. Stockholders may also propose nominees for candidacy as Common Stock Directors for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting stockholder nominations set forth in this Proxy Statement. Candidates selected for nomination to serve as a Common Stock Director and nominees to serve as a Preferred Stock Director are expected to demonstrate the highest standards of personal and professional ethics, integrity and values, as well as a commitment to representing the long-term interests of the Company's stockholders. Common Stock Directors are further expected to comply with the requirements of the majority voting policy adopted by the Board of Directors.

        Candidates (including those proposed by our stockholders) are evaluated by the Nominating and Corporate Governance Committee through recommendations, resumes, personal interviews, reference checks and other information deemed appropriate by the Committee.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Company's Board of Directors by writing to:

    Board of Directors
    Power-One, Inc.
    740 Calle Plano
    Camarillo, CA 93012

        A record of all stockholder communications is recorded by the Corporate Secretary, who then reviews the communication. Communications appropriate for Board consideration are promptly forwarded to the Chairman of the Board. Communications that relate to general surveys, solicitations of business, advertisements, unsolicited resumes, product inquiries or complaints, sales or other communications that are unrelated to the role and responsibilities of the Board are not considered appropriate for action by the Board and are not forwarded. Communications regarding the recommendation of a director nominee are sent to the Chairman of the Nominating and Corporate Governance Committee. Communications regarding accounting or internal controls are sent to the Audit Committee Chairman's attention. The director to whom the communication is forwarded will present the communication to the full Board for discussion at the next regularly scheduled meeting of the Board (or sooner if deemed appropriate by the director) and will make recommendations if appropriate.

 STANDING COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee has adopted a Charter that sets forth the Committee's role and responsibilities. The Charters can be found in the "Investors" link in the "Governance-Introduction" section of the Company's website at www.power-one.com. The information on our website is not incorporated by reference into this proxy statement/prospectus.

Audit Committee

        Power-One's management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management and confirming that they are in compliance with GAAP and with Section 404 of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the Exchange Act. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of these processes and the independence and performance of the independent registered public accounting firm. The Committee also appoints the independent registered public accounting firm.

        None of the Audit Committee members are currently engaged in the practice of public accounting or auditing and they rely upon the information provided to them, and upon the representations made by management and the independent registered public accounting firm, in performing their responsibilities. The Audit Committee is authorized to retain independent experts to advise and consult directly with them if they believe an independent opinion or review of any information provided to them or representations made to them by management or the independent registered public accounting firm is necessary or appropriate.

Composition:	The Audit Committee is a separately designated committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
Charter:

The Audit Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website at www.power-one.com in the "Investors" section, under "Governance—Introduction," and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One. The information on our website is not incorporated by reference into this proxy statement/prospectus.

Members:

The Committee consisted of three independent directors during fiscal 2009 until October 2009, when Kambiz Hooshmand joined the Board of Directors and was asked to sit on the Audit Committee, at which time the Audit Committee was expanded to four individuals:

Jon Gacek, Chairman
Kendall R. Bishop
Mark Melliar-Smith
Kambiz Hooshmand (upon appointment to the Board in October 2009)
Independence:	Every member of the Audit Committee qualifies as independent under guidelines established by the NASDAQ listing standards for Audit Committee membership and under the Exchange Act.

Experts:

The Board has determined that all of the Audit Committee members are financially literate under the NASDAQ Listing Standards and that Mr. Gacek qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and that he has accounting or related financial management expertise as required by the NASDAQ Listing Standards under Rule 4350(d)(2) (A). The determination of Mr. Gacek's qualifications is based upon his relevant education, his current and past employment experience in finance and accounting, and his current position as Executive Vice President and Chief Financial Officer of Quantum Corporation.

Meetings:	4 regularly scheduled meetings
4 telephonic meetings
Primary Responsibilities:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.
• Engagement of the independent registered public accounting firm;
• Review and oversight of management's financial reporting process and the services performed by the independent registered public accounting firm;
• Review and oversight of the independence of the independent registered public accounting firm; and
• Review and evaluation of the Company's accounting principles and system of internal accounting controls.

Compensation Committee

Composition:	The Compensation Committee is a separately designated committee of independent directors.
Charter:

The Compensation Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors. A copy may be found on the Company's website at www.power-one.com in the "Investors" section under "Governance-Introduction," and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One, Inc. The information on our website is not incorporated by reference into this proxy statement/prospectus.

Members:	The Committee consisted of three independent directors at all times during fiscal 2009:
Kendall R. Bishop, Chairman
Jon Gacek
Jon E.M. Jacoby (until his resignation in October 2009)
Kambiz Hooshmand (upon appointment to the Board in October 2009)
Independence:	All of the Compensation Committee members are independent, as independence is defined in the NASDAQ Listing Standards and under the rules and regulations of the Securities and Exchange Commission.
Meetings:	4 regularly scheduled meetings
2 telephonic meetings

Primary Responsibilities:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.
• Evaluate the performance of the Chief Executive Officer and set the compensation of the Chief Executive Officer based upon such evaluation and the evaluation of the Board;
• Approve the compensation of the Company's Named Executive Officers based upon the evaluation of their performance by the Chief Executive Officer and upon his recommendations;
• Administer the Company's stock incentive plans;
• Approve the Company's non-equity incentive plans and establish criteria for bonus awards;
• Set the compensation for the members of the Board of Directors, taking into consideration the level of director compensation at comparable companies; and
• Make recommendations to the Board of Directors regarding the overall compensation program and adoption of other compensation plans as may from time to time be deemed appropriate.
Delegation of Authority:

The Compensation Committee is not authorized to delegate its authority with respect to executive and director compensation. The Company's executive officers, including Named Executive Officers, do not have any role in formally setting or establishing the form or amount of compensation paid to Named Executive Officers except to the extent that the Chief Executive Officer makes recommendations to and consults with the Compensation Committee regarding the compensation of his direct reports.

Pursuant to its charter, the Compensation Committee is authorized to retain independent compensation consultants and other outside experts or advisors as necessary or appropriate to carry out its duties. During the fourth quarter of fiscal 2009, the Compensation Committee engaged Compensia, an independent compensation consultant, which provided an analysis that the Committee used to make executive compensation decisions in fiscal 2010.

Risk Analysis:

In 2009, the Committee took steps to analyze the current risk profile of the Company's executive and broad-based compensation programs. In its evaluation, the Committee reviewed the executive compensation structure and noted numerous ways in which risk is potentially mitigated. These included:

• The structure of the Company's pay programs, which consist of both fixed and variable compensation.
• The use of multiple performance metrics under the Company's incentive plans.

•       The use of performance metrics under the Company's incentive plans that are associated with profitability (such as revenue, gross margins, operating profits and EBITDA), which encourages plan participants to take a balanced approach that focuses on corporate profitability.

• Strict and effective internal controls.
• The use of stock ownership guidelines for executive officers.

In light of its analysis, the Committee believes that the architecture of the Company's executive and broad-based compensation programs provide various safeguards to protect against undue risk.

Nominating and Corporate Governance Committee

Structure:	Separately designated committee of independent directors.
Charter:

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company's website at www.power-one.com in the "Investors" section under "Governance-Introduction" and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One. The information on our website is not incorporated by reference into this proxy statement/prospectus.

Members:	The Committee consisted of two independent directors during fiscal 2009:
Mark Melliar-Smith, Chairman
Kendall R. Bishop
Independence:

Both of the Nominating and Corporate Governance Committee members are independent, as independence is defined in the NASDAQ Listing Standards and under the rules and regulations of the Securities and Exchange Commission.

Meetings:	4 regularly scheduled meetings
Primary Responsibilities:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.
• Establish qualifications for board membership;

•       Evaluate stockholder nominees for director who are properly presented to the Company. See above under section noted "Stockholder Nomination of a Director" for information on the process for presenting stockholder nominees;

• Recommend director nominees to the Board both for the Annual Meeting of Stockholders and to fill vacancies that occur between the annual meetings;
• Assists the Board in devising a methodology for annually evaluating the Board's performance;
• Evaluate the independence, as defined in the NASDAQ Listing Standards and under the rules and regulations of the Securities Exchange Commission, of Board members and nominees.
• Make recommendations regarding the size of the Board, committee structure and committee assignments and frequency of regular Board meetings; and
• Discuss and make recommendations to the full Board regarding the Company's Corporate Governance Guidelines.

AUDIT COMMITTEE REPORT

        The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

        During fiscal 2009 the Audit Committee performed an ongoing review of management's attention to and focus upon internal controls of the Company. Management's attention to these matters involved substantial internal audit activity by employees of the Company, site visits with focused internal audit checklists, detailed assessment of specific processes, action items, remediation efforts where required, and related activity to ensure that internal controls operated properly. The progress, findings, and results of these internal auditing activities were reported to the Committee as a recurring item for discussion at its regularly scheduled meetings.

        The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended January 3, 2010 with the Company's management, its internal auditors, and with representatives of the independent registered public accounting firm. Both management and representatives of the independent registered public accounting firm represented to the Committee that the consolidated financial statements were prepared in accordance with GAAP. In connection with the Committee's review of the financial statements, the Committee considered and discussed with management the quality and acceptability of the financial reporting and disclosures, management's assessment of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting. As required by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, the Committee also discussed and reviewed with the independent registered public accounting firm critical accounting policies and practices, internal controls, and the scope of audits performed by the independent registered public accounting firm, as well as matters relating to their judgment about the quality and acceptability of the Company's accounting principles as applied in its financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

        The Committee met independently with representatives of the independent registered public accounting firm to review and discuss their independence from management and the Company and received from them the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning its independence, and has discussed with the independent registered public accounting firm its independence. In particular, the Committee considered whether the independent registered public accounting firm's provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence and determined that it was.

        Based on the above-mentioned review and discussions with management and representatives of the independent public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Power-One's Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and filed with the SEC on March 17, 2010. The Board ratified the Committee's appointment of Deloitte & Touche to serve as the Company's independent registered public accounting firm for fiscal year 2010, subject to ratification by the Company's stockholders.

    THE AUDIT COMMITTEE

    Jon Gacek, Chairman
    Kendall R. Bishop
    Mark Melliar-Smith
    Kambiz Hooshmand

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for the pre-approval of all services provided by the Company's independent registered public accounting firm in accordance with SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services and generally permits pre-approval annually of certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified annual budget amounts and sets requirements for specific case-by-case pre-approval of discrete projects, such as those which may have a material effect on the Company's operations or services over certain amounts, and any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC's rules on auditor independence. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the Company's independent registered public accounting firm or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules or regulations of the SEC. The Committee also considers whether proposed services are compatible with the independence of the public accountants. The Committee has determined that the audit and tax services provided to the Company by the independent registered public accounting firm during fiscal years 2008 and 2009 were consistent with the Company's policies and procedures and are compatible with the independent registered public accounting firm maintaining its independence from management and the Company. All services included in the table of fees paid to Deloitte & Touche LLP were pre-approved by the Audit Committee.

Fees Paid to Deloitte & Touche LLP

        The following table shows the aggregate fees billed to Power-One for fiscal years 2009 and 2008 by Deloitte & Touche LLP, the Company's independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy above.

SERVICES	2009	2008
	(in thousands)$
1. Audit Fees(1)	2,087	2,511
2. Audit Related Fees(2)	108	291
3. Tax Fees(3)	364	133
4. All Other Fees(4)	—	—

Total	2,559	2,935

(1)
Audit fees consisted of fees in connection with the audits of the Company's annual financial statements (inclusive of internal controls review and attestation), statutory audits, and reviews of the Company's quarterly financial statements and consents related to SEC filings.

(2)
Audit related fees, when incurred, consist primarily of fees for costs of due diligence associated with financial transactions and financial accounting and reporting consultations.

(3)
Tax fees consisted of (i) tax compliance fees in connection with federal, state and local income tax return assistance, assistance with tax return filings in certain foreign jurisdictions, requests for technical advice from taxing authorities, assistance with tax audits and appeals and preparation of expatriate tax returns, and (ii) tax planning and advice fees in connection with tax advice related to structuring certain proposed financing and tax advice related to intra-group restructuring items.

(4)
All other fees consist of fees for services provided by the independent registered public accounting firm that were not otherwise captured in the audit, audit related, or tax categories, such as consulting fees. The Company did not incur such fees in fiscal year 2009 or 2008.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for overseeing the compensation of the Company's Chief Executive Officer ("CEO") and senior executive officers that report directly to the CEO ("Executives") and for ensuring that the Company's compensation program meets the objectives of attracting, retaining, motivating and fairly compensating Executives and closely aligning their interests with those of the Company's stockholders.

        The discussion and analysis below is designed to assist the Company's stockholders in understanding the objectives of our compensation program for Executives and to fully describe the various components of the compensation paid to or earned by our Named Executive Officers in fiscal 2009, as well as the basis for the Committee's decisions regarding such compensation. The Named Executive Officers for fiscal 2009 were Richard J. Thompson, President and Chief Executive Officer ("CEO"), Linda C. Heller, Senior Vice President Finance, Treasurer and Chief Financial Officer ("CFO"), Alexander Levran, Senior Vice President, Research & Development and Chief Technology Officer ("CTO"), Neil Dial, Senior Vice President, Operations ("SVP Operations") and Mark Hogan, Senior Vice President Global Sales ("SVP Global Sales").

Executive Compensation Program Philosophies and Objectives

        The Committee believes that bonuses, incentive payments and other performance based awards must be linked to measurable performance metrics associated with key financial and operational benchmarks and that incentive compensation should reflect the scope of an individual's responsibilities, his or her ability to impact the Company's performance and actual contribution to the Company's success. The Committee also believes that equity should represent a meaningful portion of an Executive's total compensation in order to closely align the interests of Executives with the interests of the Company's stockholders and to ensure that stockholder value remains a primary objective for the Executives. The Committee also strives to balance current results with future expectations and believes that in certain circumstances, it may be appropriate to award a discretionary bonus or other form of compensation as a reward for outstanding performance by an individual and as an effective tool for retaining Executives responsible for the performance of mission critical tasks that may not necessarily result in immediate financial performance improvement for the Company.

        Market competitiveness and equitable principles are central elements of the Committee's compensation policies. The aggregate compensation of each Executive, whether cash or equity based, is evaluated by comparison to that of executives at similar companies in related industries who hold the same positions or have substantially similar levels of responsibility, as well as by comparison to other Executives within the Company who have comparable levels of responsibility, although this type of analysis was not undertaken in fiscal 2009. To evaluate the competitiveness of the Company's compensation programs, the Committee may retain compensation consultants from time-to-time, and it may review publicly disclosed compensation information of the Named Executive Officers of similar companies in related industries within comparative geographical regions and in similar positions at companies we compete with for executives.

        The Committee also places significant weight upon an individual Executive's role within the Company, his or her leadership responsibilities, performance during the last year, his or her ability to impact the overall performance of the Company and his or her contribution to the Company's recent performance.

        The Committee's compensation objectives include:

  •
  Providing a competitive total compensation package that enables the Company to attract and retain Executives with the requisite skills, experience and vision to manage our business;

  •
  Motivating achievement of annual target performance goals by providing short-term compensation opportunities linked to performance;

  •
  Providing long-term compensation incentives, primarily through equity awards, that align Executive compensation with the interests of the Company's stockholder; and

  •
  Promoting ownership of the Company's stock by its Executives to further align the interests of Executives with those of the Company's stockholders. In February 2010, the Company adopted the following stock ownership guidelines for Executives:

  •
  The CEO is required to hold Common Stock of the Company valued at five times his base salary. The other Executives and other officers selected by the CEO are required to hold Common Stock of the Company valued at three times their base salary. Executives have five years to comply with the stock ownership requirements.

  •
  For purposes of valuation, the Committee uses the higher of (i) the market price of the Company's Common Stock at the close of trading on the date of acquisition or vesting or (ii) the market price of the Company's Common Stock at the close of trading on the first trading day of the Company's fiscal year. In addition, vested stock options owned by Executives are counted toward their stock ownership requirement and are calculated at the in-the-money value of the option on the date of valuation. Once an Executive achieves the applicable target level of stock ownership, he or she will remain in compliance with the stock ownership guidelines if they do not sell stock or initiate a cashless exercise of options. Sales of stock and cashless exercises of options are deducted from the stock ownership valuation.

Establishing Executive Compensation

        The ultimate decision making authority and final approval of the compensation packages for the Named Executive Officers resides with the Committee. The Committee evaluates the CEO's compensation annually in light of the Company's goals and objectives and the CEO's success in achieving those goals and objectives as well as his own individual performance objectives. The Committee has the sole authority to set the CEO's compensation based on its evaluation of the CEO's performance. Annually, the CEO evaluates the performance of the other Named Executive Officers and makes compensation recommendations to the Committee for its review and approval. The Committee determines for the CEO and approves for the other Named Executive Officers the aggregate compensation packages based upon a number of factors, including the Executive's position, experience and performance (particularly over the past year, if applicable), as well as competitive market data, if available, and retention concerns.

        The Committee engaged an independent compensation consultant during the fourth quarter fiscal 2009 to provide an analysis of the Company's Executive compensation program to the Committee in the first quarter fiscal 2010. The analysis will be used to make compensation decisions for the Company's executives in fiscal 2010.

Elements of Executive Compensation

        The Committee's objectives are implemented through the Company's compensation program for Executives, which is comprised of three primary elements: base salary, annual incentive compensation and long-term compensation. The table below lists each material element of Executive compensation, the objective(s) that it is designed to achieve, and the characteristics of each compensation element.

 Key Elements of Compensation

Element	Objective(s)	Characteristics
Base Salary	• Attract and retain qualified Executives	• Not at risk
	• Set compensation based upon an individual's skills, experience and performance	• Commensurate with position, level of responsibility and leadership role.

•       Intended to be at or near the median of a peer group of executives with similar roles and responsibilities for companies of comparable size and in comparable industries and geographic locations. The Committee places significant weight upon an Executive's role within the Company, his or her leadership responsibilities, performance during the last year, his or her ability to impact the overall performance of the Company and his or her contribution to the Company's recent performance. Executives are eligible for annual merit increases and adjustments for changes in job scope.

Annual Incentives	• Attract and retain qualified Executives	• At risk
	• Motivate and reward achievement of annual goals and objectives	• This element includes performance-based cash awards.
• The amount an Executive is eligible to receive is based upon job function, level of responsibility and ability to impact the Company's performance.
• The amount paid is determined by the Executive's achievement of annual individual performance goals and the Company's performance.
Long-Term Incentives	• Attract and retain qualified Executives	• At risk
	• Align the interests of Executives with those of the Company's stockholders	• Reward realized depends upon stock price performance.
	• Reward Executives over time based upon stock price appreciation	• Awards typically vest over three to four years, thereby influencing retention.

        Secondary elements of Executive compensation include other benefits and perquisites discussed below that serve to attract and retain qualified Executives. Such elements are typically not at risk and involve costs that are generally fixed.

        The Committee believes that both annual and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each Executive and further believes that a significant portion of Executive compensation should be linked to stockholder value. Accordingly, the aggregate compensation paid to each Named Executive Officer is significantly weighted toward annual and long-term incentive compensation, both of which are "at risk" if the Company does not achieve its operating goals and strategic objectives and/or are tied directly to the Company's stock price performance. At risk compensation reflects the Committee's position that Executives and key employees should be paid for performance.

Base Salary

        Base salaries are paid in cash and are used to provide a specific level of primary compensation for services rendered during the fiscal year. None of the Named Executive Officers received increases in their base salaries in fiscal 2009.

Short-term Incentives—Cash Bonus Plans

        Annual incentive compensation is a key means for implementing the Committee's philosophy that Executives should be paid for performance. The Management Incentive Plan ("MIP") is a bonus plan that rewards eligible participants, including Named Executive Officers, for achievement of pre-established target performance objectives and individual goals. The employees most responsible for the Company's financial performance, including our Named Executive Officers, participate in the MIP. In fiscal 2009 there were approximately 26 plan participants, including each of our Named Executive Officers. Target bonuses under the MIP for fiscal 2009 (the "2009 MIP") for the Named Executive Officers ranged from 50% to 100% of the Executive's base salary, with the Named Executive Officers eligible to earn up to 1.5 times their target bonus in the event that performance equaled or exceeded 120% of the applicable performance goals, 1.0 times target bonus if performance reached 100% of the applicable performance goals and 0.5 times their target bonus if performance reached 80% of target goals. For achievement of less than 80% of applicable performance goals, no awards are paid.

        The dollar range of the fiscal 2009 annual incentive awards for Named Executive Officers, including threshold, target and maximum awards, is presented in the "Grants of Plan-Based Awards Fiscal 2009" table. All Named Executive Officers were evaluated based upon (i) revenue achievement, (ii) profitability (either adjusted net income, adjusted EBITDA or adjusted gross margin), (iii) asset management (either asset efficiency or decrease in gross inventory) and (iv) Dr. Levran and Mr. Dial were also measured on achieving functional goals (either on-time engineering projects or on-time delivery). The profitability targets excluded 2009 MIP bonus amounts. The target performance levels under each of these criteria reflected the Company's operating plan for fiscal 2009 and were viewed as attainable in light of market conditions and industry trends, whereas the maximum performance level was viewed as a significant yet realistic challenge to management to increase operating efficiencies that impact net income.

        The following were the performance criteria, relative weighting and results under the 2009 MIP for each Named Executive Officer. The actual amounts earned by each Named Executive Officer are set forth in the Summary Compensation Table.

Performance Criteria (Performance Score)(1)	Richard Thompson	Linda Heller	Neil Dial	Alex Levran	Mark Hogan
Revenue (86.3%)	40%	40%	20%	20%	60%
Profitability
Adjusted Net Income (95.3%)	40%	40%
Adjusted EBITDA (93.2%)(2)				25%
Adjusted Gross Margin (96.1%)(3)			40%		25%
Asset Management
Asset Efficiency (150%)	20%	20%		25%	15%
Decrease in Gross Inventory (150%)			20%
Functional Goals
On-time Engineering Projects (0%)(4)				30%
On-time Delivery (95.6%)			20%
Bonus Payout (% of target bonus)	103%	103%	105%	78%	98%

(1)
2009 MIP performance targets were: $500 million—revenue, $8.6 million—net income, $7 million—increase in total tangible assets less interest bearing liabilities (asset efficiency), $39.2 million—EBITDA, 24%—gross margin, $9.2 million—decrease in gross inventory.

(2)
For purposes of the 2009 MIP, net income and EBITDA were adjusted in the amount of approximately $72 million for certain non-recurring and unusual expenses that included goodwill, restructuring, certain litigation related costs and the effects of differing tax rates.

(3)
For purposes of the 2009 MIP, gross margin was adjusted in the amount of approximately $2.7 million of restructuring expenses related to the closure of a facility.

(4)
On time engineering projects achieved a score of less than the 80% threshold required for the threshold payout for this metric.

        Fiscal 2010 incentive objectives were established by the Committee in February 2010. The MIP for fiscal 2010 focuses leadership attention on key financial and operating measures to include EBITDA and Consolidated Revenue, as reflected in the Company's annual operating plan presented to the Board of Directors. Under the 2010 MIP, funding of approximately $3 million for the MIP will depend on the Company's attainment of a specified level of EBITDA, which is set at an amount that is substantially higher than the EBITDA realized in fiscal 2009 and higher than any amount realized since fiscal 2000. In the event that less than 80% of the targeted EBITDA is realized, no bonuses under 2010 MIP will be paid. If the Company achieves 80% of the targeted EBITDA, the 2010 MIP will be funded at 50% of the initial target, or approximately $1.5 million. Between 80% and 100% of targeted EBITDA, funding will be extrapolated, so that at 90%, 75% will be funded and at 100%, the 2010 MIP will be fully funded. In addition, up to three times the initial amount to be funded, or approximately $10 million, will be funded if the Company achieves EBITDA equal to 150% of the initial target and achieved revenues for the power products are at least 10% higher than the budgeted revenues for these products. Target bonus awards for participants in the 2010 MIP, if the plan is funded at 100% will range from 50% to 100% of an Executive's base salary, and these awards may increase by up to an additional 200% if higher amounts are funded. The amount of the bonus award actually paid to an Executive will be based on the achievement of (1) certain Company performance objectives tied to the

Company's annual revenue and EBITDA, (2) certain individual performance objectives approved by the Compensation Committee and (3) for some Executives, certain functional specific objectives tied to the individual's area of responsibility. In addition, an Executive will only be entitled to bonuses under the 2010 MIP if the Executive remains actively employed by the Company through the date the payout is made. EBITDA excludes the effect of stock-based compensation expense, restructuring and asset impairment charges, acquisition related charges, amounts funded under the 2010 MIP and other non-recurring items approved for exclusion by the Compensation Committee within 30 days of their incurrence.

Long-Term Incentives—Equity Compensation

        Historically, Executive cash compensation has been supplemented with significant equity awards that tie compensation to the performance of the Company's Common Stock. In fiscal 2009, the equity awards were granted to the Named Executive Officers solely in the form of restricted stock units. The Committee decided to use restricted stock unit awards, rather than a different equity vehicle, to enhance the retention profile of Executives in light of their strong performance to date and to support stockholder alignment, while at the same time minimizing our share usage given the limited number of shares of Common Stock available for issuance under our stock incentive plan. Unlike stock options, restricted stock units have some financial value regardless of stock price volatility and therefore fewer are typically granted in comparison to options to realize the same incentive value for an Executive or key employee. However, the ultimate value of the award is directly related to the value of the Company's Common Stock and helps incent Executives and key employees to achieve the Company's goals and targets. The Committee determines, on a discretionary basis, whether an equity award should be granted and the number of shares of Common Stock subject to the award.

        In fiscal 2009, the Company did not have a formal policy requiring that equity award grants be made at any particular time during the year. The Committee has established a policy beginning in fiscal 2010 to grant equity awards to the Executives once a year, retaining some discretion to award equity at other times if appropriate, such as for the purpose of recruiting an Executive. The Company does not have, nor does it intend to adopt, any practice of timing the grant of any form of equity award in coordination with any release or announcement of any material, non-public information.

        Restricted Stock Units.    At various meetings throughout the year, the Committee reviewed recommendations by the CEO for restricted stock unit awards to the Named Executive Officers. The Committee determined that the proposed awards met the compensation objectives and strategy of the Committee as described under "Elements of Compensation" above and it approved the restricted stock unit awards. In particular, the Committee took into account the critical roles that the CEO and certain Named Executive Officers played in the successful transformation of our business in awarding restricted stock unit grants in October and December 2009. Specifically, with respect to the October and December 2009 awards, the CEO was granted restricted stock unit awards covering a total of 400,000 shares of Common Stock in recognition of his efforts in leading the Company through refinance transactions in fiscal 2008 and fiscal 2009, initiating restructuring efforts that resulted in significant cost reductions, as reported in the Company's quarterly reports filed in 2009, and returning the business to operational profitability in Q4 2009. The CTO was granted restricted stock unit awards covering a total of 200,000 shares of Common Stock in recognition of his mission critical role in leading the success of our renewable energy business, for his role with respect to our licensing program for digital power technology and for his successful execution of the Company's technology and product roadmap. The SVP Operations was granted restricted stock unit awards covering 125,000 shares of Common Stock in recognition of his mission critical role in executing our plan of reorganization with respect to the Company's worldwide operations. The SVP Global Sales was granted restricted stock unit awards in October 2009 covering 80,000 shares of Common Stock in recognition of retaining major accounts and reorganizing the Company's "go-to market" strategy in both our power conversion and renewable energy markets.

        The restricted stock unit grants for the Named Executive Officers are reflected in the Grants of Plan-Based Awards Fiscal 2009 table.

Other Benefits and Perquisites

        Named Executive Officers either participate in or are eligible to participate in our other benefit plans and programs on the same terms as other employees, including the Company's medical and dental insurance, term life insurance, short-term disability insurance, long-term disability insurance and paid time-off plan. The Named Executive Officers located outside of the United States receive similar arrangements in the country in which they reside. In addition, we provide certain of our Named Executive Officers with perquisites that we believe are reasonable and competitive, and help us to hire and retain qualified Executives. In particular, we provided a living allowance to both the CEO and SVP Operations as part of each of their inducement to join the Company since neither of them resided in Southern California. During fiscal 2009, the Committee extended these living allowances for the CEO and SVP Operations from 12 and 6 months, respectively, to an aggregate 29 and 23 months, respectively. In addition, automobile allowances are provided to each of the Named Executive Officers as well as certain other key employees of the Company. The value of other benefits and perquisites provided to our Named Executive Officers is presented in the Summary Compensation Table below.

Employment, Change of Control and Other Agreements

        The Company provides each of our Named Executive Officers and certain other key employees with severance benefits under individual change in control agreements ("CIC Agreements"), provided that the individual's employment is terminated within a certain period of time following a change in control of the Company. The CIC Agreements were adopted in May 2007 to ensure that in the event of a proposed change in control, our Executives and key employees will remain focused upon the pending transaction, rather than being concerned about their continuing employment if the transaction occurs. The Board believes that providing Executives and key employees with transitional compensation protection if their employment ends as a result of a change in control, as defined in the agreements, encourages the Executive to act in the best interests of the Company and its stockholders by eliminating personal concerns and uncertainties the employee might otherwise have. The Board believes these agreements offer a fair reward for hard work and value creation, assist in retaining Executives during a time of transition and provide incentives for them to remain with the Company during periods of uncertainty at the end of which such Executives may not be retained. The Named Executive Officers with change of control agreements, as well as the value of potential payments upon a change in control, are presented in the Change in Control Table below. The CIC Agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Executive Officer without "Good Reason," as defined in the CIC Agreement.

        Under the terms of the CIC Agreements for each Named Executive Officer, severance payments will be made if the Executive's employment is terminated without cause or if the Executive terminates his or her employment for "Good Reason", as defined in the CIC Agreements, due to a change in control.

        In addition, all outstanding equity-based awards (for both Executives and all other employees who have received equity awards) generally accelerate upon a change in control of the Company, whether or not employment terminates. The Board believes it is appropriate to fully vest equity awards in change in control situations to allow the equity award holder to benefit from any gain in the stock price resulting from the transaction. In addition, the CIC Agreements for the Named Executive Officers,

except Mr. Hogan, provide that if their benefits exceed a specified amount, they will be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences that may result under Section 4999 of the Internal Revenue Code with respect to the CIC benefits and to preserve the level of severance protections that we determined to be appropriate when we entered into these agreements. The payment of severance benefits under the CIC Agreements is contingent upon the execution of a release of claims against the Company.

        Other than the CIC Agreements, we do not have any formal severance benefit agreements with any of our executive officers. Mr. Thompson's Employment Agreement, filed as an exhibit to the report on Form 8-K filed with the SEC on February 21, 2008, prevents the Company from terminating his CIC Agreement during the term of the Employment Agreement.

Tax Policy

        Section 162(m) of the Internal Revenue Code limits the deductibility of cash compensation in excess of $1 million paid to the CEO and the three most highly compensated Executives during any taxable year (other than the CFO), unless such compensation is considered "performance based compensation" that meets certain requirements. The Committee's intent generally is to design and administer compensation programs for the Company's Executives in a manner that will preserve the deductibility of compensation paid to the Named Executive Officers and the Committee believes that its current compensation program generally satisfies the requirements for exemption from the Section 162(m) deduction limitation; however, the Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success even if certain aspects of the compensation paid under such programs may not be fully deductible. For example, restricted stock unit awards are not considered performance-based compensation under Section 162(m), and may not be fully deductible when paid. The Committee has considered and will continue to consider tax and other consequences in structuring its compensation arrangements with Executives and will continue to ensure that the arrangements are reasonable and consistent with the goals of the Company and its stockholders. Total cash compensation was less than $1 million for each Named Executive Officer for fiscal 2009 and, therefore, all compensation should be deductible by the Company.

        Cash bonuses are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, the Company expects to be permitted to deduct compensation related to cash bonuses earned by Named Executive Officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

    THE COMPENSATION COMMITTEE

    Kendall R. Bishop, Chairman
    Jon Gacek
    Kambiz Hooshmand

 EQUITY COMPENSATION PLAN INFORMATION

        The Company currently maintains three equity compensation plans: the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan"), and the Power-One, Inc., 2004 Stock Incentive Plan (the "2004 Plan"). With the exception of the 2001 Plan, each of these plans has been approved by the Company's stockholders.

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 3, 2010.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	6,232,035	(1)	$7.13	(2)	226,750	(3)
Equity compensation plans not approved by stockholders	259,720	(4)	$6.13		—
Total	6,491,755		$7.07		226,750

(1)
Of these shares, 1,623,340 were subject to outstanding stock options then outstanding under the 2004 Plan, 2,289,262 were subject to outstanding stock unit awards granted under the 2004 Plan, 2,291,933 were subject to outstanding stock options under the 1996 Plan and 27,500 were subject to outstanding stock unit awards under the 1996 Plan. No further awards may be granted under the 1996 Plan.

(2)
This number does not reflect the 2,289,262 shares that were subject to outstanding stock unit awards granted under the 2004 Plan and 27,500 shares that were subject to outstanding stock unit awards granted under the 1996 Plan.

(3)
All shares available for future issuance are under the 2004 Plan. Subject to certain express limits of the 2004 Plan, shares available for award purposes under the 2004 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, and performance shares.

(4)
All of these shares were subject to awards granted under the 2001 Plan. The 2001 Plan was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. The 2001 Plan is administered by our Compensation Committee. Awards under the 2001 Plan may only be nonstatutory stock options. No awards under the 2001 Plan may be made to any director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The maximum term of options granted under the 2001 Plan is 10 years after the initial date of the award. No new awards may be granted under the 2001 Plan. Options granted under the 2001 Plan have been granted at the "fair market value" of the underlying shares (i.e. the closing price of our stock on the date the option is granted). Generally, awards that are not yet exercisable will terminate upon the date the grantee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment.

EXECUTIVE COMPENSATION

        Information regarding each of the Named Executive Officers is included in Part I, Item 1, under the caption "Executive Officers of the Registrant" in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and is hereby incorporated by reference into this Proxy Statement.

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation of individuals who during fiscal 2009 served as the Company's (i) principal executive officer, (ii) principal financial officer; and (iii) the next three most highly compensated executive officers who earned at least $100,000 during fiscal 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Richard J. Thompson	2009	500,000	0	333,868	285,000	513,152	98,270	1,730,290
President and Chief	2008	423,077	0	234,281	249,375	0	76,685	983,418
Executive Officer
Linda C. Heller	2009	242,308	0	80,625	0	128,288	27,359	478,580
Sr. Vice President	2008	94,231	25,000	33,594	0	0	4,418	157,243
Finance, and Chief Financial Officer
Neil Dial	2009	350,000	0	18,826	104,577	220,210	72,675	766,288
Sr. Vice President,	2008	80,769	120,000		22,188		7,248	230,205
Operations
Alexander Levran,	2009	330,000	0	116,340	118,840	154,567	16,957	736,704
Sr. Vice President,	2008	269,423	0	89,125	37,813		19,780	416,141
Research and Development,	2007	255,000	0	89,125	0		16,096	360,221
and Chief Technology Officer
Mark Hogan	2009	328,087	0	69,436	118,840	145,018	47,588	708,969
Senior Vice President, Global Sales

(1)
The bonus amounts reported in column (d) for Mr. Dial and Ms. Heller in 2008 represent sign-on bonuses paid to each of them in connection with their employment.

(2)
The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 share-based compensation expense for outstanding restricted stock unit awards as to which the restrictions have not lapsed. See Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended January 3, 2010 for a discussion of assumptions made in valuation of share based compensation. The restrictions on restricted stock awards granted in fiscal 2009 lapse on the first, second and third anniversary of the grant date. The amounts reported reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes, disregarding any estimate of forfeitures related to service-based vesting conditions.

(3)
The amounts reported in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 share-based compensation expense during fiscal 2009 for outstanding stock option and stock appreciation right ("SAR") awards. See Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended January 3, 2010 for a discussion of assumptions made in valuation of share-based compensation.

(4)
Payouts were earned under the 2009 MIP discussed in "Short-Term Incentives—Cash Bonus Plans" above in the Compensation Discussion and Analysis, but were not paid until fiscal 2010.

(5)
The amounts in column (h) for each of the Named Executive Officer's includes the following: Mr. Thompson—$72,000 (living allowance), $13,260 (auto allowance), $9,800 (Company match to 401K plan) and premiums paid for the executive medical plan and life insurance; Ms. Heller—$9,365 (tax gross up), $7,800 (auto allowance), $6,744 (Company match to 401K plan) and premiums paid for the executive medical plan and life insurance; Mr. Dial—$51,385 (living allowance), $7,800 (auto allowance), $9,800 (Company match to 401K plan) and premiums paid for the executive medical plan and life insurance; Mr. Levran—$7,800 (auto allowance), $5,947 (Company match to 401K plan), $2,250 (executive medical) and life insurance premium; Mr. Hogan—$14,042 (auto allowance), $32,809 (Company contribution to retirement plan) and life insurance premium.

 GRANTS OF PLAN BASED AWARDS—FISCAL 2009

        The following table provides information regarding the awards under the Company's MIP and under the 2004 Plan. There were no equity-based incentive awards granted to the Named Executive Officers during fiscal 2009, other than the restricted stock unit awards disclosed below. The Named Executive Officers did earn payouts under the terms of the 2009 MIP, although payments were not made to the Executives until 2010.

					All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Richard J. Thompson,		$250,000	$500,000	$750,000
President and Chief	12/11/09				200,000	808,000
Executive Officer	10/27/09				200,000	602,000
Linda C. Heller,		$62,500	$125,000	$187,500
Sr. Vice President Finance, Treasurer, and Chief Financial Officer
Neil Dial,		$105,000	$210,000	$315,000
Sr. Vice President, Operations	12/11/09				25,000	101,000
	10/27/09				100,000	301,000
Alexander Levran,		$99,000	$198,000	$297,000
Sr. Vice President,	12/11/09				75,000	303,000
Research and Development,	10/27/09				125,000	376,250
and Chief Technology Officer
Mark Hogan,		$73,750	$147,500	$221,250
Sr. Vice President, Global Sales	10/27/09				80,000	240,800

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

        As noted in the "Compensation Discussion and Analysis" above, none of the Named Executive Officers are covered by employment agreements except Richard Thompson. The Company and Mr. Thompson entered into an employment agreement on February 18, 2008, which provided for a two-year initial term with automatic annual renewals thereafter. The agreement provided for an initial base salary of $500,000. His employment agreement further entitled him to a target incentive payment equal to 100% of his base salary during each year of his employment, with a minimum bonus in the amount of $350,000 in 2008 if certain targets were achieved. Mr. Thompson did not receive a bonus for fiscal 2008 because the Company did not achieve positive earnings per share for the calendar 2008 year. In addition, the employment agreement provided Mr. Thompson with an award of 450,000 restricted stock units, 500,000 options and 250,000 SARs. The restricted stock units are scheduled to vest in substantially equal annual installments on each of the first four anniversaries of the effective date of the Employment Agreement. The stock options and SAR grants awarded to Mr. Thompson fully vest on the fourth anniversary of each of the respective grant dates; however 50% of the options and SARs were subject to accelerated vesting on March 1, 2010 if (A) the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2009 and ending March 1, 2010 exceeds 150% of the exercise price of the awards and (B) the Company's consolidated net income for the 2009 calendar year as determined under GAAP equals or exceeds 5% of the Company's consolidated net sales revenue for such period determined under GAAP. The Company's consolidated net income target was not achieved and the vesting of the options and SARs did not accelerate. In addition, 25% of the total number of options and SARs will vest on March 1, 2011 if (X) the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2010 and ending March 1, 2011 exceeds 160% of the exercise price of the awards and (Y) the Company's consolidated net income for the 2010 calendar year as determined under GAAP equals or exceeds 7.5% of the Company's consolidated net sales revenue for such period determined under GAAP.

        The Company is also party to at-will offer letters with Linda Heller and Neil Dial. The offer letter with Ms. Heller, dated July 31, 2008, provides for an initial base salary of $250,000 and a target annual incentive payment equal to 50% of base salary. The offer letter with Ms. Heller also provided for an award of 150,000 restricted stock units, vesting over four years, 25% per year. The offer letter with Mr. Dial, dated August 12, 2008, provides for an initial base salary of $350,000 and a target annual incentive payment equal to 60% of base salary. The offer letter with Mr. Dial also provided for an award of 250,000 options, which vest in full on the fourth anniversary of the grant date, subject to accelerated vesting as follows: (A) 50% of the options will vest if, after the first anniversary of the grant date, the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days exceeds 175% of the exercise price of the awards The target stock price was achieved and 50% of Mr. Dial's options vested on October 30, 2009 and (B) the remaining 50% of the options will vest if, after the second anniversary of the grant date, the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days exceeds 275% of the exercise price of the awards.

        The amounts set forth above in "Estimated Payouts Under Non-Equity Incentive Plan Awards" reflect amounts that each Named Executive Officer was eligible to earn under the MIP discussed above in the "Short Term Incentives—Cash Bonus Plans" section of the "Executive Compensation Discussion and Analysis" under each of the bonus tiers established under the plan.

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan. The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

        All restricted stock unit awards reported in the table above are scheduled to vest 33.33% at each of the first, second and third anniversaries of the date of the initial award. All restricted stock units are payable in shares of the Company's Common Stock on a one-for-one basis following the vesting date and include the right to receive dividend payments.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of January 3, 2010.

	Option Awards				Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)(2)
Richard J. Thompson,		500,000	$2.38	02/18/2018	4,008	(3)	17,435
President and Chief Executive	—	250,000	$2.38	02/18/2018	337,500	(4)	1,468,125
Officer					200,000	(5)	870,000
					200,000	(6)	870,000
Linda C. Heller					112,500	(7)	489,375
Sr. Vice President, Finance, Treasurer & Chief Financial Officer	—	—	—	—
Neil Dial	125,000	125,000	$1.23	9/29/2018	25,000	(5)	108,750
Sr. Vice President—Operations					100,000	(6)	435,000
Alexander Levran,	75,000	75,000	$2.09	8/4/2018	12,500	(8)	54,375
Sr. Vice President, Research &					75,000	(5)	326,250
Development & Chief Technology					125,000	(6)	543,750
Officer
Mark Hogan	75,000	75,000	$2.09	08/04/2018	80,000	(6)	348,000
Senior Vice President Global	20,000		$9.12	07/21/2014	10,000	(9)	43,500
Sales(9)	5,000		$6.02	01/08/2013	10,000	(10)	43,500
	1,500		$5.77	10/01/2011
	2,000		$5.77	10/01/2011
	2,000		$35.88	06/06/2010

(1)
Option Awards in column (c) have the following vesting schedules: Mr. Thompson's award vests in full on the fourth anniversary of the grant date and becomes fully vested on February 18, 2012 (subject to accelerated vesting as described above); Mr. Dial's award vests in full on the fourth anniversary of the grant date and becomes fully vested on September 29, 2012 (subject to accelerated vesting as described above); Dr. Levran's and Mr. Hogan's awards vest in full on August 4, 2012 (subject to accelerated vesting as to 50% of the award seven days after the Company's Common Stock (measured during a period of any 20 out of 30 consecutive trading days that occur at any time starting 90 days before the first anniversary of the award date) is equal to or greater than 175% of the exercise price of the option, but not prior to the first anniversary of the grant, and as to the remaining 50% of the award seven days after the Company's Common Stock (measured during a period of any 20 out of 30 consecutive trading days that occur at any time starting 90 days before the second anniversary of the award date is equal to or greater than 275% of the exercise price of the option, but not prior to the second anniversary of the grant date).

(2)
The dollar amounts shown in column (g) are determined by multiplying (x) the number of shares or units reported in Column (f) by (y) $4.35 (the closing price of our Common Stock on December 31, 2009, i.e. the last business day of fiscal 2009).

(3)
Scheduled to vest on August 1, 2010.

(4)
Scheduled to vest in equal amounts on each of February 18, 2010, February 18, 2011, and February 18, 2012.

(5)
Awarded on December 11, 2009 and scheduled to vest over three years at 33.33% on each of the first, second and third anniversaries of the grant.

(6)
Awarded on October 27, 2009 and scheduled to vest over three years at 33.33% on each of the first, second and third anniversaries of the grant.

(7)
Awarded on July 31, 2009 and scheduled to vest over four years at 25% on each of the first, second, third and fourth anniversaries of the grant.

(8)
Scheduled to vest on January 2, 2011.

(9)
Awarded on August 13, 2007 and scheduled to vest over four years at 25% on the each of the first, second, third and fourth anniversaries of the grant date.

(10)
Awarded on July 31, 2006 and scheduled to vest in full on July 31, 2010.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2009

        The following table presents information regarding the vesting of stock awards and the exercise of options during fiscal 2009 with respect to stock awards previously granted to the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
(a)	(b)	(c)(1)
Richard J. Thompson	3,996	$5,594
President and Chief Executive Officer	112,500	$108,000
Linda C. Heller	37,500	$54,000
Sr. Vice President Finance, Treasurer and Chief Financial Officer
Neil Dial	—	—
Sr. Vice President—Operations
Alexander Levran	12,500	$46,875
Sr. Vice President—Research & Development and Chief	12,500	$16,000
Technology Officer
Mark Hogan	10,000	$11,400
Senior Vice President—Global Sales	5,000	$6,850

(1)
The dollar amounts shown in column (c) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our Common Stock on the vesting date.

 NONQUALIFIED DEFERRED COMPENSATION

        The Company does not have a plan that permits the deferral of compensation.

PENSION BENEFITS

        The Company does not have a plan that provides for retirement payments and benefits other than a tax-qualified defined contribution plan.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
AND ARRANGEMENTS FOR FISCAL YEAR 2009

        As described in our "Executive Compensation Discussion and Analysis" above, the Company is a party to change in control agreements ("CIC Agreements") with the Named Executive Officers. The CIC Agreements are administered by the Compensation Committee. Each CIC Agreement provides for automatic renewal on an annual basis, unless the Compensation Committee provides written notice of termination of the agreement to a Named Executive Officer at least three months prior to the renewal date. The terms of Mr. Thompson's Employment Agreement require that his CIC Agreement remain effective during the term of his Employment Agreement.

        Two forms of CIC Agreement were approved and adopted by the Compensation Committee. One form is known as the "Senior Executive CIC Agreement." The other form is known as the "Executive CIC Agreement." All Named Executive Officers except Mr. Hogan are covered by the Senior Executive CIC Agreement. Mr. Hogan is covered by the Executive CIC Agreement.

        The CIC Agreements provide that upon a change in control of the Company, the Named Executive Officers' equity-based awards, to the extent then outstanding and unvested, will become fully vested upon the closing of the transaction that constitutes a change in control. The CIC Agreements provide that the Named Executive Officer will be entitled to cash severance benefits only if (a) the Named Executive Officer's employment is terminated by the Company without cause or by the Named Executive Officer for good reason and (b) the termination occurs within the period beginning six months before and ending 24 months after a change in control of the Company.

        For purposes of the CIC Agreements, the term "change in control" means the occurrence of any of the following:

  (i)
  the acquisition by any person or group of beneficial ownership of twenty percent (20%) or more of either (1) the then-outstanding shares of Common Stock of the Company or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate);

  (ii)
  in any two year period a majority of the members of the Board of Directors is replaced by individuals other than individuals elected to the Board of Directors, or was nominated for election by the Company's stockholders, by a vote of at least two-thirds (2/3) of the directors then in office; or

  (iii)
  consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, in each case unless, following such transaction, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Company Common Stock and the outstanding Company voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities of the entity resulting from such transaction in substantially the same proportions as their ownership immediately prior to such transaction, (2) no person (excluding any entity resulting from such transaction or a parent of the Company or any successor of the Company or any employee benefit plan (or related trust) thereof beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of Common Stock of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty percent (20%) existed prior to the transaction, and (3) a change in control is not triggered pursuant to clause (ii) above with respect to the Company or any parent of the Company (or the successor entity).

        For purposes of the CIC Agreements, the term cause means the occurrence of either or both of the following: (i) the Executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (ii) the willful engaging by the Executive in misconduct that is significantly injurious to the Company. However, no act or failure to act on the Executive's part shall be deemed to be "willful" if the Executive reasonably believed in good faith that such acts or omissions were in the best interests of the Company.

        For purposes of the CIC Agreements, the term good reason means, without the Executive's express written consent, the occurrence of any one or more of the following: (i) a material reduction in the nature or status of the Executive's authorities, duties, responsibilities and/or reporting relationship, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) a reduction in the Executive's base salary; (iii) a significant reduction of the Executive's aggregate incentive opportunities under the Company's short and/or long-term incentive programs without replacement thereof; (iv) a significant reduction in the Executive's relative level of coverage and accruals under the Company's employee benefit and/or retirement plans, policies, practices, or arrangements in which the Executive participates (unless following such reduction the Executive's level of coverage under all such programs is at least as great as is provided to Executives who have the same or lesser levels of reporting responsibilities within the Company's organization); (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the CIC Agreement; or (vi) the Executive is informed by the Company that his principal place of employment for the Company will be relocated to a location that is greater than thirty-five (35) miles.

        If a Named Executive Officer (other than the Mr. Thompson) is entitled to severance under his or her CIC Agreement, the severance benefits include:

  (1)
  a lump-sum cash severance payment of an amount equal to the sum of the Executive's highest annualized rate of base salary in effect at any time during the period beginning six months before the change in control and ending on the date of termination and the average of the Executive's annual bonuses for the three full fiscal years immediately preceding the termination date;

  (2)
  payment or reimbursement of the Executive's COBRA premiums for one year;

  (3)
  lump-sum cash payment equal to the amount of the Executive's unvested benefits under any Company qualified or nonqualified retirement plan (including its 401(k) plan) and any Company nonqualified deferred compensation plan; and

  (4)
  reimbursement for Executive outplacement services obtained by the Executive during the twelve month period following termination, to a maximum of $15,000.

        Mr. Thompson's CIC Agreement includes the following benefits:

  (1)
  a lump-sum cash severance payment of an amount equal to two times his highest annualized rate of base salary in effect at any time after the commencement of the Protected Period, as defined in the CIC Agreement, and ending on the date of termination and an amount equal to two times the average of the annual bonuses paid to Mr. Thompson for the three full fiscal years immediately preceding the termination date;

  (2)
  payment or reimbursement of COBRA premiums for two years;

  (3)
  lump-sum cash payment equal to the amount of Mr. Thompson's unvested benefits under any Company qualified or nonqualified retirement plan (including its 401(k) plan) and any Company nonqualified deferred compensation plan; and

  (4)
  reimbursement for Executive outplacement services obtained by Mr. Thompson during the twelve month period following termination, to a maximum of $15,000.

        The CIC Agreements provide that payment of the severance benefits described above is contingent on the execution of a general release of claims in favor of the Company. In addition, the CIC Agreements include provisions under which, in consideration for the payments and benefits under the CIC Agreement, the Executive agrees to:

  (1)
  Maintain and preserve the confidentiality of all Company confidential and proprietary information known to the Executive as of the Executive's termination of employment;

  (2)
  For a period of one year after termination of employment, not contact, solicit, or hire an employee of the Company (either directly or indirectly via a third party);

  (3)
  For a period of one year after termination of employment, not make any public or private statement that is critical of or disparaging to the Company or its officers, directors or employees.

        The following table presents the estimated payouts that would be made upon a change in control coupled with a Named Executive Officer's termination of employment (other than for cause or retirement), assuming the change in control occurred as of January 3, 2010. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Executive Officer's pay, the terms of any change in control transaction and the subsequent impact of the transaction on the Executive's employment.

	Severance Benefits
Name and Principal Position	Cash Severance Payment/Base Salary(1)	Payment of COBRA Premiums(2)	Other(3)	Fair Market Value of Accelerated Equity Compensation(4)	Excise Tax Gross- Up(5)	Total
Richard J. Thompson	$1,000,000	$50,851	$15,000	$4,685,625	$779,429	$6,530,905
President & Chief Executive Officer
Linda C. Heller	$250,000	$24,539	$15,000	$489,375	—	$778,914
Sr. Vice President Finance, Treasurer & Chief Financial Officer
Neil Dial	$350,000	$24,539	$15,000	$933,750	—	$1,323,289
Sr. Vice President, Operations
Alexander Levran	$330,000	$24,539	$15,000	$1,093,875	—	$1,463,414
Sr. Vice President Research & Development & Chief Technology Officer
Mark Hogan	$328,087	$0	$15,000	$604,500	—	$947,587
Sr. Vice President Global Sales

(1)
Represents one time the Named Executive Officer's annual base salary except in the case of Mr. Thompson, where the amount represents twice his annual base salary.

(2)
Estimated cost to Company of premiums payable over applicable time period for the Named Executive Officer.

(3)
Maximum amount payable or to be reimbursed to the Named Executive Officer for outplacement services. As of January 3, 2010, the Named Executive Officers were vested in the 401(k) plan in the amounts that appear next to their names. Mr. Hogan does not participate in the 401(k) plan. Mr. Thompson—50%; Dr. Levran—100%; Ms. Heller—50%; Mr. Dial—50%.

(4)
Based on closing price of $4.35 on December 31, 2009, the last business day of our fiscal year 2009. Each Executive would be entitled to full acceleration of his or her equity-based awards upon a change in control of the Company.

(i)
Does not include 4,008 restricted stock units awarded to Mr. Thompson as a director before he became an Executive, which will not vest until August 1, 2010. Includes 750,000 stock options and stock appreciation rights issued on February 18, 2008 at $2.38.

(ii)
Includes 112,500 currently unvested restricted stock units awarded to Ms. Heller on July 31, 2008.

  (iii)
  Includes 100,000 currently unvested restricted stock units awarded to Mr. Dial on October 27, 2009, 25,000 currently unvested restricted stock units awarded to Mr. Dial on December 11, 2009 and 125,000 stock options issued to Mr. Dial on September 29, 2008 at $1.23.

  (iv)
  Includes 12,500 currently unvested restricted stock units awarded to Dr. Levran on January 2, 2007, 125,000 currently unvested restricted stock units awarded to Dr. Levran on October 27, 2009, 75,000 currently unvested restricted stock units awarded to Dr. Levran on December 11, 2009, and 75,000 currently unvested stock options awarded to Dr. Levran on August 4, 2008 at $2.09 per share.

  (v)
  Includes 10,000 currently unvested restricted stock units awarded to Mr. Hogan on July 31, 2006, 10,000 currently unvested restricted stock units awarded to Mr. Hogan on August 13, 2007 and 80,000 restricted stock units awarded to Mr. Hogan on October 27, 2009. Also includes 75,000 currently unvested stock options awarded to Mr. Hogan on August 4, 2008 at $2.09 per share.

(5)
As noted above in the discussion at "Employment, Severance and Change in Control Agreements and Arrangements for Fiscal Year 2009," severance benefits payable to all of the Named Executive Officers except Mr. Hogan may be eligible for "gross up" payments related to excise taxes assessed against and arising in relation to "excess parachute payments" under Section 280G of the U.S. Internal Revenue Code.

        In addition to the CIC benefits described above, Mr. Thompson's employment agreement entitles him to the following:

        Termination Due to Death or Disability:    If Mr. Thompson's employment terminates by reason of his death or disability, Mr. Thompson (or his representative, as appropriate) will be entitled to (1) a lump sum payment equal to one times his base salary plus his target incentive bonus for the year of termination, (2) accelerated vesting of a pro-rata portion of his restricted stock units, stock options, stock appreciation rights and any other outstanding equity awards, provided that he will vest in a minimum of 50% of his restricted stock units, stock options and stock appreciation rights granted in connection with his commencement of employment (the "Accelerated Equity Vesting"), and (3) continued health and welfare benefits for up to twelve months.

        Termination Without Cause or as a result of Substantial Breach:    If Mr. Thompson's employment is terminated by the Company without cause or by Mr. Thompson due to a substantial breach, he will be entitled to (1) a lump sum payment equal to (A) the greater of one times his base salary or the base salary he would have earned through the expiration of the term of the Employment Agreement plus (B) his target incentive bonus for the year of the termination multiplied by the greater of one or the number of years left during the term of the Employment Agreement, (2) accelerated vesting of his equity incentive awards, (3) up to $45,000 for outplacement services incurred during the two years following termination, and (4) continued health and welfare benefits for up to 24 months.

        For purposes of the employment agreement, the term "cause" means the occurrence of any of the following: (i) the Executive is convicted of a felony under federal or state law; (ii) without the prior express written consent of the Board of Directors (other than the Executive), the Executive fails to perform, in any material respect, any of his material duties or obligations under the agreement (other than as a result of being disabled); or (iii) without the prior express written consent of the Board of Directors, the Executive takes actions or omits to take actions in connection with his duties and/or responsibilities under the agreement that constitute willful misconduct or gross negligence and such actions or omissions adversely and materially affect the business, reputation, financial or other condition of the Company.

        For purposes of the employment agreement, the term substantial breach means the Company's material breach of the agreement, including but not limited to (i) the failure of the Company to employ the Executive in his current or a substantially similar position, without regard to title, such that his duties and responsibilities are materially diminished without his consent; (ii) a material reduction in the Executive's base salary rate without his consent; or (iii) a relocation of the Executive's primary place of employment more than thirty-five (35) miles without his consent.

        Nonrenewal:    In the event the Company fails to offer to renew the Employment Agreement on terms no less favorable than those currently in effect, Mr. Thompson will be entitled to (1) a lump sum payment equal to one times his base salary plus his target bonus for the year in which the termination occurs, and (2) accelerated vesting of his equity incentive awards.

        The following table presents the estimated payouts that would be made upon a termination of employment of Mr. Thompson's employment in the absence of a change in control (other than for cause or retirement), assuming the termination of employment occurred on January 3, 2010. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The actual amount of severance benefits, will depend upon the Mr. Thompson's pay and other elements at the time of termination.

	Severance Benefits
Reason for Termination	Cash Severance Payment/Base Salary	Annual Incentive Based Compensation	Payment of COBRA Premiums(1)	Outplacement Services	Fair Market Value of Accelerated Equity Compensation(2)	Total
Death/Disability	$500,000	$500,000	$25,426	—	$2,098,125	$3,123,551
Termination without cause or for substantial breach	$500,000	$500,000	$50,851	$45,000	$4,685,625	$5,781,476
Nonrenewal	$500,000	$500,000	—	—	$4,685,625	$5,685,625

(1)
Estimated cost to Company of premiums payable over applicable time period.

(2)
Based on closing price of $4.35 on December 31, 2009, the last business day of our fiscal year 2009. Does not include 4,008 restricted stock units awarded to Mr. Thompson as a director before he became an Executive, which will not vest until August 1, 2010. Includes 750,000 stock options and stock appreciation rights issued on February 18, 2008 at $2.38.

 DIRECTOR COMPENSATION

        During fiscal 2009, the independent non-employee directors (the "Non-Employee Directors") received compensation for the service as a member of the Board of Directors. None of the Non-Employee Directors received any other compensation from the Company for their services as directors except for reimbursement of reasonable expenses incurred to attend Board and Committee meetings and to perform other duties related to their service to the Board of Directors.

Cash Compensation

        Upon election to the Board of Directors at the Annual Meeting of Stockholders held on May 19, 2009, each Non-Employee Director received an annual retainer fee of $20,000. The Chairman of the Board received an additional $30,000, the Chairman of the Audit Committee received an additional $15,000 and the Chairmen of the Compensation and the Nominating and Corporate Governance Committees each received an additional $5,000. Board members also received meeting fees in the amount of $3,000 per day for in person meetings and $1,000 per day for telephonic meetings that exceed two hours and involved substantial time and preparation. Only one daily meeting fee was paid on days when there were multiple meetings of the Board and/or one or more Committees on the same day. The Company also reimburses Non-Employee Directors for reasonable out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

        Committee memberships are assigned as soon as possible after the Annual Meeting of Stockholders at which the Board members are elected.

Non-Employee Director Equity Awards

        Upon election to the Board of Directors at the Annual Meeting of Stockholders held on May 19, 2009, each Non-Employee Director received options to purchase 10,000 shares of the Company's Common Stock at $1.19 per share, which was the closing price of the Company's Common Stock on the date of the award. Mr. Walters received an additional 15,000 options to purchase Common Stock at $1.19 per share as additional compensation for his services as Chairman of the Board. All of the options are scheduled to vest on the first anniversary of the grant date or on the date of the 2010 Annual Meeting of Stockholders, whichever occurs first. Upon election to the Board of Directors to fill the position vacated by Mr. Jacoby, Mr. Hooshmand received 30,000 options to purchase the Company's Common Stock at $2.26 per share, which was the closing price of the Company's Common Stock on the date of his award. His options are scheduled to vest with respect to thirty-three and one-third percent (33.33%) of the total number of options on the earlier to occur of (i) the first, second and third anniversaries of the date of the award or (ii) the date upon which the Annual Meeting of Stockholders occurs in the year following the date of the option award, and in the second and third years thereafter.

        Non-Employee Directors must serve for not less than 180 days prior to the date of the Annual Meeting to be eligible to receive the annual equity award paid to directors elected to the Board at that meeting. This provision avoids the situation where a newly elected Non-Employee Director might otherwise receive his or her initial award, followed closely thereafter by an annual award if his or her election by stockholders occurs within a short time after the director was appointed by the Board to fill a vacancy. The annual awards vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) one day before the next Annual Meeting date following the date of grant.

        From time-to-time, directors receive stock units as compensation for the service to the Board. Stock units granted to our Non-Employee Directors are paid in shares of the Company's Common Stock upon vesting. Stock units have no dividend or voting rights until shares of Common Stock are issued and held of record by the Non-Employee Director.

Stock Ownership Guidelines

        In July 2008 the Company established stock ownership guidelines for employee and non-employee directors, which guidelines were amended in February 2010 to increase the value of Common Stock required to be held by directors from $100,000 to three times the value of the stock component of a Director's compensation. Directors have five years after February 2010 or the date upon which a director is appointed, whichever occurs later, to achieve the ownership guidelines.

Other Compensation, Plans or Benefits

        The Company does not provide Non-Employee Directors with any other compensation, benefits, compensation deferral arrangements, perquisites, severance, change in control, or other consideration for service to the Company as a director; however, directors are entitled to participate in the medical benefit programs offered to the Company's employees, at their own expense. The following table presents information regarding the compensation paid for fiscal 2009 to our Non-Employee Directors. Employee directors and Messrs. Shah and Ryland do not receive compensation for their service to the Board.

Name (a)	Fees Earned Or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Option Awards ($)(1)(2) (d)	Total ($) (e)
Kendall R. Bishop	53,000	4,093	6,754	63,847
Jon Gacek	60,000	3,535	4,954	68,489
Steven J. Goldman	48,000	4,093	6,754	58,847
Jon E.M. Jacoby	45,000	4,093	—	49,093
Mark Melliar-Smith	47,250	4,093	4,954	56,297
Kambiz Hooshmand	5,000	—	8,719	13,719
Jay Walters	78,000	10,233	12,688	100,921

(1)
All 1996 Plan Non-Employee Director options have an exercise price equal to the fair market value on the grant date, a ten-year term, and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. All 2004 Plan Non-Employee Director options have an exercise price equal to the fair market value on the grant date, a ten-year term, and vest on the first anniversary of the grant date, except options granted as an initial award to a director, which vest in equal installments over a three-year period. All of the outstanding options reported in the table above were fully vested as of January 3, 2010 or will vest on the earlier of the anniversary of the grant date or the day of the 2010 Annual Meeting of Shareholders. Of the 130,000 shares issuable upon exercise of Mr. Bishop's options, 120,000 have an exercise price of $20.87 and will expire April 17, 2010. The first one-third of Mr. Hooshmand's award will vest on the first anniversary of the grant date. All restricted stock unit awards were granted under the 2004 Stock Incentive Plan. For a discussion of the terms of the restricted stock unit awards granted to our Non-Employee Directors, please see "Non-Employee Director Equity Awards" above.

(2)
The amounts reported in Column (d) of the table above reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards for financial statement reporting purposes with respect to fiscal 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). In fiscal 2009, each Non-Employee Director, except Messrs. Ryland and Shah received options to purchase shares of the Company's Common Stock. Mr. Walters received options to purchase 25,000 shares of the Company's Common Stock and Messrs. Bishop, Gacek, Goldman, Jacoby and Melliar-Smith each received options to purchase 10,000 shares of the Company's Common Stock at $1.19 per share. The options granted to Mr. Jacoby were forfeited as a result of his resignation from the Board of Directors in October 2009. Upon appointment to the Board of Directors, Mr. Hooshmand received 30,000 options to purchase the Company's Common Stock at $2.26 per share. On October 23, 2009, Messrs. Bishop and Goldman each received options to purchase 5,000 shares of the Company's Common Stock at $2.80 per share in recognition of the additional services they each performed in respect of a significant private placement financing consummated during fiscal 2009. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 14 to the Company's Consolidated Financial Statements, included as part of the Company's 2009 Annual Report to Stockholders filed on Form 10-K and incorporated herein by reference.

  The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each Non-Employee Director as of January 3, 2010, except Messrs. Ryland and Shah, who are not entitled to compensation as directors. Mr. Thompson's outstanding equity awards are shown in the "Outstanding Equity Awards at Fiscal 2009 Year-End" table above instead of in this table.

Director	(1996 Stock Incentive Plan) Number of Shares Subject to Outstanding Options as of 01/03/10	(2004 Stock Incentive Plan) Number of Shares Subject to Outstanding Options as of 01/03/10	(2004 Stock Incentive Plan) Number of Unvested Shares of Restricted Stock as of 01/03/10
Kendall R. Bishop	130,000	30,000	0
Jon Gacek	0	10,000	8,004
Steven J. Goldman	0	15,000
Kambiz Hooshmand		30,000
Jon E.M. Jacoby		0
Mark Melliar-Smith	52,500	20,000
Jay Walters	142,500	35,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2009, Mr. Bishop served as Chairman of the Compensation Committee. Mr. Gacek served as a Compensation Committee member during fiscal 2009 and Mr. Jacoby served as a Compensation Committee member until his resignation on October 21, 2009. Mr. Hooshmand was appointed to the Compensation Committee, effective October 22, 2009 to fill the vacancy created by Mr. Jacoby's resignation. None of the Compensation Committee members have ever served as an officer or employee of the Company. None of the Compensation Committee members and none of the Company's executive officers currently have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2009.

BENEFICIAL OWNERSHIP OF POWER-ONE, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

        The following table reports the amount of Power-One Common Stock beneficially owned by (a) each person or group believed to own more than 5% of the Company's Common Stock outstanding on the Record Date; (b) each director, (c) each Named Officer listed in the Summary Compensation Table of this Proxy Statement (hereafter referred to as "Named Officers"), and (d) all directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on the 88,369,957 shares of Common Stock outstanding on the Record Date plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

Name of Beneficial Owner	Number of Shares(1)	Percent of Total
Silver Lake Sumeru Fund L.P.(2)
Silver Lake Technology Investors Sumeru L.P.
Silver Lake Technology Associates Sumeru L.P.
SLTA Sumeru (GP), L.L.C. 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025	44,444,443	33.5
Security Investors, LLC(3) One Security Benefit Place Topeka, KS 66636-0001	10,344,660	11.7
Waddell & Reed Financial, Inc.(4) Waddell & Reed Financial Services, Inc. Waddell & Reed, Inc. Waddell & Reed Investment Management Company Ivy Investment Management Company 6300 Lamar Avenue Overland Park, KS 66202	8,209,150	9.3
Wells Fargo & Company(5) 420 Montgomery Street, San Francisco, CA 94104	7,870,869	8.9
Warren A. Stephens(6) 111 Center Street Little Rock, Arkansas 72201	5,385,973	6.1
Steven J. Goldman(7)	2,586,199	2.9
Richard J. Thompson(8)	485,571		*
Kendall R. Bishop(9)	292,317		*
Jay Walters(10)	100,523		*
Mark Melliar-Smith(11)	100,167		*
Jon Gacek(12)	17,992		*
Kambiz Hooshmand	0		*
Kyle Ryland	0
Ajay Shah	0
Mark Hogan(13)	145,000		*
Neil Dial(14)	125,000		*
Alexander Levran(15)	101,799		*
Linda C. Heller(16)	24,093		*
All current executive officers and directors as a group (14 persons)(17)	3,991,161	4.5

*
Less than 1%

Notes

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the directors shall be 740 Calle Plano, Camarillo, California 93012.

(2)
Based on Schedule 13D filed with the SEC on May 18, 2010 (i) Silver Lake Sumeru Fund, L.P. (SLSF) claims sole voting power with respect to 21,846,306 shares of common stock and sole dispositive power with respect to 44,081,481 shares of common stock, (ii) Silver Lake Technology Investors Sumeru, L.P. (SLTI) claims sole voting power and sole dispositive power with respect to 362,962 shares of common stock. Includes 44,444,443 shares of common stock with respect to which Silver Lake Technology Associates Sumeru, L.P. (SLT L.P.) and SLTA Sumeru (GP) L.L.C. each disclaim beneficial ownership. However, Silver Lake and its affiliates may not convert its securities into Common Stock to the extent that following such conversion they would exceed 19.9% of the voting power of Power-One or own more than 19.9% of the total shares of Common Stock then outstanding, except Silver Lake and its affiliates may convert in connection with and subject to the completion of (x) a public sale of the Common Stock issued upon conversion, if following consummation of such public sale, Silver Lake and its affiliates would not own more than 19.9% of the shares of Common Stock then outstanding or (y) a third party tender offer for the Common Stock issuable thereupon. The voting interests of Silver Lake and its affiliates will be capped at 19.9% on all matters they vote on with the holders of the Common Stock.

(3)
Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2010, Security Investors, LLC claims sole voting and dispositive power with respect to 10,344,660 shares of common stock.

(4)
Based on Amendment No. 3 to Schedule 13G filed on November 6, 2009 (i) Ivy Investment Management Company claims sole voting and dispositive power with respect to 1,191,800 shares of common stock, (ii) Waddell & Reed Investment Management Company claims sole voting and dispositive power with respect to 7,017,350 shares of common stock; (iii) Waddell & Reed, Inc. claims sole voting and dispositive power with respect to 7,017,350 shares of common stock; (iv) Waddell & Reed Financial Services, Inc. claims sole voting and dispositive power with respect to 7,017,350 shares of common stock; and (v) Waddell & Reed Financial Inc. claims sole voting and dispositive power with respect to 8,209,150 shares of common stock. The five entities that jointly reported on Form 13GA have stated they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act. Indirect "beneficial ownership" is attributed to the respective parent companies solely because of the parent companies' control relationship to WRIMCO and IICO.

(5)
Based on Amendment No. 4 to Schedule 13G filed with the SEC on January 28, 2010 by Wells Fargo & Company on its own behalf and on behalf of Wells Fargo Capital Management, Inc., Wells Fargo Funds Management LLC, Wells Fargo Bank, N.A., Wachovia Securities, LLC, and Wachovia Capital Markets, LLC (i) Wells Fargo & Company claims sole voting power with respect to 7,760,732 shares of common stock, sole dispositive power with respect to 7,868,346 shares of common stock and shared dispositive power with respect to 2,522 shares of common stock;

  (ii) Wells Capital Management Incorporated claims sole voting power with respect to 2,565,256 shares of common stock and sole dispositive power with respect to 7,559,666 shares of common stock; and (iii) Wells Fargo Funds Management LLC claims sole voting power with respect to 5,096,175 shares of common stock and sole dispositive power with respect to 209,380 shares of common stock.

(6)
Based on Amendment No. 11 to Schedule 13D filed with the SEC on February 16, 2010 on behalf of Warren A. Stephens and the following joint filing parties: Warren and Harriet Stephens Children's Trust, Harriet Calhoun Stephens Trust, Harriet C. Stephens, Warren Miles Amerine Stephens Trust UID 9/10/86, John Calhoun Stephens Trust UID 12/01/87, Laura Whitaker Stephens Trust UID 12/28/90, Douglas H. Martin and Curtis F. Bradbury, Jr., Warren A. Stephens has sole voting and dispositive power over 4,334,154 shares of common stock and shared voting and dispositive power over 297,637 shares of common stock, including 130,171 shares owned by each of the Warren Miles Amerine Stephens Trust, John Calhoun Stephens Trust, and Laura Whitaker Stephens Trust, as to which Mr. Stephens, as sole trustee, has sole voting and dispositive power, 3,543,521 shares owned by Stephens Investments Holdings LLC as to which Mr. Stephens, as manager, has sole voting and dispositive power, 200,120 shares owned by Warren A. Stephens IRA as to which Mr. Stephens has sole voting and dispositive power, 7,235 shares owned by Stephens Investment Partners 2000A LLC and 11,220 shares owned by Stephens Investment Partners 2000B LLC, as to which Messrs. Stephens, Martin and Bradbury, as Co-Managers of each LLC, have shared voting and dispositive power, 58,243 shares held by Stephens Inc. in discretionary customer accounts as to which Mr. Stephens, as President of Stephens Inc., has shared voting and dispositive power, 220,939 shares owned by Warren and Harriet Stephens Children's Trust, as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Mr. Bradbury, a co-trustee of the trust, and 200,000 shares held by Stephens Inc., in its inventory, as to which Mr. Stephens has sole voting and dispositive power. Harriet C. Stephens has sole voting and dispositive power over 85,348 shares owned by Harriet Calhoun Stephens Trust, of which Harriet C. Stephens is a trustee. Doug Martin has beneficial ownership of 110,772 shares, including 5,908 shares owned by Martin Family Partnership IV, as to which Mr. Martin has sole voting and dispositive power, 39,629 shares owned individually by Mr. Martin and 42,780 shares owned by Mr. Martin's IRA, as to which Mr. Martin has sole voting and dispositive power, 1,000 shares owned by each of Mr. Martin's four minor children, as to which Mr. Martin has sole voting and dispositive power, and 7,235 shares owned by Stephens Investment Partners 2000A LLC and 11,220 shares owned by Stephens Investment Partners 2000B LLC, as to which Messrs. Stephens, Martin and Bradbury, as Co-Managers of each LLC, have shared voting and dispositive power. Curtis F. Bradbury has beneficial ownership of 558,062 shares, including 317,168 shares owned individually by Curtis F. Bradbury, 1,500 shares owned by Curtis F. Bradbury, III, Mr. Bradbury's minor child, over which Mr. Bradbury has sole voting and dispositive power, 7,235 shares owned by Stephens Investment Partners 2000A LLC and 11,220 shares owned by Stephens Investment Partners 2000B LLC, as to which Messrs. Stephens, Martin and Bradbury, as Co-Managers of each LLC, have shared voting and dispositive power, and 220,939 shares owned by Warren and Harriet Stephens Children's Trust, as to which Mr. Bradbury has shared voting and dispositive power as a co-trustee of the trust.

(7)
Includes 2,571,199 shares with respect to which Mr. Goldman claims sole voting and dispositive power and 15,000 shares issuable upon exercise of options.

(8)
Includes 485,571 shares with respect to which Mr. Thompson claims sole voting and dispositive power. Does not include 225,000 Restricted Stock Units that will not vest within 60 days of the Record Date.

(9)
Includes 132,317 shares held by Kendall R. Bishop and Diane Bishop as Trustees of the Bishop Living Trust, with respect to which Mr. Bishop claims shared voting and dispositive power and

  160,000 shares issuable upon exercise of options by Mr. Bishop, 120,000 of which have an exercise price of $20.87 per share and will expire on April 17, 2010.

(10)
Includes 43,023 shares with respect to which Mr. Walters has sole voting and dispositive power and 57,500 shares issuable upon exercise of options by Mr. Walters.

(11)
Includes 17,667 shares with respect to which Mr. Melliar-Smith claims sole voting and dispositive power and 82,500 shares issuable upon exercise of options by Mr. Melliar-Smith.

(12)
Includes 7,992 shares with respect to which Mr. Gacek claims sole voting and dispositive power and 10,000 shares issuable upon exercise of options by Mr. Gacek.

(13)
Includes 39,500 shares with respect to which Mr. Hogan claims sole voting and dispositive power and 105,500 shares issuable upon exercise of options by Mr. Hogan.

(14)
Includes 125,000 shares issuable upon exercise of options by Mr. Dial.

(15)
Includes 26,799 shares with respect to which Dr. Levran claims sole voting and dispositive power and 75,000 shares issuable upon exercise of options by Dr. Levran.

(16)
Includes 24,093 shares with respect to which Ms. Heller claims sole voting and dispositive power. Does not include 112,500 Restricted Stock Units that will not vest within sixty days of the record date.

(17)
Includes 630,500 shares issuable upon exercise of options by Executive Officers and directors as a group within 60 days after the Record Date. This total gives effect to the three-for-two and two-for-one splits of our common stock affected during 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish copies of all Section 16(a) forms to the Company. Based solely upon our review of the copies of such forms received by the Company and upon written representations from certain reporting persons, we believe that during fiscal 2009 our officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        The Company has adopted written policies and procedures for the review and approval or ratification of related party transactions. Primary authority and responsibility for administration of this policy and procedure rests with the Audit Committee of the Board of Directors.

        The Corporate Secretary of the Company is responsible for the initial determination of whether a proposed or existing transaction qualifies as a related party transaction under Item 404 of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934. Any "related person" as described in the instructions to Item 404 that proposes to enter into a potential transaction with the Company is required to provide the Corporate Secretary with notice of the proposed transaction and with the following information regarding the proposed transaction:

  •
  the person's interest in the transaction;

  •
  the material terms of the proposed transaction, including the aggregate value or, in the case of indebtedness, the aggregate principal and interest rate;

  •
  the person's interest in the transaction with the registrant, including the related person's positions or relationships with or ownership in a firm, corporation or other entity that is a party to or has an interest in the transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party; and

  •
  the benefits to the Company of the proposed transaction.

        If the applicable proposed transaction is determined to be a related party transaction, the proposed transaction is presented to disinterested members of the Audit Committee for consideration and approval.

        All related party transactions are subject to approval or ratification of the Audit Committee. The Audit Committee evaluates applicable transactions with attention to and consideration of all relevant facts and circumstances, including benefits to the Company, the potential effect of a given proposed transaction on the independence of the related party, the availability of alternative non-related products or services, the terms of the proposed transaction, and other criteria deemed relevant to the Audit Committee. The Audit Committee may approve a related party transaction if the Audit Committee determines that the given transaction is on terms that are not inconsistent with the best interests of the Company and its stockholders. In the event a given transaction involves multiple members of the Audit Committee, the proposed transaction will be considered by disinterested members of the Board of Directors in place of the Audit Committee.

Relationships and Transactions

  Brokerage Fees

        Warren Stephen, who owns approximately 6% of the Company's outstanding common stock as of the Record Date, owns 100% of Stephens Insurance, which performs brokerage services for the Company. In fiscal 2009, the Company paid Stephens Insurance approximately $0.2 million in brokerage fees.

FINANCIAL AND OTHER INFORMATION

        On or about March 22, 2010, the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010, including financial statements, together with this proxy statement will be mailed to stockholders of record as of the close of business on the Record Date. Power-One will furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended January 3, 2010, including financial statements and the financial statement schedule as filed with the SEC, to any stockholder who submits a written request to the Corporate Secretary at Power-One's principal executive offices, at 740 Calle Plano, Camarillo, California 93012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON [            ], 2010

        The Notice and Proxy Statement and Annual Report are available at www.power-one.com under "Investors/SEC Filings." The information on our website is not incorporated by reference into this proxy statement/prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The information incorporated by reference in this proxy statement/prospectus as described below is considered to be a part of this proxy statement/prospectus, except for any information that is modified or superseded by information that is included directly in this proxy statement/prospectus or by a document subsequently filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Power-One has previously filed with the SEC. They contain important information about Power-One and its financial condition.

Power-One's SEC Filings	Period
Annual Report on Form 10-K	Year ended January 3, 2010 as filed on March 17, 2010

        Also incorporated by reference are additional documents that Power-One may file with the SEC after the date of this proxy statement/prospectus and prior to the date of the Annual Meeting under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        Information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

AVAILABLE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We make available on or through our website, http://power-one.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this proxy statement/prospectus. You may also request copes of such documents by contacting our Corporate Secretary at 740 Calle Plano, Camarillo, California 93012. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

        The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Power-One, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed above under "Incorporation of Certain Information by Reference," the information contained on the SEC website is not incorporated by reference into this prospectus.

        The Company has filed a registration statement on Form S-4 to register with the SEC the common stock of New Power-One to be issued in the Reorganization. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of New Power-One in addition to being a proxy statement of Power-One for the Annual Meeting of Stockholders.

        You should rely only on the information contained in this document or that which the Company has referred you to. The Company has not authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of shares of New Power-One's common stock in the Reorganization shall create any implication to the contrary.

 FORWARD LOOKING STATEMENTS

        This proxy statement/prospectus contains "forward-looking statements," as such term is used in the Private Securities Litigation Reform Act of 1995. Such statements reflect the expectations of management at the time such statements are made. The reader can identify such forward-looking statements by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intend(s)," "potential," "continue," "can," "believe," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

        Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" above. All forward-looking statements included in this proxy statement/prospectus are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

LEGAL MATTERS

        The validity of the common stock of New Power-One to be issued in the Reorganization and certain other legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP.

        Richards, Layton & Finger, P.A. has rendered an opinion to Power-One and New Power-One as to the binding nature of the transfer restrictions under Delaware law.

EXPERTS

        The financial statements, and the related financial statement schedule, incorporated in this proxy statement/prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 3, 2010, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION
BY AND AMONG
POWER-ONE, INC., POWER-ONE MERGER SUB, INC., AND
NEW POWER-ONE, INC.

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of [            ], 2010, is by and among Power-One, Inc., a Delaware corporation (the "Company"), New Power-One, Inc., a Delaware corporation ("New Power-One"), and Power-One Merger Sub, Inc., a Delaware corporation ("Merger Sub").

        WHEREAS, the Company has an authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"), of which [            ] shares are issued and outstanding as of [            , 2010], and 30,000,000 shares of preferred stock (the "Company Preferred Stock"), par value $0.001 per share, of which 23,625 shares designated as Series A Convertible Preferred Stock (the "Company Series A Preferred Stock") are issued and outstanding on the date hereof;

        WHEREAS, New Power-One has an authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share (the "New Power-One Common Stock"), of which 100 shares are issued and outstanding and are held by the Company on the date hereof, and 30,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding on the date hereof (the "New Power-One Preferred Stock");

        WHEREAS, Merger Sub has an authorized capital stock consisting of 1,000 shares of common stock, par value $0.001 per share (the "Merger Sub Common Stock"), all of which are issued and outstanding and are held by New Power-One on the date hereof;

        WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to effect a merger with Merger Sub, with the Company to be the surviving corporation and a wholly-owned subsidiary of New Power-One (the "First Merger");

        WHEREAS, immediately after the First Merger, and as part of an integrated plan, the Company shall merge with and into New Power-One, with New Power-One being the surviving corporation (the "Second Merger," and together with the "First Merger," the "Mergers");

        WHEREAS, by virtue of the Second Merger, New Power-One, Inc. will rename itself "Power-One, Inc.";

        WHEREAS, upon the consummation of the First Merger, each issued and outstanding share of Company Common Stock and Company Series A Preferred Stock immediately prior to the effective time of the First Merger will be automatically converted into one share of New Power-One Common Stock or New Power-One Series A Preferred Stock (as defined below), as applicable, and, following the Second Merger, Power-One and, following the First Merger, Merger Sub will cease to exist (the "Reorganization");

        WHEREAS, the board of directors of New Power-One has resolved that each share of New Power-One Common Stock and New Power-One Series A Preferred Stock into which a share of Company Common Stock or Company Series A Preferred Stock, as applicable, is converted by virtue of the First Merger shall be uncertificated until such time as the holder of such share of Company Common Stock or Company Series A Preferred Stock surrenders the Company Certificate (as defined herein) formerly representing such share of Company Common Stock or Company Preferred Stock, as applicable, held by such holder to New Power-One;

        WHEREAS, the boards of directors of the Company, New Power-One and Merger Sub each desire that, to facilitate the Reorganization, each of the Mergers be consummated pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company, New Power-One and Merger Sub have each approved this Agreement and declared its advisability and directed that this Agreement be submitted to a vote of their respective stockholders;

        WHEREAS, the Board of Directors of the Company has directed that this Agreement be submitted to a vote of the Company's stockholders at the annual meeting of stockholders (the "Annual Meeting"); and

        WHEREAS, New Power-One, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of New Power-One, shall, promptly after the execution and delivery of this Agreement, each adopt this Agreement.

        NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE 1
THE MERGERS

        Section 1.01.    The First Merger; Effect of First Merger.     At the First Merger Effective Time (as defined in Section 1.03 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL. Upon completion of the First Merger, the Company (as the surviving corporation of the First Merger) will become a wholly owned subsidiary of New Power-One.

        Section 1.02.    The Second Merger; Effect of Second Merger.     As an integral part of the intended Reorganization contemplated by this Agreement, at the Second Merger Effective Time (as defined in Section 1.03 below), the Company (as the surviving corporation of the First Merger) shall be merged with and into New Power-One pursuant to Section 251 of the DGCL, the separate existence of the Company shall cease, and New Power-One, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. New Power-One, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of the Company in accordance with the DGCL.

        Section 1.03.    Effective Time.     The First Merger Effective Time shall be the time at which a duly executed copy of a certificate of merger with respect to the First Merger is filed in the office of the Secretary of State of the State of Delaware or such later time specified in such certificate of merger, as applicable, in accordance with the provisions of the DGCL. The Second Merger Effective Time shall be the time at which a duly executed copy of a certificate of merger with respect to the Second Merger is filed in the office of the Secretary of State of the State of Delaware or such later time specified in such certificate of merger, as applicable, in accordance with the provisions of the DGCL.

        Section 1.04.    Company Certificate of Incorporation.     The certificate of incorporation, as amended, of the Company, as in effect immediately prior to the First Merger Effective Time, shall be and remain the certificate of incorporation, as amended, of the Company, as the surviving corporation, following the First Merger Effective Time until it shall thereafter be amended as provided by applicable law.

        Section 1.05.    New Power-One Certificate of Incorporation.     The certificate of incorporation, as amended, of New Power-One, as in effect immediately prior to the Second Merger Effective Time, shall be and remain the certificate of incorporation, as amended, of New Power-One, as the surviving corporation, following the Second Merger Effective Time until it shall thereafter be amended as provided by applicable law, except that Article First by virtue of the Second Merger shall be deleted and replaced in its entirety with the following: "First: The name of the Corporation is Power-One, Inc."

        Section 1.06.    Company By-laws.     The by-laws of the Company, as in effect immediately prior to the First Merger Effective Time, shall be and remain the by-laws of the Company, as the surviving corporation, following the First Merger Effective Time until the same shall thereafter be altered, amended or repealed.

        Section 1.07.    New Power-One By-laws.     The by-laws of New Power-One, as in effect immediately prior to the Second Merger Effective Time, shall be and remain the by-laws of New Power-One, as the surviving corporation, following the Second Merger Effective Time until the same shall thereafter be altered, amended or repealed, except that the by-laws shall be amended to reflect that the name of New Power-One as the surviving corporation of the Second Merger is Power-One, Inc.

        Section 1.08.    Company Officers and Directors.     The directors and officers, respectively, of the Company immediately prior to the First Merger Effective Time shall continue as the directors and officers, respectively, of the Company following the First Merger Effective Time, to hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Company as the surviving corporation of the First Merger.

        Section 1.09.    New Power-One's Directors and Officers.     The directors and officers, respectively, of the Company immediately prior to the Second Merger Effective Time shall continue as the directors and officers, respectively, of New Power-One following the Second Merger Effective Time, to hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of New Power-One as the surviving corporation of the Second Merger.

ARTICLE 2
CONVERSION OF SHARES

        Section 2.01.    Company Common Stock; Company Preferred Stock.     At the First Merger Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, (i) each share of Company Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the First Merger Effective Time shall be automatically converted into one share of New Power-One Common Stock; and (ii) each share of Company Series A Preferred Stock issued and outstanding or held by the Company as treasury stock immediately prior to the First Merger Effective Time shall be automatically converted into one share of Series A Convertible Preferred Stock of New Power-One ("New Power-One Series A Preferred Stock"); in each case upon compliance with the procedures specified in Article 3 of this Agreement to the extent necessary. Any accrued but unpaid dividends on the Company Series A Preferred Stock immediately prior to the First Merger Effective Time shall be at the First Merger Effective Time treated as the accrued but unpaid dividends on the New Power-One Series A Preferred Stock.

        Section 2.02.    Merger Sub Common Stock.     At the First Merger Effective Time, automatically by virtue of the First Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the First Merger Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, New Power-One shall become the sole stockholder of the Company.

        Section 2.03.    New Power-One Common Stock.     At the First Merger Effective Time, automatically by virtue of the First Merger and without any further action by any of the parties hereto or any other person, each share of New Power-One Common Stock issued and outstanding and held by the Company immediately prior to the First Merger Effective Time shall by virtue of the First Merger and without any action by the holder thereof be cancelled and cease to be issued or outstanding and no consideration shall be delivered in respect thereof.

        Section 2.04.    Company Common Stock; New Power-One Common Stock, New Power-One Series A Preferred Stock Second Merger.

          (a)   At the Second Merger Effective Time, automatically by virtue of the Second Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding and held by New Power-One immediately prior to the Second Merger Effective Time shall by virtue of the Second Merger and without any action by the holder thereof be cancelled and cease to be issued or outstanding and no consideration shall be delivered in respect thereof.

          (b)   At the Second Merger Effective Time, automatically by virtue of the Second Merger and without any further action by any of the parties hereto or any other person, each share of New Power-One Common Stock and New Power-One Series A Preferred Stock issued and outstanding immediately prior to the Second Merger Effective Time shall remain unchanged and continue to remain outstanding as one share of New Power-One Common Stock or New Power-One Series A Preferred Stock, as applicable.

        Section 2.05.    Stock Option Plans.     At the Second Merger Effective Time, New Power-One shall assume and continue the Company's 1996 and 2004 Incentive Stock Plans (collectively, the "Plans"), be substituted as the "Company" under the terms and provisions of the Plans and assume all rights and obligations of the Company under the Plans as theretofore in effect and all stock options outstanding thereunder (the "Outstanding Options"). The Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of New Power-One Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Second Merger Effective Time, the Company and New Power-One shall take such action with respect to each Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.05.

ARTICLE 3
NEW POWER-ONE STOCK; EXCHANGE OF STOCK CERTIFICATES

        Section 3.01.    Conversion of Company Stock; Deemed Receipt of New Power-One Stock.     As set forth in Section 2.01 above, at the First Merger Effective Time, each outstanding share of Company Common Stock and Company Series A Preferred Stock immediately prior to the First Merger Effective Time shall be automatically converted into, and each such Company stockholder shall be deemed to have received, one share of New Power-One Common Stock or New Power-One Series A Preferred Stock, as applicable, in respect thereof. Initially, all shares of New Power-One Common Stock and New Power-One Series A Preferred Stock will not be represented by certificates, but rather will be uncertificated and exist as entries on the books and records of New Power-One's transfer agent.

        Section 3.02.    Appointment of Exchange Agent for Certificated Company Common Stock.     As soon as practicable following the completion of the Reorganization, New Power-One shall appoint an exchange agent ("Exchange Agent") for the purpose of facilitating the exchange of certificates representing, immediately prior to the First Merger Effective Time, shares of Company Common Stock or Company Series A Preferred Stock, as applicable ("Company Certificates"), for certificates representing shares of New Power-One Common Stock or New Power-One Series A Preferred Stock ("New Power-One Certificates"), which contain the legend provided for in the certificate of incorporation of New Power-One.

        Section 3.03.    Exchange of Certificates.     As soon as practicable after the completion of the Reorganization, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal and instructions for use in effecting the surrender of the Company Certificates. Upon proper surrender of each Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a New Power-One Certificate representing one share of New Power-One Common Stock or New Power-One Series A Preferred Stock, as applicable, for each share formerly represented by the surrendered Company Certificate. Failure to exchange Company Certificates by a stockholder will not affect such stockholder's interest in New Power-One, but such stockholder will not receive New Power-One Certificates and will hold its interest in New Power-One in uncertificated form represented by entries on the books and records of New Power-One's transfer agent.

        Section 3.04.    Delivery of Notice of Transfer Restrictions to Uncertificated Stockholders.     As soon as practicable after the completion of the First Merger, New Power-One will send to each record holder of uncertificated shares of New Power-One Common Stock and New Power-One Series A Preferred Stock a written notice containing the information set forth in the applicable legend affixed to New Power-One Certificates in accordance with the DGCL.

        Section 3.05.    Issuance of New Power-One Certificate in a Different Name.     If any New Power-One Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a New Power-One Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        Section 3.06.    No Transfers of Stock after the First Merger Effective Time.     After the First Merger Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Series A Preferred Stock which were issued and outstanding immediately prior to the First Merger Effective Time. If, after the First Merger Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of the Company with respect to such shares and no New Power-One Certificate shall be issued with respect thereto unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.02 (or such other documents as are satisfactory to New Power-One and the Exchange Agent in their sole discretion).

        Section 3.07.    Lost Company Certificates.     In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by New Power-One, the posting by such person of a bond in such amount as New Power-One may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Company Certificate, a New Power-One Certificate representing the shares of New Power-One Common Stock or New Power-One Series A Preferred Stock, as applicable, deliverable pursuant to this Agreement.

 ARTICLE 4
CONDITIONS TO REORGANIZATION

        Section 4.01.    Conditions to Reorganization.     The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the First Merger Effective Time:

          (a)    Consents.    Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

          (b)    Stockholder Approval.    This Agreement shall have been adopted by the vote of the holders of a majority of the voting power of the issued and outstanding Company Common Stock and Company Series A Preferred Stock, voting together as a single class, and in accordance with the DGCL;

          (b)    Preferred Stockholder Approval.    This Agreement shall have been separately adopted by the vote of the holders of a majority of the voting power of the issued and outstanding Company Series A Preferred Stock, voting as a separate class, and in accordance with the DGCL;

          (d)    Certificates of Designation.    Certificates of Designation to the New Power-One Certificate of Incorporation, substantially in the form of Annexes A, B and C hereto, shall have been filed pursuant to Sections 103 and 151 of the DGCL.

          (e)    Delaware Opinion.    The Company shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to the binding nature of the transfer restrictions contained in Article Twelfth of the New Power-One Certificate of Incorporation;

          (e)    Listing.    New Power-One Common Stock to be issued and reserved for issuance in connection with the Reorganization shall have been approved for listing by The NASDAQ Global Market; and

          (f)    Form S-4.    The Company's registration statement on Form S-4 shall have been declared effective and no stop order is in effect with respect thereto.

ARTICLE 5
AMENDMENT, DEFERRAL AND TERMINATION

        Section 5.01.    Amendment.     Subject to section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement at any time prior to the First Merger Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company; provided, however, that no amendment shall be made after adoption of this Agreement by the stockholders of the Company, which amendment by law requires further approval of such stockholders, without such further approval.

        Section 5.02.    Deferral.     Consummation of the Reorganization may be deferred by the Board of Directors of the Company or any authorized officer of the Company following the Annual Meeting if said Board of Directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.

        Section 5.03.    Termination.     This Agreement may be terminated and the Reorganization abandoned at any time prior to the First Merger Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the Board of Directors of the Company, if the Board of Directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

 ARTICLE 6
MISCELLANEOUS

        Section 6.01.    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        Section 6.02.    Further Assurances.     From time to time on and after the First Merger Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub and the Company hereby authorize and empower New Power-One, as the ultimate surviving corporation of the Mergers, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub or the Company, as applicable, following the Second Merger Effective Time.

        Section 6.03.    Counterparts.     This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

        Section 6.04.    Description Headings.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 6.05.    Tax Treatment.     For United States federal income tax purposes, the First Merger and the Second Merger are intended to be treated as a single transaction that is a reorganization described under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

POWER-ONE, INC., a Delaware corporation
By:

Name:
Title:
NEW POWER-ONE, INC., a Delaware corporation
By:

Name:
Title:
POWER-ONE MERGER SUB, INC., a Delaware corporation
By:

Name:
Title:

Agreement and Plan of Reorganization

Annex A

Certificate of Designations of Series A Convertible Preferred Stock

 CERTIFICATE OF DESIGNATION

OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

NEW POWER-ONE, INC.

        New Power-One, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the "Board") on                , 2010:

        WHEREAS, the Company's Certificate of Incorporation (the "Certificate of Incorporation") authorizes 30,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock") issuable from time to time in one or more series;

        WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

        NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

        SECTION 1.    Number; Designation; Rank.

          (a)   This series of convertible participating Preferred Stock is designated as the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock is 23,625 shares, par value $.001 per share.

          (b)   The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

              (i)  senior in preference and priority to the common stock of the Company, par value $.001 per share (the "Common Stock"), the series of Preferred Stock of the Company that is designated as "Junior Participating Preferred Stock", par value $.001 per share, and each other class or series of Equity Security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the "Junior Securities");

             (ii)  on parity, without preference and priority, with each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Parity Securities"), and

            (iii)  junior in preference and priority to each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Senior Securities").

        SECTION 2.    Dividends.

          (a)    Regular Dividends.

              (i)  Each holder of issued and outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, on each share of Series A Preferred Stock, dividends (the "Regular Dividends") with respect to each Dividend Period equal to (A) the Dividend Rate on the Regular Liquidation Preference per share of Series A Preferred Stock minus (B) the amount of all Participating Dividends paid in respect of a share of Series A Preferred Stock during the applicable Dividend Period; provided that (x) in no event will the Regular Dividend for any Dividend Period be less than zero (0) and (y) Participating Dividends will not reduce the amount payable in respect of any Regular Dividend that has accrued in any Dividend Period other than the Dividend Period during which the Participating Dividend is paid. For purpose of this clause (a)(i), the amount of any Participating Dividend that is not paid in cash will be deemed to equal the Fair Market Value of the securities in the other property constituting such Participating Dividend that is paid on a share of Series A Preferred Stock.

             (ii)  Regular Dividends shall accrue on a daily basis and be cumulative from the Series A Original Issuance Date and, without duplication, unpaid Regular Dividends shall compound quarterly to the extent not paid on the Dividend Payment Date relating to the applicable Dividend Period (i.e., dividends shall begin to accrue on other dividends to the extent that such other dividends are not paid on the Dividend Payment Date for the Dividend Period for which such other dividends originally accrued). Regular Dividends that are declared and payable on the Series A Preferred Stock on any Dividend Payment Date shall be payable in cash out of funds legally available therefor to holders of record of the Series A Preferred Stock as they appear on the stock register of the Company on the record date for such dividend, which shall be the date 15 days prior to the applicable Dividend Payment Date, provided that Regular Dividends payable upon conversion of a share of Series A Preferred Stock will be payable to the holder of record at the time of such conversion.

            (iii)  Regular Dividends on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable at the Dividend Rate on the Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

            (iv)  Regular Dividends are payable only in cash. Regular Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Regular Dividends and whether or not Regular Dividends are declared.

          (b)    Participating Dividends.    (i) Each holder of issued and outstanding Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series A Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock, without giving effect to the limitations set forth in SECTION 5(b) (the "Participating Dividends"); provided, however, that notwithstanding the above, the holders of Series A Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Series A Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends).

             (ii)  Participating Dividends are payable at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and are payable to holders of record of Series A Preferred Stock on the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that no dividend or distribution on Common Stock shall be made to holders of the Common Stock unless and until (A) all accrued and unpaid Regular Dividends and Additional Dividends (other than Regular Dividends accruing pursuant to SECTION 2(a)(i) in respect of the applicable Dividend Period in which the Participating Dividend is paid) have been paid in full and (B) the Participating Dividends are paid (or are concurrently being paid) pursuant to SECTION 2(b)(ii) hereof.

          (c)    Additional Dividends.    Following the occurrence of an Increase Event, and for so long as such Increase Event continues, each holder of issued and outstanding Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series A Preferred Stock, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Regular Liquidation Preference per share of the Series A Preferred Stock (the "Additional Dividends" and, together with the Regular Dividends and the Participating Dividends, the "Dividends"). Any Additional Dividends payable pursuant to this SECTION 2(c) shall be in addition to any Regular Dividends or Participating Dividends, as applicable, payable pursuant to SECTION 2(a) and 2(b) hereof. In addition, the right of the holders of the Series A Preferred Stock to receive the Additional Dividends is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

              (i)  Additional Dividends will accrue on a daily basis and be cumulative from the date on which an Increase Event occurs until such date as such Increase Event is no longer continuing, and are payable in arrears on each Dividend Payment Date until such date as the Increase Event is no longer continuing. Unpaid Additional Dividends shall, without duplication, compound quarterly to the extent not paid on the applicable Dividend Payment Date for such Additional Dividend.

             (ii)  Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any dividend period shorter or longer than a full quarterly dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

            (iii)  Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series A Preferred Stock as they appear in the records of the Company at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon conversion of a share of Series A Preferred Stock will be payable to the holder of record at the time of such conversion. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

            (iv)  Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

             (v)  While an Increase Event has occurred and is continuing, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities, (B) repurchase, redeem or otherwise acquire any Junior Securities or (C) make any loan or other advance to any direct or indirect Beneficial Owner of a majority of the outstanding Common Stock or any direct or indirect subsidiary of any such owner, except for repurchase of unvested shares of restricted Common Stock from officers and employees pursuant to any employment plan or agreement.

            (vi)  Each of the following shall constitute an "Increase Event" for the purposes hereof:

              (A)  a failure by the Company to pay any Redemption Price on the Redemption Date or the Company Redemption Date, including the absence of funds legally available for such payment;

              (B)  a failure by the Company to deliver the Fundamental Change Notice to the holders of shares of Series A Preferred Stock pursuant to SECTION 7(a)(ii) hereof within the time period provided therein or to pay the Repurchase Price in respect of all shares of Series A Preferred Stock on the Fundamental Change Purchase Date pursuant to SECTION 7 for any reason, including the absence of funds legally available for such payment; or

              (C)  a failure by the Company to deliver any cash (including, without limitation, cash in lieu of fractional shares and accrued and unpaid Dividends), shares of Common Stock and/or shares of Series B Preferred Stock, when such cash, shares of Common Stock and/or shares of Series B Preferred Stock, if any, are required to be delivered upon conversion of the Series A Preferred Stock pursuant to SECTION 5 or SECTION 8, as applicable, where the Company does not remedy such default within ten (10) days after the date such cash, shares of Common Stock and/or shares of Series B Preferred Stock, if any, are required to be delivered.

          (d)   If Dividends are not paid in full, all Dividends declared upon the Series A Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series A Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series A Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

          (e)   The Company shall take all actions available to it that are reasonably necessary or advisable under the DGCL to permit the payment of Dividends to the holders of Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law. Holders of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.

          (f)    Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash Dividends by wire transfer of immediately available funds.

        SECTION 3.    Liquidation Preference.

          (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share of Series A Preferred Stock equal to the sum of (i) the greater of (A) the Original Purchase Price per share and (B) an amount equal to the amount the holders of Series A Preferred Stock would have received per share of Series A Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior thereto, plus (ii) an amount equal to all accrued and unpaid Dividends, if any, on such share of Series A Preferred Stock (such sum, the "Regular Liquidation Preference" if pursuant to subclauses (i)(A) and (ii) and the "Participating Liquidation Preference" if pursuant to subclauses (i)(B) and (ii), and such greater amount, the "Liquidation Preference").

          (b)   If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series A Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series A Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

          (c)   After payment to the holders of Series A Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock as such will have no right or claim to any of the assets of the Company.

          (d)   The value of any property not consisting of cash that is distributed by the Company to the holders of the Series A Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

          (e)   For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).

        SECTION 4.    Voting Rights; Board Representation.

          (a)   The holders of Series A Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Series A Preferred Stock will vote together with the holders of Common Stock as a single class. Each holder of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which all of the outstanding shares of Series A Preferred Stock held by such holder on the record date for any such vote are convertible as of such record date without giving effect to the limitations set forth in SECTION 5(b); provided, however, that in any vote of the holders of the Series A Preferred Stock, Common Stock and any other securities that constitute Voting Stock voting together as a single class, to the extent that the aggregate voting power of a holder of Series A Preferred Stock together with its Affiliates would exceed 19.9% of the Maximum Voting Power (the "Maximum Voting Percentage"), then the aggregate number of votes entitled to be cast in such vote by such holder and its Affiliates with respect to the Series A Preferred Stock held by such holder and its Affiliates will be reduced, pro rata, to that number (not less than zero) that results in the aggregate voting power of such holder and its Affiliates in such vote being equal to the Maximum Voting Percentage of the Maximum Voting Power of the Company. For purposes hereof, "Maximum Voting Power" means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on the applicable matter subject to the vote of the Common Stock, Series A Preferred Stock and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth in this Certificate of Designation and the certificate of designation or other similar document governing other Voting Stock.

          (b)   Notwithstanding SECTION 4(a) hereof:

              (i)  (A) For as long as the holders of Series A Preferred Stock have the exclusive right to elect Preferred Directors pursuant to SECTION 4(d), the holders of Series A Preferred Stock will not be entitled to vote for the election of directors other than Preferred Directors, and (B) at any time that the conditions in clause (A) are not satisfied, the holders of Series A Preferred Stock will vote together with the holders of Common Stock for the election of directors in accordance with SECTION 4(a).

             (ii)  Following a Fundamental Change pursuant to which the Series A Preferred Stock is converted, or convertible, into a security of an entity other than (x) the Company or (y) the surviving entity of a merger or consolidation to which the Company is a constituent party (a "Non-Constituent Issuer Fundamental Change"), the Series A Preferred Stock (or the security into which it is converted (the "Conversion Security")) shall not entitle the holder thereof to vote on any matters other than those set forth in SECTION 4(c)(i), (ii), (iii), (iv), (v) and (vi) (but only to the extent clause (vi) relates to clauses (i), (ii), (iii), (iv) and (v)) below and such other matters (if any) as shall be required by law. For purposes of clarity, to the extent that the Conversion Security does not entitle the holders thereof to vote on any matters other than those set forth in SECTION 4(c)(i)-(vi) (but only to the extent clause (vi) relates to clauses (i), (ii), (iii), (iv) and (v)) below and such other matters (if any) as shall be required by law, the conversion of the Series A Preferred Stock into the Conversion Security shall not be deemed to be an amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series A Preferred Stock in a manner adverse to the holders thereof.

          (c)   So long as any shares of Series A Preferred Stock are outstanding and except as otherwise expressly permitted hereby, the Company and its subsidiaries may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class:

              (i)  any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series A Preferred Stock or the Series B Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);

             (ii)  any increase or decrease in the authorized amount of shares of Series A Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 10(a);

            (iii)  any issuance of additional shares of Series A Preferred Stock after the Series A Original Issuance Date;

            (iv)  any authorization, creation or issuance (by reclassification or otherwise) of any Senior Securities or Parity Securities;

             (v)  declare, pay or set aside for payment any dividends or distributions on, or repurchase, redeem or otherwise acquire any Junior Securities or Parity Securities if (A) all accrued Dividends on the Series A Preferred Stock (other than Regular Dividends accruing pursuant to SECTION 2(a)(i) in respect of the applicable Dividend Period) have not been paid in full or (B) if after giving effect to such action, the Company would not have sufficient funds legally available to redeem all shares of Series A Preferred Stock for the Regular Liquidation Preference; or

            (vi)  agree to do any of the foregoing actions set forth in clause (c)(i) through (c)(v), unless such agreement expressly provides that the Company's obligation to undertake any of the foregoing is subject to the prior approval of holders of Series A Preferred Stock.

          Without expanding the scope of the foregoing voting rights of Series A Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

              (i)  the Series A Preferred Stock (or any preferred security into which the Series A Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock in accordance with SECTION 5(e); and

             (ii)  the Series A Preferred Stock either:

              (A)  remains outstanding with the same powers, preferences, rights and privileges set forth in this Certificate of Designation (except to the extent necessary or appropriate to implement clause (i) above), or

              (B)  is converted into or otherwise exchanged for preferred securities of the Acquirer, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation and other than to the extent necessary or appropriate to reflect the consummation of the transaction and the fact that the issuer is a different entity) as the Series A Preferred Stock, provided that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series A Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

            (iii)  in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series A Preferred Stock pursuant to this SECTION 4(c), the Series A Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change. For the avoidance of doubt, the foregoing shall not limit or otherwise modify any holder's rights pursuant to SECTION 7.

          (d)    Right to Designate/Elect Preferred Directors.    From and after the Series A Original Issuance Date and for as long as SLS and its Permitted Transferees Beneficially Own a majority of the outstanding shares of Series A Preferred Stock, but subject to a Representation Reduction Event, the holders of shares of Series A Preferred Stock, voting together as a separate class by a majority of the then-outstanding shares of Series A Preferred Stock as of any applicable record date, shall have the exclusive right to elect a total number of directors (such persons, the "Preferred Directors"), to the Board equal to the Board Representation Entitlement. If the holders of Series A Preferred Stock fail to elect a number of Preferred Directors sufficient to fill the Board Representation Entitlement, then the Board will take such actions as are necessary to reduce the size of the Board until such time as the holders of Series A Preferred Stock fill such directorship by vote or by written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than the holders of Series A Preferred Stock. In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase of the Board Representation Entitlement to a number greater than the number of Preferred Directors then serving on the Board, the Board will take such actions as are necessary to increase the authorized number of Preferred Directors on the Board so that the total authorized number of Preferred Directors is equal to the Board Representation Entitlement at such time.

            (i)    Term of Office.    Unless a Preferred Director's term of office shall have terminated prior to such time pursuant to SECTION 4(d)(ii), (iii), (iv), (v), (vi) or (vii) below, such Preferred Director designated or elected pursuant to this SECTION 4 shall serve until the next special or annual meeting of stockholders of the Company called for the purpose of electing Preferred Directors at which such Preferred Director is up for election or at any special meeting of the holders of Series A Preferred Stock, as the case may be, for the purpose of removing Preferred Directors, or until his or her successor shall be duly elected.

            (ii)    Removal and Vacancies.    So long as the Board Representation Entitlement is equal to at least one (1), a majority of the directors may call, and upon the written request of holders of record of at least 50% of the then-outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares of Series A Preferred Stock, for the sole purpose of filling any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement and permitted by the Certificate of Incorporation), or to remove from office a Preferred Director with or without cause. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders. Subject to the Certificate of Incorporation and SECTION 4(d)(iii), (iv), (v), (vi) or (vii) below, only the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, are entitled to fill any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement and permitted by the Certificate of Incorporation), and only the holders of Series A Preferred Stock are entitled to remove from office a Preferred Director without cause. Any Preferred Director may be removed from office (A) with or without cause by holders of a majority of the then-outstanding shares of Series A Preferred Stock or (B) only for cause by the holders of a majority of the then-outstanding shares of Common Stock.

            (iii)    Change Following Representation Reduction Event.    Upon the occurrence of a Representation Reduction Event, the number of Preferred Directors on the Board (but not the number of directors constituting the whole Board) shall be reduced immediately so that the total number of Preferred Directors after the occurrence of a Representation Reduction Event is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Preferred Directors shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director. To the extent that there is more than one Preferred Director on the Board immediately prior to the Representation Reduction Event, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors' terms shall end pursuant to this SECTION 4(d)(iii) and cause such person to resign from the Board; provided that if holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors' terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

            (iv)    Change Following Board Size Decrease.    Upon the occurrence of a decrease in the authorized number of directors then constituting the Board that, as a result thereof results in a reduction of the Board Representation Entitlement to less than the then authorized number of Preferred Directors (a "Board Size Decrease"), the number of Preferred Directors on the Board shall be reduced immediately so that the total number of Preferred Directors is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of that number of Preferred Directors required to reduce the number of Preferred Directors to the new Board Representation Entitlement shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director at such time. To the extent that there is more than one Preferred Director on the Board immediately prior to the Board Size Decrease, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors' terms shall end pursuant to this SECTION 4(d)(iv) and cause such person to resign from the Board; provided that if holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors' terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

            (v)    Loss of Preferred Directors on a Non-Constituent Issuer Fundamental Change.    Upon the occurrence of a Non-Constituent Issuer Fundamental Change, the terms of office of all Preferred Directors shall immediately end, such persons shall cease to be directors, and the holders of shares of Series A Preferred Stock shall not have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended.

            (vi)    Loss of Preferred Director on a Fundamental Change Other than a Non-Constituent Issuer Fundamental Change.    Upon the occurrence of a Fundamental Change other than a Non-Constituent Issuer Fundamental Change, if the Board Representation Entitlement is at least one (1) Preferred Director at such time, the terms of office of all but one (1) Preferred Director shall immediately end, such persons shall cease to be directors (notwithstanding the proviso in SECTION 4(d)(vii) below), and neither the remaining Preferred Director nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended pursuant to this SECTION 4(d)(vi). To the extent that there is more than one Preferred Director on the Board immediately prior to such Fundamental Change, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors' terms shall end pursuant to this SECTION 4(d)(vi) and cause such person to resign from the Board; provided that if the holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors' terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

            (vii)    Loss of Board Representation Entitlement.    From and after the first time that the Board Representation Entitlement is equal to zero (0), the holders of Series A Preferred Stock shall cease to have any rights under this SECTION 4(d) (including, without limitation, the right to vote to fill any vacancies of Preferred Directors other than pursuant to SECTION 4(d)(ix)); provided, however, that if, immediately following such time, the Investor Securityholders continue to benefit from the contractual rights set forth in Section 7.1 of the Securities Purchase Agreement, each Preferred Director serving on the Board at such time (the "Transition Time") shall continue as a director, but not as a Preferred Director (other than with respect to SECTION 4(d)(iii), pursuant to which such director shall not continue as a director if the conditions therein for the elimination of such director's seat are met), until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors, or until his or her successor shall be elected. From and after the Transition Time, the holders of shares of Series A Preferred Stock shall not have any right, voting as a separate class, to elect or appoint a Preferred Director to replace such director.

            (viii)    Filling Vacancy Upon Cessation of Preferred Director.    Any vacancy resulting from the cessation of the term of office of a Preferred Director pursuant to SECTION 4(d)(iii), (v), (vi) or (vii) may be filled by either (A) the Board or (B) to the extent permitted by the Certificate of Incorporation, the holders of Common Stock generally, and not the holders of Series A Preferred Stock voting as a separate class, in accordance with the Certificate of Incorporation, the Bylaws of the Company and applicable law.

            (ix)    Additional Preferred Director After Increase Event.    If an Increase Event occurs, and for so long as such Increase Event continues, the holders of shares of Series A Preferred Stock, voting together as a separate class by a majority of the then-outstanding shares of Series A Preferred Stock as of any applicable record date, shall have the exclusive right to elect one director (the "Additional Director") to the Board in addition to the number of Preferred Directors that would otherwise constitute the Board Representation Entitlement. If the election of such Additional Director would cause the size of the Board to exceed the maximum number of directors permitted under the Certificate of Incorporation, the Company shall take all reasonable actions to cause one director (other than a Preferred Director or Nominated Director (as defined in the Securities Purchase Agreement)) to immediately resign from the Board. The term of such Additional Director shall expire automatically upon such Increase Event no longer continuing.

          (e)    Exchange Compliance.    Notwithstanding the foregoing, to the fullest extent permitted by applicable law:

              (i)  the rights of the holders of the Series A Preferred Stock set forth in SECTION 4(a) to vote as a single class with the Common Stock shall be subject to applicable rules of the Exchange on which the Company is then listed to the extent required such that the Common Stock shall continue to be listed on such Exchange, including, without limitation, compliance by the Company with Rule 4351 of Nasdaq (or any successor thereto) insofar as it may be applied in the event that the Conversion Price is determined to be less than the greater of "book or market value" as defined in such rules, and such rights to vote with the Common Stock shall be accordingly reduced or otherwise modified to the minimum extent required to comply with such rules; and

             (ii)  if after the Series A Original Issuance Date there is a change in the applicable rules of the primary Exchange on which the Common Stock is listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this SECTION 4, the voting rights of the holders of the Series A Preferred Stock set forth in this SECTION 4 shall thereafter be limited to the extent required by such changed rules in order for the Common Stock to continue to be listed on such Exchange.

        SECTION 5.    Conversion.

          Each share of Series A Preferred Stock is convertible into shares of Common Stock as provided in this SECTION 5.

          (a)    Conversion at the Option of Holders of Series A Preferred Stock.    Subject to SECTION 5(b) and SECTION 5(e)(viii), each holder of Series A Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series A Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the amount (the "Conversion Amount") determined by dividing (i) the Original Purchase Price for each share of Series A Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion. The "Conversion Price" initially is $1.35, as adjusted from time to time as provided in SECTION 5(f). In order to convert shares of Series A Preferred Stock into shares of Common Stock, the holder must surrender the certificates representing such shares of Series A Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company's transfer agent for the Series A Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the "Conversion Date").

          (b)    Limitations on Conversion.    Notwithstanding SECTION 5(a) or SECTION 5(c) but subject to SECTION 8, the Company shall not effect any conversion of the Series A Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a) or (c), and no holder of Series A Preferred Stock will be permitted to convert shares of Series A Preferred Stock into shares of Common Stock if, and to the extent that, following such conversion, either (i) such holder's, together with such holder's Affiliates', aggregate voting power on a matter being voted on by holders of Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such holder, together with such holder's Affiliates, would Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such holder and its Affiliates will not Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") in excess of 19.9% of the then outstanding Common Stock or (B) a bona fide third party tender offer for the Common Stock issuable thereupon. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the remaining, unconverted portion of the Series A Preferred Stock and any Junior Preferred Stock (as defined in the Securities Purchase Agreement), (y) any outstanding Notes, or (z) any outstanding Warrants (as defined in the Securities Purchase Agreement) Beneficially Owned by such holder or any of its Affiliates. Upon the written request of the holder, the Company shall within two (2) Business Days confirm in writing to any holder the number of shares of Common Stock then outstanding.

          (c)    Conversion at the Option of the Company.    Subject to SECTION 5(b) and SECTION 8, on and after the two-and-a-half year anniversary of the Series A Original Issuance Date, at the Company's option and election and upon its compliance with this SECTION 5(c), all outstanding shares of Series A Preferred Stock shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Conversion Amount on the date of written notice by the Company to the holders of Series A Preferred Stock notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, not less than 10 Business Days nor more than 30 days following the date of such notice (which date shall be the Conversion Date in respect of a conversion pursuant to this SECTION 5(c)), provided that such notice may be delivered by the Company only if (i) the Closing Price per share of the Common Stock for each of 20 or more Trading Days in a 30 consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 300% of the then-applicable Conversion Price and (ii) all requisite arrangements with the Company's transfer agent, the Exchange on which shares of the Common Stock are then listed, and any other requisite securities intermediary (including The Depository Trust Company and

  Cede & Co., if applicable) to permit trading of such shares of Common Stock on the Conversion Date shall have been completed; provided, however, that the Company shall not have the right to require conversion of the Series A Preferred Stock pursuant to this SECTION 5(c), unless (x) the Company shall have, as of the Conversion Date, funds legally available therefor to pay all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Common Stock and (y) at the time of the mailing of the notice of conversion, either (1) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Series A Preferred Stock or (2) the shares of Common Stock for which the Series A Preferred Stock are convertible into may be sold by all holders of the Series A Preferred Stock under Rule 144 under the Securities Act without volume or other limitation. Once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of the holders representing a majority of the outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, the holders of Series A Preferred Stock shall continue to have the right to convert their shares of Series A Preferred Stock pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such shares of Series A Preferred Stock are converted pursuant to SECTION 5(a) such shares shall no longer be converted pursuant to this SECTION 5(c) and the Company's notice delivered to the holders pursuant to this SECTION 5(c) shall be of no effect with respect to such shares converted pursuant to SECTION 5(a).

          (d)    Fractional Shares.    No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value of Common Stock as of the Conversion Date. If more than one share of Series A Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series A Preferred Stock converted by such holder at such time.

          (e)    Mechanics of Conversion.

              (i)  As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall (A) issue and deliver to such holder the number of shares of Common Stock to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series A Preferred Stock and (B) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Common Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock or Series A Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new certificate for any shares of Series A Preferred Stock not converted other than any such tax due because shares of Common Stock or a certificate for shares of Series A Preferred Stock are issued in a name other than the name of the converting holder.

             (ii)  The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Common Stock (or a combination of both) for the purpose of effecting the conversion of the Series A Preferred

    Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series A Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

            (iii)  From and after the Conversion Date, the shares of Series A Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Common Stock upon conversion, together with the right to receive any payment in lieu of a fractional share of Common Stock and any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series A Preferred Stock is not converted, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series A Preferred Stock that have been converted will, after such conversion, upon issuance of the shares of Common Stock issuable upon conversion thereof and the payment of all accrued and unpaid Dividends thereon and cash in lieu of fractional shares of Common Stock, be deemed cancelled and retired, shall not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board; provided, however, that if such shares become convertible into Senior Redeemable Preferred, such shares shall not be deemed cancelled and retired but may instead be reissued as shares of Senior Redeemable Preferred. Notwithstanding anything to the contrary set forth herein, in the event that (1) any shares of Series A Preferred Stock are converted into Common Stock pursuant to the terms hereof or Series B Preferred Stock pursuant to SECTION 8, and (2) the Company, at the time of such conversion, does not have sufficient lawfully available funds to pay all accrued and unpaid Dividends then due and payable thereon, upon such conversion the holder of such shares shall in addition to receiving shares of Common Stock issuable pursuant to this SECTION 5 or Series B Preferred Stock issuable pursuant to SECTION 8, as applicable, receive one share of a series of preferred stock of the Company having the rights, powers and preferences hereinafter described (the "Senior Redeemable Preferred") for each share of Series A Preferred Stock that was converted in lieu of the accrued and unpaid Dividends then due and payable thereon. The Company hereby covenants that, if any shares of Series A Preferred Stock become convertible into Senior Redeemable Preferred, the Board shall take all necessary action to authorize the creation of the Senior Redeemable Preferred and to provide that the Senior Redeemable Preferred shall rank senior to all Junior Securities, pari passu with all Parity Securities and junior to all Senior Securities, and shall have no special rights, powers or preferences, other than the following: (A) each share of Senior Redeemable Preferred shall be redeemed automatically by the Company, at such time as the Company shall have sufficient lawfully available funds therefor, at a purchase price equal to (x) the amount of accrued and unpaid Dividends attributable to the share of Series A Preferred Stock that was converted into such share of Senior Redeemable Preferred at the time of such conversion, plus (y) any Dividends payable thereon at the rate and on the basis as would otherwise be applicable pursuant to SECTION 2 hereof from the date of such conversion through the date of redemption, (B) for so long as any shares of Senior Redeemable Preferred are outstanding, the Company shall not take any of the actions referenced in sub-clauses (i) - (vi) of SECTION 4(c) hereof and (C) upon any voluntary or involuntary liquidation or dissolution or winding up of the Company, the holders of Senior Redeemable Preferred shall have a liquidation preference equal to an amount calculated in accordance with clause (A) of this sentence.

            (iv)  If the conversion is in connection with any sale, transfer or other disposition of the Common Stock issuable upon conversion of the Series A Preferred Stock, the conversion may, at the option of any holder tendering any share of Series A Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock issuable upon conversion of Series A Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series A Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

             (v)  The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock are then listed. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any person or group under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any shares of Common Stock into which the shares of Series A Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

            (vi)  All shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

           (vii)  If, prior to a Rights Trigger, shares of Series A Preferred Stock are converted into Common Stock, upon the conversion of such shares of Series A Preferred Stock, the shares of Common Stock issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock.

            (viii)    Partial Cash Settlement.

              (A)  The Company may in its sole discretion at any time, and from time to time, deliver a written notice (a "Partial Cash Notice") to each holder of Series A Preferred Stock (1) stating (x) that the Company is exercising its option pursuant to this SECTION 5(e)(viii) and (y) the aggregate number of shares of Series A Preferred Stock subject to, or the aggregate dollar amount payable by the Company pursuant to this SECTION 5(e)(viii) in respect of, such option (the "Cash Amount"), or (2) revoking an Outstanding Partial Cash Notice, as the case may be. Each Partial Cash Notice will be effective on and after the tenth (10th) day such notice has been delivered to a holder.

              (B)  If an Outstanding Partial Cash Notice is effective at the time that a holder delivers to the Company a notice of conversion pursuant to SECTION 5(a) or SECTION 8(b), or the Company delivers a notice of mandatory conversion pursuant to

      SECTION 5(c), then the Company shall deliver the following on the applicable Conversion Date in lieu of such number of shares of Common Stock and/or Series B Preferred Stock, as applicable, that would otherwise be deliverable upon conversion of Series A Preferred Stock: (1) cash, in an amount equal to Original Purchase Price per share of Series A Preferred Stock to be converted, plus cash in an amount equal to accrued and unpaid Dividends on the shares of Series A Preferred Stock being converted and (2) a number of shares of Common Stock and/or shares of Series B Preferred Stock, as the case may be, equal to (x) the aggregate Fair Market Value (as of the Conversion Date) of all shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock without giving effect to this SECTION 5(e)(viii) or the limitations set forth in SECTION 5(b), less the Original Purchase Price for such share of Series A Preferred Stock, divided by (y) (i) with respect to shares of Common Stock issuable upon conversion of such Series A Preferred Stock, the Fair Market Value of the Common Stock on the Conversion Date or (ii) with respect to shares of Series B Preferred Stock issuable upon conversion of such Series A Preferred Stock, the Original Purchase Price for such share of Series A Preferred Stock; provided that in the event the holders of shares of Series A Preferred Stock seek to convert, or the Company requires the conversion of, a number of shares of Series A Preferred Stock that would exceed the then applicable Cash Amount (such shares in excess of such Cash Amount, the "Unaffected Shares"), such Unaffected Shares shall be converted without giving effect to this SECTION 5(e)(viii).

              (C)  For purposes hereof, an "Outstanding Partial Cash Notice" means a Partial Cash Notice pursuant to which the Company has exercised its option pursuant to this SECTION 5(e)(viii) and which has not been revoked by an effective subsequent Partial Cash Notice.

          (f)    Adjustments to Conversion Price.

            (i)    Adjustment for Change In Capital Stock.

              (A)  If the Company shall, at any time and from time to time while any shares of the Series A Preferred Stock are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

                (1)   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

                (2)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution.

              If any dividend or distribution of the type described in this SECTION 5(f)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i).

              (B)  If the Company shall, at any time or from time to time while any of the Series A Preferred Stock are outstanding, subdivide or reclassify its outstanding shares of

      Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series A Preferred Stock are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

            (ii)    Adjustment for Rights Issue.    If the Company shall, at any time or from time to time, while any shares of the Series A Preferred Stock are outstanding, distribute rights, options or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock, in either case, at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

              (A)  the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

              (B)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.

            Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

            To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

            (iii)    Adjustment for Certain Tender Offers or Exchange Offers.    In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any shares of the Series A Preferred Stock are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a "tender offer" under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "Purchased Shares") exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

              (A)  the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

              (B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

            An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

            (iv)    Disposition Events.

              (A)  If any of the following events (any such event, a "Disposition Event") occurs:

                (1)   any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                (2)   any merger, consolidation or other combination to which the Company is a constituent party; or

                (3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other person;

            in each case, as a result of which all of the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing person, as the case may be, shall provide that the Series A Preferred Stock converted following the effective date of any Disposition Event, shall be converted, in lieu of the Common Stock otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Common Stock in the relevant event (collectively, "Reference Property") received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series A Preferred Stock that remains outstanding thereafter (if any) becomes convertible agrees, for the express benefit of the holders of record of Series A Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

              (B)  The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock in connection with a Disposition Event, the portion of the Series A Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

            (v)    Minimum Adjustment.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

            (vi)    When No Adjustment Required.

              (A)  No adjustment need be made for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Series A Preferred Stock participates, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if the holders of Series A Preferred Stock, at such time, held a number of shares of Common Stock equal to the Conversion Amount at such time.

              (B)  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

              (C)  No adjustment need be made for a change in the par value or no par value of the Common Stock.

              (D)  To the extent the Series A Preferred Stock become convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (vii)    Rules of Calculation; Treasury Stock.    All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

            (viii)    Waiver.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

            (ix)    Tax Adjustment.    Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock.

            (x)    Par Value.    Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value.

            (xi)    No Duplication.    If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

            (xii)    Provisions Governing Adjustment to Conversion Price.    Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Rights Trigger"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, except as set forth in SECTION 5(e)(vii), and (x) if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the 60 day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company's capital stock other than shares of Common Stock or Common Stock equivalents, shall be subject to the provisions of SECTION 2(b) applicable to Participating Dividends and shall be distributed to the holders of Series A Preferred Stock. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series A Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in SECTION 5(e)(vii). In addition, except as set forth in SECTION 5(e)(vii), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business on following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, option or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for any shares of the Company's capital stock (other than Common Stock) or any other assets of the Company, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series A Preferred Stock pursuant to, the provisions of SECTION 2(b) applicable to Participating Dividends.

          (g)    Notice of Record Date.    In the event of:

              (i)  any stock split or combination of the outstanding shares of Common Stock;

             (ii)  any declaration or making of a dividend or other distribution to holders of Common Stock in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

            (iii)  any reclassification or change to which SECTION 5(f)(i)(B) applies;

            (iv)  the dissolution, liquidation or winding up of the Company; or

             (v)  any other event constituting a Fundamental Change of the type described in clause (ii) of the definition thereof in SECTION 9(s);

  then the Company shall file with its corporate records and mail to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

              (A)  the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

              (B)  the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Fundamental Change of the type described in clause (ii) of the definition thereof in SECTION 9(s), is estimated to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

          Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

          (h)    Certificate of Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series A Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series A Preferred Stock.

        SECTION 6.    Redemption.

        Each share of Series A Preferred Stock is redeemable as provided in this SECTION 6.

          (a)    Redemption at the Option of Holders.

              (i)  Subject to compliance with SECTION 6(a)(iii), each holder of shares of Series A Preferred Stock shall have the right (the "Redemption Right"), at such holder's option, to require the Company to purchase (out of funds legally available therefor) all or any portion of such holder's shares of Series A Preferred Stock pursuant to this SECTION 6(a) on any Redemption Date, at a purchase price, payable in cash, equal to 100% of the Regular Liquidation Preference as of such Redemption Date (the "Redemption Price").

             (ii)  At least 30 days, but not more than 60 days, prior to each Redemption Date, the Company shall mail a notice of optional redemption by first-class mail, postage prepaid to each holder of Series A Preferred Stock, which notice shall state (A) the Redemption Date and the Redemption Price, (B) the date upon which the Redemption Right terminates, (C) the then applicable Conversion Price for the Series A Preferred Stock, (D) the names and telephonic contact information for no more than three (3) registered broker-dealers affiliated with a reputable, nationally recognized brokerage house (collectively, the "Brokers") and (E) reference to this SECTION 6(a).

            (iii)  Any holder may, in its sole discretion, exercise its Redemption Right with respect to all or any portion of the Series A Preferred Stock (the "Redemption Securities") Beneficially Owned by such holder by delivery to the Company of a written notice (a "Redemption Acceptance Notice") no less than seven nor more than 30 days prior to the Redemption Date stating (A) that such holder is exercising the Redemption Right, (B) the number of shares of the Redemption Securities with respect to which such holder is exercising its Redemption Right, (C) the price quotes provided, if any, by the Brokers with respect to such Redemption Securities, (D) the names of the Brokers contacted by such holder and (E) that such holder attempted in good faith to obtain the price quotes referred to in clause (A) of the definition of Redemption Fair Market Value.

            (iv)  Notwithstanding the foregoing, the Redemption Right shall be exercisable by any holder only if the Redemption Fair Market Value of the Redemption Securities Beneficially Owned by such holder is equal to or less than 110% of the aggregate Redemption Price of the Redemption Securities Beneficially Owned by such holder.

             (v)  For purposes of this Section 6(a), "Redemption Fair Market Value" shall mean, with respect to the Redemption Securities Beneficially Owned by any holder:

              (A)  if such holder is able to obtain on the Business Day prior to such holder's mailing or other transmittal to the Company of the Redemption Acceptance Notice a firm price quote from one or more Brokers pursuant to which such Broker offers to purchase on such date all, but not less than all, of the Redemption Securities that such holder wishes to redeem, the highest net purchase price quoted; or

              (B)  if such holder is unable to obtain any price quotes as contemplated in clause (A) (including, for the avoidance of doubt, as a result of any Broker failing to respond to such holder's inquiry for, or to provide, a firm price quote with respect to such Redemption Securities), then the Redemption Fair Market Value of such Redemption Securities shall conclusively be deemed to be an amount less than 110% of the Redemption Price.

          (b)    Redemption at the Option of the Company.

              (i)  At any time after the fifth anniversary of the Series A Original Issuance Date, the Company, at its option and election, may redeem (out of funds legally available therefor) any or all of the outstanding shares of Series A Preferred Stock at the Redemption Price; provided that the Company shall not have the right to redeem any shares of Series A Preferred Stock pursuant to this SECTION 6(b) unless at the time of the mailing of the notice of redemption, either (x) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Series A Preferred Stock or (y) the shares of Common Stock for which the Series A Preferred Stock are convertible into may be sold by all holders of the Series A Preferred Stock under Rule 144 under the Securities Act without volume or other limitation.

             (ii)  If the Company elects to redeem the Series A Preferred Stock pursuant to SECTION 6(b)(i), the "Company Redemption Date" shall be the date on which the Company elects to consummate such redemption. The Company shall deliver a notice of redemption not less than 15 nor more than 30 Business Days prior to the Company Redemption Date, addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the Company Redemption Date; (B) the number of shares to be redeemed; (C) the Redemption Price as of the Company Redemption Date (it being understood that the actual Redemption Price will be determined as of the actual Company Redemption Date); (D) the name of the redemption agent to whom, and the address of the place to where, the Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (E) that Dividends, if any, on the shares to be redeemed will cease to accrue on such Company Redemption Date provided that the Redemption Price shall have been paid on the Company Redemption Date.

            (iii)  If the Company has elected to redeem less than all the Series A Preferred Stock pursuant to this SECTION 6(b), the Company shall select the shares of Series A Preferred Stock to be redeemed by lot, on a pro rata basis or in accordance with any other method the Company considers fair and appropriate. The Company shall make such selection from shares of Series A Preferred Stock then outstanding and not already to be redeemed by virtue of having been previously called for redemption.

          (c)    Mechanics of Redemption.

              (i)  Prior to 2:00 p.m. (New York City time) on or prior to Business Day prior to the Redemption Date or Company Redemption Date, as applicable (such date, the "Irrevocable Date"), the Company shall deposit with a redemption agent an amount of money (in immediately available funds) sufficient to pay the Redemption Price on the Redemption Date or the Company Redemption Date, as the case may be. The redemption agent shall return to the Company, as soon as practicable, any money not required for that purpose. If the Company or an Affiliate of the Company acts as redemption agent, it shall, before 3:00 p.m., New York City time on or prior to Business Day prior to the Redemption Date or Company Redemption Date, as applicable, segregate the money and hold it as a separate trust fund.

             (ii)  The redemption agent on behalf of the Company shall pay the applicable Redemption Price on the Redemption Date or Company Redemption Date, as the case may be, upon surrender of the certificates representing the shares of Series A Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Redemption Price. Notwithstanding the foregoing, the Company shall remain liable for the payment of the Redemption Price to the extent such amounts are not paid as provided herein. Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash payments hereunder by wire transfer of immediately available funds.

            (iii)  Shares of Series A Preferred Stock to be redeemed on the Redemption Date or Company Redemption Date, as the case may be, will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series A Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of Dividends and the conversion rights) as provided herein.

            (iv)  Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert shares of Series A Preferred Stock to be redeemed at any time on or prior to the Redemption Date or Company Redemption Date, as the case may be; provided, however, that any shares of Series A Preferred Stock for which a holder delivers a conversion notice to the Company prior to the Redemption Date or Company Redemption Date, as the case may be, shall not be redeemed pursuant to this SECTION 6.

             (v)  Any redemption of the Series A Preferred Stock pursuant to this SECTION 6 (such redemption, the "Redemption") shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the Fair Market Value thereof on the date of payment). At the time of the Redemption, the Company shall take all actions required or permitted under Delaware law to permit the Redemption, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such Redemption. To the extent that the Company has insufficient funds to redeem all of the shares of Series A Preferred Stock upon the Redemption, the Company shall use available funds to redeem a pro rata portion of such Series A Preferred Stock.

        SECTION 7.    Fundamental Change.

          (a)    Offer to Repurchase.

              (i)  In connection with any Fundamental Change, unless waived by holders representing a majority of the outstanding shares of Series A Preferred Stock, each holder shall have the right, at such holder's option, to require the Company to, or to cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the "Acquirer") to, purchase each share of Series A Preferred Stock then-outstanding (the "Fundamental Change Offer") at a purchase price per share (such amount being the "Repurchase Price") in cash equal to the sum of (x) 101% of the Regular Liquidation Preference, plus (y) in the case of a Fundamental Change of the type described in clause (i), (ii), (iii) or (iv) of the definition of "Fundamental Change" (each, a "Change in Control"), the Make Whole Amount, on a date selected by the Company (the "Fundamental Change Purchase Date"), which Fundamental Change Purchase Date shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (i) of the definition thereof, the

    Fundamental Change Purchase Date shall be a date no later than 35 Business Days following the date of the first public announcement of such Fundamental Change having occurred).

             (ii)  As promptly as practicable following the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change, but in no event less than 20 Business Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Business Days prior notice, the Company shall mail a written notice of Fundamental Change (the "Fundamental Change Notice") by first-class mail addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Company as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each notice must state that: (A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased, and the date by which such notice must be given pursuant to this SECTION 7(a); (B) the expected Repurchase Price as of the expected Fundamental Change Purchase Date, and specifying the individual components thereof (it being understood that the actual Repurchase Price will be determined as of the actual Fundamental Change Purchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series A Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series A Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of Dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and (F) the circumstances and material facts regarding such Fundamental Change, including the anticipated effective date of the Fundamental Change. If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.

            (iii)  Notwithstanding this SECTION 7, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods. The Company shall notify the holders Series A Preferred Stock of the results of the Fundamental Change Offer on or as soon as practicable after the Fundamental Change Purchase Date.

          (b)    Mechanics of Repurchase.

              (i)  Prior to 2:00 p.m. (New York City time) on or prior to the Business Day prior to the Fundamental Change Purchase Date, the Company shall deposit with a paying agent an amount of money (in immediately available funds) sufficient to pay the aggregate Repurchase Price upon on the Fundamental Change Purchase Date. The paying agent shall return to the Company, as soon as practicable, any money not required for that purpose. If the Company or an Affiliate of the Company acts as paying agent, it shall, before 3:00 p.m., New York City time on or prior to Business Day prior to the Fundamental Change Purchase Date, as applicable, segregate the money and hold it as a separate trust fund. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

             (ii)  The paying agent on behalf of the Company shall pay the Repurchase Price on the Fundamental Change Purchase Date upon surrender of the certificates representing the shares of Series A Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, and post a customary bond in respect of such indemnity, in a reasonable amount and in a reasonable manner, prior to paying such Repurchase Price. Notwithstanding the foregoing, the Company shall remain liable for the payment of the Repurchase Price to the extent such amounts are not paid as provided herein. Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash payments hereunder by wire transfer of immediately available funds.

            (iii)  In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the shares not purchased, without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series A Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series A Preferred Stock not repurchased other man any such tax due because a certificate for shares Series A Preferred Stock is issued in a name other than the name of the selling holder.

            (iv)  Subject to clause (vi) below, from and after the Fundamental Change Purchase Date, shares of the Series A Preferred Stock to be repurchased on such Fundamental Change Purchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series A Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.

             (v)  Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to (A) convert shares of Series A Preferred Stock to be repurchased at any time on or prior to the Fundamental Change Purchase Date or (B) withdraw an election to have such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Fundamental Change Purchase Date; provided, however, that, where a holder of Series A Preferred Stock exercises its rights under (A) or (B) above, the shares of Series A Preferred Stock of such holder shall not be repurchased pursuant to this SECTION 7.

            (vi)  The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 7 and purchases all shares of Series A Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series A Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.

           (vii)  The Company will not enter into any agreement providing for or otherwise authorize a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this SECTION 7 and agrees, for the benefit of the holders of record of the Series A Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Series A Preferred Stock, the Acquirer will purchase the Series A Preferred Stock.

          (viii)  Any repurchase of the Series A Preferred Stock pursuant to this SECTION 7 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the Fair Market Value thereof on the date of payment). The Company shall take all actions required or permitted under Delaware law to permit the repurchase of the Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase. To the extent that the Company has insufficient funds to repurchase all of the shares of Series A Preferred Stock pursuant to this SECTION 7, the Company shall use available funds to repurchase a pro rata portion of such Series A Preferred Stock.

        SECTION 8.    Conversion Into Series B Preferred Stock.

          (a)   After receiving a notice of conversion pursuant to SECTION 5(c) or a notice of redemption pursuant to SECTION 6(b), any holder of shares of Series A Preferred Stock as to whom relevant the provisions of the following sentence are applicable may, at such holder's option, convert shares of Series A Preferred Stock subject to such conversion or redemption, as the case may be, at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date or the Company Redemption Date, as the case may be, specified in such notice into Series B Preferred Stock to the extent necessary to address the conditions described in the immediately following sentence. If such holder would not be permitted to convert one or more shares of its Beneficially Owned Series A Preferred Stock (such shares, the "Preferred Conversion Shares") or Notes into shares of Common Stock due to the restrictions contained in SECTION 5(b) or because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, then, subject to SECTION 5(e)(viii), each Preferred Conversion Share of such holder shall be converted into one share of Series B Preferred Stock on the Conversion Date or the Company Redemption Date, as the case may be.

          (b)   As soon as practicable (and in any event within three Business Days of receipt of the notice described in this SECTION 8(b)), which notice shall include the amount of shares of Series B Preferred Stock to which such holder is entitled and the basis for such conversion into Series B Preferred Stock, the Company shall (i) issue and deliver to such holder a certificate for the number of shares of Series B Preferred Stock, if any, to which such holder is entitled in exchange for the certificates formerly representing shares of Series A Preferred Stock and (ii) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Series B Preferred Stock. Such conversion will be deemed to have been made on the Conversion Date or the Company Redemption Date, as applicable, and the person entitled to receive the shares of Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Series B Preferred Stock on such Conversion Date or Company Redemption Date, as the case may be. In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are to be converted into Series B Preferred Stock, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Series B Preferred Stock or Series A Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Series B Preferred Stock upon conversion or due upon the issuance of a new certificate for any shares of Series A Preferred Stock not converted other than any such tax due because shares of Series B Preferred Stock or a certificate for shares of Series A Preferred Stock are issued in a name other than the name of the converting holder.

          (c)   The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Series B Preferred Stock (or a combination of both) for the purpose of effecting the conversion of the Series A Preferred Stock the full number of shares of Series B Preferred Stock deliverable upon the conversion all outstanding Series A Preferred Stock, and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Preferred Stock if necessary therefor.

          (d)   All shares of Series B Preferred Stock issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

        SECTION 9.    Additional Definitions.     For purposes of these resolutions, the following terms shall have the following meanings:

          (a)   "Additional Rate" means an annual rate initially equal to 2.0% per annum, and increasing by 1.0% on every six month anniversary of the occurrence of the Increase Event, up to a maximum of 16% per annum.

          (b)   "Affiliate" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor Securityholders.

          (c)   "Beneficial Owner", "Beneficially Own" and "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that (i) a person will be deemed to be the Beneficial Owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire such security and (ii) none of the Investor Securityholders shall be deemed to Beneficially Own any securities owned by their portfolio companies as long as the Investor Securityholders did not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition or voting of such securities.

          (d)   "Board Representation Entitlement" means a number of Preferred Directors (rounded up to the nearest whole number) equal to the product of (x) the total number of members then comprising the full Board (including the Preferred Directors) and (y) the lesser of (1) 20.0% and (2) the SLS Director Beneficial Ownership Percentage; provided, however, that, notwithstanding the foregoing, (A) at any time that the Investor Securityholders and their Affiliates in the aggregate cease to Beneficially Own a number of shares of Series A Preferred Stock that if then converted would be convertible into a number of shares of Common Stock that is greater than or equal to 7.5% of the shares of Common Stock then outstanding based on the Conversion Price that is in effect at the time of such calculation (including shares of Series A Preferred Stock pledged pursuant to a bond fide pledge but not foreclosed thereon) without giving effect to the limitations in SECTION 5(b), the Board Representation Entitlement shall be zero (0) Preferred Directors, (B) from and after the occurrence of a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be zero (0) Preferred Directors and (C) from and after the occurrence of a Fundamental Change described in clause (i) of the definition thereof other than a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be no more than one (1) Preferred Director.

          (e)   "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

          (f)    "capital stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

          (g)   "Closing Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the "closing price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

          (h)   "Company Rights Plan" means that certain Amended and Restated Rights Agreement, dated as of April 23, 2009, between the Company (as successor-in-interest to Power-One, Inc.) and American Stock Transfer & Trust Company.

          (i)    "control," "controlling," "controlled by" and "under common control with," with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

          (j)    "Current Market Price" of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

          (k)   "Dividend Payment Date" means (i) each January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2010, (ii) with respect to any shares of Series A Preferred Stock that is to be converted or redeemed, the Conversion Date, the Redemption Date or the Company Redemption Date, as applicable, and (iii) any date on which Participating Dividends are paid (if any); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

          (l)    "Dividend Period" means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the Series A Original Issuance Date) pursuant to clauses (i) and (ii) of the definition of "Dividend Payment Date" and ends on and includes the calendar day next preceding the next Dividend Payment Date.

          (m)  "Dividend Rate" means 10.0% per annum.

          (n)   "Equity Securities" means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

          (o)   "Ex-Dividend Date" means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

          (p)   "Exchange" means Nasdaq or any other U.S. national securities exchange.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (r)   "Fair Market Value" of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

              (i)  for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

             (ii)  for any security that is not so traded or quoted, or for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms'-length transaction; provided that if any determination of the Board pursuant to this clause (ii) that in the aggregate for all shares of Series A Preferred Stock is in excess of $10,000,000, the holders representing a majority of the then-outstanding shares of Series A Preferred Stock may object to such determination. In the event of such an objection by such holders, the Fair Market Value of such property shall be as determined by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

          (s)   "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

              (i)  any "person" or "group", other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company's outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

             (ii)  the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in this clause (ii) will be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company's Voting Stock immediately prior to the transaction;

            (iii)  Continuing Directors cease to constitute at least a majority of the Board of Directors, "Continuing Director" means a director who either was a member of the Board on the Series A Original Issuance Date or who becomes a member of the Board of Directors subsequent to that date and who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, in each case either by a specific vote or by approval of a proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as a nominee of the Board of Directors for election as director;

            (iv)  the Company's stockholders or Board of Directors adopts a plan for the liquidation or dissolution of the Company; or

             (v)  upon the occurrence of a Termination of Trading (other than in connection with an Unexpected Delisting).

          (t)    "group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

          (u)   "hereof"; "herein" and "hereunder" and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

          (v)   "Investor Securityholder" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

          (w)  "Make Whole Amount" means, with respect to any share of Series A Preferred Stock being repurchased pursuant to SECTION 7, the excess, if any, of (a) the present value on the date of such repurchase of (i) 100% of the Regular Liquidation Preference of such share as of such date, assuming such share of Series A Preferred Stock was redeemed at the option of the company on May 8, 2014 pursuant to SECTION 6(b), plus (ii) all Regular Dividends payable on such share of Series A Preferred Stock through May 8, 2014, computed using a 3.125% discount rate over (b) 100% of the Regular Liquidation Preference as of such date.

          (x)   "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

          (y)   "Nasdaq" means The NASDAQ Global Market.

          (z)   "Notes" means the 6.0%/8.0%/10.0% Convertible Senior Notes due 2019 of the Company (as successor-in-interest to Power-One, Inc.).

          (aa) "Original Purchase Price" means $1,000 per share of Series A Preferred Stock, as adjusted for any stock dividends, splits, combinations and similar events on the Series A Preferred Stock.

          (bb) "person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other "person" as contemplated by Section 13(d) of the Exchange Act.

          (cc)  "Permitted Transferee" shall have the meaning set forth in the Securities Purchase Agreement.

          (dd) "Public Sale" has the meaning set forth in the Securities Purchase Agreement.

          (ee) "Redemption Date" means May 8, 2014 and May 8 of each subsequent year on which any of the Series A Preferred Stock is outstanding, or, if any such day is not a Business Day, the immediately succeeding Business Day.

          (ff)  "Representation Reduction Event" means a decrease, for any reason, in the SLS Director Beneficial Ownership Percentage that results in a reduction in the number of directors of the Board that constitutes the Board Representation Entitlement.

          (gg) "Rights" shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor, substitute or additional stockholder rights plan).

          (hh) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (ii)   "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated April 23, 2009, among the Power-One, Inc., SLS and Silver Lake Technology Investors Sumeru, L.P.

          (jj)   "Series A Original Issuance Date" means the date on which the first share of Series A Preferred Stock was issued.

          (kk) "Series B Preferred Stock" means the Series B Junior Participating Convertible Preferred Stock so denominated and authorized by the Company concurrently with the Series A Preferred Stock.

          (ll)   "SLS" means Silver Lake Sumeru Fund, L.P.

          (mm)  "SLS Director Beneficial Ownership Percentage" means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned (excluding the number of shares of Common Stock issuable upon the exercise of the Warrants (as defined in the Securities Purchase Agreement)) by the Investor Securityholders divided by (b) the number of Common Shares Outstanding (as defined in the Securities Purchase Agreement) (calculated without giving effect to clause (iv) of "Common Shares Outstanding").

          (nn) "Subsidiary" means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          (oo) "Survivor of a Fundamental Change" means the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Fundamental Change.

          (pp) "Termination of Trading" will be deemed to have occurred if for 10 consecutive Business Days the Common Stock (or other common stock into which the Series A Preferred Stock are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. automated interdealer quotation system and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

          (qq) "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock is not listed on Nasdaq, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

          (rr)  "Unexpected Delisting" means any delisting of the Common Stock from the Nasdaq directly as a result of the execution of the Securities Purchase Agreement and the consummation of the transactions contemplated thereby.

          (ss)  "Voting Stock" shall mean the Series A Preferred Stock and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of the Company or its successor (including the Common Stock).

          (tt)  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquirer	SECTION 7(a)(i)
Additional Director	Section 4(d)(ix)
Additional Dividends	SECTION 2(c)
Aggregate Amount	SECTION 5(f)(iii)
Board	Recital
Board Size Decrease	SECTION 4(d)(iv)
Brokers	SECTION 6(a)(ii)
Cash Amount	SECTION 5(e)(viii)(A)
Certificate of Incorporation	Recital
Change in Control	SECTION 7(a)(i)
Common Stock	SECTION 1(b)(i)
Company	Recital
Company Redemption Date	SECTION 6(b)(ii)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
Conversion Security	SECTION 4(b)(ii)
DGCL	Recital
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 2(c)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Fundamental Change Notice	SECTION 7(a)(ii)
Fundamental Change Offer	SECTION 7(a)(i)
Fundamental Change Purchase Date	SECTION 7(a)(i)
Increase Event	SECTION 2(c)(vi)
Irrevocable Date	SECTION 6(c)(i)
Junior Securities	SECTION 1(b)(i)
Liquidation Preference	SECTION 3(a)
Maximum Voting Percentage	SECTION 4(a)
Maximum Voting Power	SECTION 4(a)
Non-Constituent Issuer Fundamental Change	SECTION 4(b)(ii)
Outstanding Partial Cash Notice	SECTION 5(e)(viii)(C)
Parity Securities	SECTION 1(b)(ii)
Partial Cash Notice	SECTION 5(e)(viii)(A)
Participating Dividends	SECTION 2(b)
Participating Liquidation Preference	SECTION 3(a)

Term	Section
Preferred Conversion Shares	SECTION 8(a)
Preferred Directors	SECTION 4(d)
Preferred Stock	Recital
Purchased Shares	SECTION 5(f)(iii)
Redemption	SECTION 6(c)(v)
Redemption Acceptance Notice	SECTION 6(a)(iii)
Redemption Fair Market Value	SECTION 6(a)(v)
Redemption Price	SECTION 6(a)(i)
Redemption Right	SECTION 6(a)(i)
Redemption Securities	SECTION 6(a)(iii)
Reference Property	SECTION 5(f)(iv)
Regular Dividends	SECTION 2(a)
Regular Liquidation Preference	SECTION 3(a)
Repurchase Price	SECTION 7(a)(i)
Rights Trigger	SECTION 5(f)(xii)
Senior Redeemable Preferred	SECTION 5(e)(iii)
Senior Securities	SECTION 1(b)(iii)
Series A Preferred Stock	SECTION 1(a)
Transition Time	SECTION 4(d)(vii)
Unaffected Shares	SECTION 5(e)(viii)(B)

        SECTION 10.    Miscellaneous.     For purposes of these resolutions, the following provisions shall apply:

          (a)    Status of Cancelled Shares.    Shares of Series A Preferred Stock which have been converted, redeemed, repurchased or otherwise acquired by the Company or cancelled shall be retired, not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular series by the Board.

          (b)    Severability.    If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          (c)    Headings.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (d)    Amendment.    Any provision in this Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class.

[Rest of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of          , 2010.

NEW POWER-ONE, INC.
By:
Name: Richard J. Thompson
Title: President and Chief Executive Officer

SERIES A CERTIFICATE OF DESIGNATION

Annex B

Certificate of Designations of Series B Convertible Preferred Stock

 CERTIFICATE OF DESIGNATION

OF SERIES B JUNIOR PARTICIPATING CONVERTIBLE PREFERRED STOCK

OF

NEW POWER-ONE, INC.

        New Power-One, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the "Board") on                        , 2010:

        WHEREAS, the Company's Certificate of Incorporation (the "Certificate of Incorporation") authorizes 30,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock") issuable from time to time in one or more series;

        WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

        NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

        SECTION 1.    Number; Designation; Rank.

          (a)   This series of convertible participating Preferred Stock is designated as the "Series B Junior Participating Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock is 23,625 shares, par value $.001 per share.

          (b)   The Series B Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

              (i)  senior in preference and priority to the common stock of the Company, par value $.001 per share (the "Common Stock") and each other class or series of Equity Security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the "Junior Securities");

             (ii)  on parity, without preference and priority, with the series of Preferred Stock of the Company that are designated as "Junior Participating Preferred Stock," par value $.001 per share, the "Series C Junior Participating Convertible Preferred Stock," par value $.001 per share (the "Series C Preferred Stock"), and each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Parity Securities"), and

            (iii)  junior in preference and priority to the series of Preferred Stock of the Company that is designated as "Series A Convertible Preferred Stock," par value $.001 per share (the "Series A Preferred Stock"), and each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the

    Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Senior Securities").

        SECTION 2.    Dividends.

          (a)    Dividends.    (i) Each holder of issued and outstanding Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series B Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock, without giving effect to the limitations set forth in SECTION 5(b) (the "Dividends"); provided, however, that notwithstanding the above, the holders of Series B Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Series B Preferred Stock as a result of this proviso shall not be deemed to be Dividends).

             (ii)  Dividends are payable at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and are payable to holders of record of Series B Preferred Stock on the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that no dividend or distribution on Common Stock shall be made to holders of the Common Stock unless the Dividends are paid (or are concurrently being paid) pursuant to SECTION 2(a)(ii) hereof.

          (b)   If Dividends are not paid in full, all Dividends declared upon the Series B Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series B Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series B Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

          (c)   Holders of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.

          (d)   Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series B Preferred Stock will be entitled to receive all cash Dividends by wire transfer of immediately available funds.

        SECTION 3.    Liquidation Preference.

          (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share of Series B Preferred Stock equal to the sum of (i) the greater of (A) the Original Purchase Price per share and (B) an amount equal to the amount the holders of Series B Preferred Stock would have received per share of Series B Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series B Preferred Stock into shares of Common Stock immediately prior thereto, plus (ii) an amount equal to all accrued and unpaid Dividends, if any, on such share of Series B Preferred Stock (such sum, the "Regular Liquidation Preference" if pursuant to subclauses (i)(A) and (ii) and the "Participating Liquidation Preference" if pursuant to subclauses (i)(B) and (ii), and such greater amount, the "Liquidation Preference").

          (b)   If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series B Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series B Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

          (c)   After payment to the holders of Series B Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock as such will have no right or claim to any of the assets of the Company.

          (d)   The value of any property not consisting of cash that is distributed by the Company to the holders of the Series B Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

          (e)   For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).

        SECTION 4.    Voting Rights; Board Representation.

          (a)   The holders of Series B Preferred Stock shall have no voting rights other than those set forth in SECTION 4(b) below.

          (b)   So long as any shares of Series B Preferred Stock are outstanding and except as otherwise expressly permitted hereby, the Company and its subsidiaries may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a separate class:

              (i)  any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series B Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);

             (ii)  any increase or decrease in the authorized amount of shares of Series B Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 7(a);

            (iii)  any issuance of additional shares of Series B Preferred Stock after the Series B Original Issuance Date, other than pursuant to the terms of the Certificate of Designation of the Series A Preferred Stock; or

            (iv)  agree to do any of the foregoing actions set forth in clause (b)(i) through (b)(iii), unless such agreement expressly provides that the Company's obligation to undertake any of the foregoing is subject to the prior approval of holders of Series B Preferred Stock.

          Without expanding the scope of the foregoing voting rights of Series B Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

              (i)  the Series B Preferred Stock (or any preferred security into which the Series B Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock in accordance with SECTION 5(e); and

             (ii)  the Series B Preferred Stock either:

              (A)  remains outstanding with the same powers, preferences, rights and privileges set forth in this Certificate of Designation (except to the extent necessary or appropriate to implement clause (i) above), or

              (B)  is converted into or otherwise exchanged for preferred securities of the surviving entity of such a Fundamental Change, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation and other than to the extent necessary or appropriate to reflect the consummation of the transaction and the fact that the issuer is a different entity) as the Series B Preferred Stock, provided that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series B Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

            (iii)  in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series B Preferred Stock pursuant to this SECTION 4(b), the Series B Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.

          (c)    Exchange Compliance.    Notwithstanding the foregoing, to the fullest extent permitted by applicable law, if after the Series B Original Issuance Date there is a change in the applicable rules of the primary Exchange on which the Common Stock is listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this SECTION 4, the voting rights of the holders of the Series B Preferred Stock set forth in this SECTION 4 shall thereafter be limited to the extent required by such changed rules in order for the Common Stock to continue to be listed on such Exchange.

        SECTION 5.    Conversion.

        Each share of Series B Preferred Stock is convertible into shares of Common Stock as provided in this SECTION 5.

          (a)    Conversion at the Option of Holders of Series B Preferred Stock.    Subject to SECTION 5(b), each holder of Series B Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series B Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the amount (the "Conversion Amount") determined by dividing (i) the Original Purchase Price for each share of Series B Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion. The "Conversion Price," with respect to each share of Series B Preferred Stock, initially is the conversion price of the Series A Preferred Stock in effect immediately prior to the conversion of such share of Series A Preferred Stock into a share of Series B Preferred Stock, as adjusted from time to time as provided in SECTION 5(f). In order to convert shares of Series B Preferred Stock into shares of Common Stock, the holder must surrender the certificates representing such shares of Series B Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company's transfer agent for the Series B Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a) or SECTION 5(c), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the "Conversion Date").

          (b)    Limitations on Conversion.    Notwithstanding SECTION 5(a), but subject to SECTION 5(c), the Company shall not effect any conversion of the Series B Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a), and no holder of Series B Preferred Stock will be permitted to convert shares of Series B Preferred Stock into shares of Common Stock if, and to the extent that, following such conversion, either (i) such holder's, together with such holder's Affiliates', aggregate voting power on a matter being voted on by holders of Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such holder, together with such holder's Affiliates, would Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such holder and its Affiliates will not Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") in excess of 19.9% of the then outstanding Common Stock or (B) a bona fide third party tender offer for the Common Stock issuable thereupon. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the remaining, unconverted portion of the Series B Preferred Stock and any Series A Preferred Stock or Series C Preferred Stock, (y) any outstanding Notes, or (z) any outstanding Warrants (as defined in the Securities Purchase Agreement) Beneficially Owned by such holder or any of its Affiliates. Upon the written request of the holder, the Company shall within two (2) Business Days confirm in writing to any holder the number of shares of Common Stock then outstanding. For purposes hereof, "Maximum Voting Power" means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on the applicable matter subject to the vote of the Common Stock, Series A Preferred Stock and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth in the Certificate of Designation of the Series A Preferred Stock and the certificate of designation or other similar document governing other Voting Stock.

          (c)    Automatic Conversion.    If at any time the limitations in SECTION 5(b) would not prevent the conversion of one or more shares of Series B Preferred Stock into Common Stock, then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of shares of Series B Preferred Stock held by a holder and its Affiliates that can convert into Common Stock without violating the limitations in SECTION 5(b) will automatically convert into Common Stock, provided that such automatic conversion shall only occur if the number of shares of Series B Preferred Stock that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of shares of Series B Preferred Stock that may be converted pursuant to this SECTION 5(c) is less than all shares of Series B Preferred Stock Beneficially Owned by a holder and its Affiliates, the Company shall select the shares of Series B Preferred Stock to be converted by lot, or on a pro rata basis.

          (d)    Fractional Shares.    No fractional shares of Common Stock will be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value of Common Stock as of the Conversion Date. If more than one share of Series B Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series B Preferred Stock converted by such holder at such time.

          (e)    Mechanics of Conversion.

              (i)  As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall (A) issue and deliver to such holder the number of shares of Common Stock to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series B Preferred Stock and (B) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series B Preferred Stock that are being converted into Common Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock or Series B Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new certificate for any shares of Series B Preferred Stock not converted other than any such tax due because shares of Common Stock or a certificate for shares of Series B Preferred Stock are issued in a name other than the name of the converting holder.

             (ii)  The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Common Stock (or a combination of both) for the purpose of effecting the conversion of the Series B Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series B Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

            (iii)  From and after the Conversion Date, the shares of Series B Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the Common Stock upon conversion, together with the right to receive any payment in lieu of a fractional share of Common Stock and any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series B Preferred Stock is not converted, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series B Preferred Stock that have been converted will, after such conversion, upon issuance of the shares of Common Stock issuable upon conversion thereof and the payment of all accrued and unpaid Dividends thereon and cash in lieu of fractional shares of Common Stock, be deemed cancelled and retired, shall not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

            (iv)  If the conversion is in connection with any sale, transfer or other disposition of the Common Stock issuable upon conversion of the Series B Preferred Stock, the conversion may, at the option of any holder tendering any share of Series B Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock issuable upon conversion of Series B Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series B Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

             (v)  The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock are then listed. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any person or group under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any shares of Common Stock into which the shares of Series B Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

            (vi)  All shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

           (vii)  If, prior to a Rights Trigger, shares of Series B Preferred Stock are converted into Common Stock, upon the conversion of such shares of Series B Preferred Stock, the shares of Common Stock issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock.

          (f)    Adjustments to Conversion Price.

            (i)    Adjustment for Change In Capital Stock.

              (A)  If the Company shall, at any time and from time to time while any shares of the Series B Preferred Stock are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

                (1)   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

                (2)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution.

              If any dividend or distribution of the type described in this SECTION 5(f)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i).

              (B)  If the Company shall, at any time or from time to time while any of the Series B Preferred Stock are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series B Preferred Stock are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

            (ii)    Adjustment for Rights Issue.    If the Company shall, at any time or from time to time, while any shares of the Series B Preferred Stock are outstanding, distribute rights, options or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock, in either case, at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

              (A)  the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

              (B)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the

      Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.

            Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

            To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

            (iii)    Adjustment for Certain Tender Offers or Exchange Offers.    In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any shares of the Series B Preferred Stock are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a "tender offer" under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "Purchased Shares") exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

              (A)  the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

              (B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

            An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

            (iv)    Disposition Events.

              (A)  If any of the following events (any such event, a "Disposition Event") occurs:

                (1)   any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                (2)   any merger, consolidation or other combination to which the Company is a constituent party; or

                (3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other person;

            in each case, as a result of which all of the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing person, as the case may be, shall provide that the Series B Preferred Stock converted following the effective date of any Disposition Event, shall be converted, in lieu of the Common Stock otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Common Stock in the relevant event (collectively, "Reference Property") received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series B Preferred Stock that remains outstanding thereafter (if any) becomes convertible agrees, for the express benefit of the holders of record of Series B Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

              (B)  The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock in connection with a Disposition Event, the portion of the Series B Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

            (v)    Minimum Adjustment.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

            (vi)    When No Adjustment Required.

              (A)  No adjustment need be made for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Series B Preferred Stock participates, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if the holders of Series B Preferred Stock, at such time, held a number of shares of Common Stock equal to the Conversion Amount at such time.

              (B)  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

              (C)  No adjustment need be made for a change in the par value or no par value of the Common Stock.

              (D)  To the extent the Series B Preferred Stock become convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (vii)    Rules of Calculation; Treasury Stock.    All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

            (viii)    Waiver.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

            (ix)    Tax Adjustment.    Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock.

            (x)    Par Value.    Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value.

            (xi)    No Duplication.    If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

            (xii)    Provisions Governing Adjustment to Conversion Price.    Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Rights Trigger"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, except as set forth in SECTION 5(e)(vii), and (x) if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the 60 day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company's capital stock other than shares of Common Stock or Common Stock equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Dividends and shall be distributed to the holders of Series B Preferred Stock. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series B Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in SECTION 5(e)(vii). In addition, except as set forth in SECTION 5(e)(vii), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business on following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, option or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for any shares of the Company's capital stock (other than Common Stock) or any other assets of the Company, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series B Preferred Stock pursuant to, the provisions of SECTION 2(a) applicable to Dividends.

          (g)    Notice of Record Date.    In the event of:

              (i)  any stock split or combination of the outstanding shares of Common Stock;

             (ii)  any declaration or making of a dividend or other distribution to holders of Common Stock in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

            (iii)  any reclassification or change to which SECTION 5(f)(i)(B) applies;

            (iv)  the dissolution, liquidation or winding up of the Company; or

             (v)  any other event constituting a Fundamental Change ;

  then the Company shall file with its corporate records and mail to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

              (A)  the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

              (B)  the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Fundamental Change , is estimated to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

          Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

          (h)    Certificate of Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series B Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series B Preferred Stock.

        SECTION 6.    Additional Definitions.     For purposes of these resolutions, the following terms shall have the following meanings:

          (a)   "Affiliate" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor Securityholders.

          (b)   "Beneficial Owner", "Beneficially Own" and "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that (i) a person will be deemed to be the Beneficial Owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire such security and (ii) none of the Investor Securityholders shall be deemed to Beneficially Own any securities owned by their portfolio companies as long as the Investor Securityholders did not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition or voting of such securities.

          (c)   "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

          (d)   "capital stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

          (e)   "Closing Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the "closing price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

          (f)    "Company Rights Plan" means that certain Amended and Restated Rights Agreement, dated as of April 23, 2009, between the Company (as successor-in-interest to Power-One, Inc.) and American Stock Transfer & Trust Company.

          (g)   "control," "controlling," "controlled by" and "under common control with," with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

          (h)   "Current Market Price" of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

          (i)    "Equity Securities" means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

          (j)    "Ex-Dividend Date" means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

          (k)   "Exchange" means Nasdaq or any other U.S. national securities exchange.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (m)  "Fair Market Value" of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

              (i)  for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

             (ii)  for any security that is not so traded or quoted, or for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms'-length transaction; provided that if any determination of the Board pursuant to this clause (ii) that in the aggregate for all shares of Series B Preferred Stock is in excess of $10,000,000, the holders representing a majority of the then-outstanding shares of Series B Preferred Stock may object to such determination. In the event of such an objection by such holders, the Fair Market Value of such property shall be as determined by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

          (n)   "Fundamental Change" shall be deemed to have occurred at such time as the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in the foregoing will be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company's Voting Stock immediately prior to the transaction.

          (o)   "group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

          (p)   "hereof"; "herein" and "hereunder" and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

          (q)   "Investor Securityholder" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

          (r)   "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

          (s)   "Nasdaq" means The NASDAQ Global Market.

          (t)    "Notes" means the 6.0%/8.0%/10.0% Convertible Senior Notes due 2019 of the Company (as successor-in-interest to Power-One, Inc.).

          (u)   "Original Purchase Price" means $1,000 per share of Series B Preferred Stock, as adjusted for any stock dividends, splits, combinations and similar events on the Series B Preferred Stock.

          (v)   "person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other "person" as contemplated by Section 13(d) of the Exchange Act.

          (w)  "Public Sale" has the meaning set forth in the Securities Purchase Agreement.

          (x)   "Rights" shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor, substitute or additional stockholder rights plan).

          (y)   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (z)   "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated April 23, 2009, among Power-One, Inc., SLS and Silver Lake Technology Investors Sumeru, L.P.

          (aa) "Series B Original Issuance Date" means the date on which the first share of Series B Preferred Stock was issued.

          (bb) "SLS" means Silver Lake Sumeru Fund, L.P.

          (cc) "Subsidiary" means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          (dd) "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock is not listed on Nasdaq, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

          (ee) "Voting Stock" shall mean the Series A Preferred Stock and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of the Company or its successor (including the Common Stock).

          (ff)  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Director	Section 4(d)(ix)
Aggregate Amount	SECTION 5(f)(iii)
Board	Recital
Certificate of Incorporation	Recital
Common Stock	SECTION 1(b)(i)
Company	Recital
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
DGCL	Recital
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 2(a)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Junior Securities	SECTION 1(b)(i)
Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 5(b)
Parity Securities	SECTION 1(b)(ii)
Participating Liquidation Preference	SECTION 3(a)
Preferred Stock	Recital
Purchased Shares	SECTION 5(f)(iii)
Reference Property	SECTION 5(f)(iv)
Regular Liquidation Preference	SECTION 3(a)
Rights Trigger	SECTION 5(f)(xii)
Senior Redeemable Preferred	SECTION 5(e)(iii)
Senior Securities	SECTION 1(b)(iii)
Series A Preferred Stock	SECTION 1(b)(iii)
Series B Preferred Stock	SECTION 1(a)
Series C Preferred Stock	SECTION 1(b)(ii)

        SECTION 7.    Miscellaneous.     For purposes of these resolutions, the following provisions shall apply:

          (a)    Status of Cancelled Shares.    Shares of Series B Preferred Stock which have been converted, redeemed, repurchased or otherwise acquired by the Company or cancelled shall be retired, not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular series by the Board.

          (b)    Severability.    If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          (c)    Headings.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (d)    Amendment.    Any provision in this Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a separate class.

[Rest of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of          , 2010.

NEW POWER-ONE, INC.
By:
Name: Richard J. Thompson
Title: President and Chief Executive Officer

SERIES B CERTIFICATE OF DESIGNATION

Annex C

Certificate of Designations of Series C Convertible Preferred Stock

 CERTIFICATE OF DESIGNATION

OF SERIES C JUNIOR PARTICIPATING CONVERTIBLE PREFERRED STOCK

OF

NEW POWER-ONE, INC.

        New Power-One, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the "Board") on                    , 2010:

        WHEREAS, the Company's Certificate of Incorporation (the "Certificate of Incorporation") authorizes 30,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock") issuable from time to time in one or more series;

        WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

        NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

        SECTION 1.    Number; Designation; Rank.

          (a)   This series of convertible participating Preferred Stock is designated as the "Series C Junior Participating Convertible Preferred Stock" (the "Series C Preferred Stock"). The number of shares constituting the Series C Preferred Stock is 36,900 shares, par value $.001 per share.

          (b)   The Series C Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

              (i)  senior in preference and priority to the common stock of the Company, par value $.001 per share (the "Common Stock") and each other class or series of Equity Security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the "Junior Securities");

             (ii)  on parity, without preference and priority, with the series of Preferred Stock of the Company that are designated as "Junior Participating Preferred Stock," par value $.001 per share, the "Series B Junior Participating Convertible Preferred Stock," par value $.001 per share (the "Series B Preferred Stock"), and each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Parity Securities"), and

            (iii)  junior in preference and priority to the series of Preferred Stock of the Company that is designated as "Series A Convertible Preferred Stock," par value $.001 per share (the "Series A Preferred Stock"), and each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the

    Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the "Senior Securities").

        SECTION 2.    Dividends.

          (a)    Dividends.    (i) Each holder of issued and outstanding Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series C Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock, without giving effect to the limitations set forth in SECTION 5(b) (the "Dividends"); provided, however, that notwithstanding the above, the holders of Series C Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Series C Preferred Stock as a result of this proviso shall not be deemed to be Dividends).

             (ii)  Dividends are payable at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and are payable to holders of record of Series C Preferred Stock on the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that no dividend or distribution on Common Stock shall be made to holders of the Common Stock unless the Dividends are paid (or are concurrently being paid) pursuant to SECTION 2(a)(ii) hereof.

          (b)   If Dividends are not paid in full, all Dividends declared upon the Series C Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series C Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series C Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

          (c)   Holders of Series C Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.

          (d)   Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series C Preferred Stock will be entitled to receive all cash Dividends by wire transfer of immediately available funds.

        SECTION 3.    Liquidation Preference.

          (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share of Series C Preferred Stock equal to the sum of (i) the greater of (A) the Original Purchase Price per share and (B) an amount equal to the amount the holders of Series C Preferred Stock would have received per share of Series C Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series C Preferred Stock into shares of Common Stock immediately prior thereto, plus (ii) an amount equal to all accrued and unpaid Dividends, if any, on such share of Series C Preferred Stock (such sum, the "Regular Liquidation Preference" if pursuant to subclauses (i)(A) and (ii) and the "Participating Liquidation Preference" if pursuant to subclauses (i)(B) and (ii), and such greater amount, the "Liquidation Preference").

          (b)   If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series C Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series C Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

          (c)   After payment to the holders of Series C Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series C Preferred Stock as such will have no right or claim to any of the assets of the Company.

          (d)   The value of any property not consisting of cash that is distributed by the Company to the holders of the Series C Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

          (e)   For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).

        SECTION 4.    Voting Rights; Board Representation.

          (a)   The holders of Series C Preferred Stock shall have no voting rights other than those set forth in SECTION 4(b) below.

          (b)   So long as any shares of Series C Preferred Stock are outstanding and except as otherwise expressly permitted hereby, the Company and its subsidiaries may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series C Preferred Stock, voting together as a separate class:

              (i)  any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series C Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);

             (ii)  any increase or decrease in the authorized amount of shares of Series C Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 7(a);

            (iii)  any issuance of additional shares of Series C Preferred Stock after the Series C Original Issuance Date, other than pursuant to the terms of the indenture governing the Notes; or

            (iv)  agree to do any of the foregoing actions set forth in clause (b)(i) through (b)(iii), unless such agreement expressly provides that the Company's obligation to undertake any of the foregoing is subject to the prior approval of holders of Series C Preferred Stock.

          Without expanding the scope of the foregoing voting rights of Series C Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

              (i)  the Series C Preferred Stock (or any preferred security into which the Series C Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock in accordance with SECTION 5(e); and

             (ii)  the Series C Preferred Stock either:

              (A)  remains outstanding with the same powers, preferences, rights and privileges set forth in this Certificate of Designation (except to the extent necessary or appropriate to implement clause (i) above), or

              (B)  is converted into or otherwise exchanged for preferred securities of the surviving entity of such a Fundamental Change, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation and other than to the extent necessary or appropriate to reflect the consummation of the transaction and the fact that the issuer is a different entity) as the Series C Preferred Stock, provided that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series C Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

            (iii)  in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series C Preferred Stock pursuant to this SECTION 4(b), the Series C Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.

          (c)    Exchange Compliance.    Notwithstanding the foregoing, to the fullest extent permitted by applicable law, if after the Series C Original Issuance Date there is a change in the applicable rules of the primary Exchange on which the Common Stock is listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this SECTION 4, the voting rights of the holders of the Series C Preferred Stock set forth in this SECTION 4 shall thereafter be limited to the extent required by such changed rules in order for the Common Stock to continue to be listed on such Exchange.

        SECTION 5.    Conversion.

        Each share of Series C Preferred Stock is convertible into shares of Common Stock as provided in this SECTION 5.

          (a)    Conversion at the Option of Holders of Series C Preferred Stock.    Subject to SECTION 5(b), each holder of Series C Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series C Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the amount (the "Conversion Amount") determined by dividing (i) the Original Purchase Price for each share of Series C Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion. The "Conversion Price," with respect to each share of Series C Preferred Stock, initially is the conversion price of the Notes in effect immediately prior to the conversion of such Notes into shares of Series C Preferred Stock, as adjusted from time to time as provided in SECTION 5(f). In order to convert shares of Series C Preferred Stock into shares of Common Stock, the holder must surrender the certificates representing such shares of Series C Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company's transfer agent for the Series C Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a) or SECTION 5(c), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the "Conversion Date").

          (b)    Limitations on Conversion.    Notwithstanding SECTION 5(a), but subject to SECTION 5(c), the Company shall not effect any conversion of the Series C Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a), and no holder of Series C Preferred Stock will be permitted to convert shares of Series C Preferred Stock into shares of Common Stock if, and to the extent that, following such conversion, either (i) such holder's, together with such holder's Affiliates', aggregate voting power on a matter being voted on by holders of Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such holder, together with such holder's Affiliates, would Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such holder and its Affiliates will not Beneficially Own (disregarding for this purpose clause (ii) of the definition of "Beneficially Own") in excess of 19.9% of the then outstanding Common Stock or (B) a bona fide third party tender offer for the Common Stock issuable thereupon. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the remaining, unconverted portion of the Series C Preferred Stock and any Series A Preferred Stock or Series B Preferred Stock, (y) any outstanding Notes, or (z) any outstanding Warrants (as defined in the Securities Purchase Agreement) Beneficially Owned by such holder or any of its Affiliates. Upon the written request of the holder, the Company shall within two (2) Business Days confirm in writing to any holder the number of shares of Common Stock then outstanding. For purposes hereof, "Maximum Voting Power" means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on the applicable matter subject to the vote of the Common Stock, Series A Preferred Stock and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth in the Certificate of Designation of the Series A Preferred Stock and the certificate of designation or other similar document governing other Voting Stock.

          (c)    Automatic Conversion.    If at any time the limitations in SECTION 5(b) would not prevent the conversion of one or more shares of Series C Preferred Stock into Common Stock, then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of shares of Series C Preferred Stock held by a holder and its Affiliates that can convert into Common Stock without violating the limitations in SECTION 5(b) will automatically convert into Common Stock, provided that such automatic conversion shall only occur if the number of shares of Series C Preferred Stock that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of shares of Series C Preferred Stock that may be converted pursuant to this SECTION 5(c) is less than all shares of Series C Preferred Stock Beneficially Owned by a holder and its Affiliates, the Company shall select the shares of Series C Preferred Stock to be converted by lot, or on a pro rata basis.

          (d)    Fractional Shares.    No fractional shares of Common Stock will be issued upon conversion of the Series C Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value of Common Stock as of the Conversion Date. If more than one share of Series C Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series C Preferred Stock converted by such holder at such time.

          (e)    Mechanics of Conversion.

              (i)  As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall (A) issue and deliver to such holder the number of shares of Common Stock to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series C Preferred Stock and (B) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series C Preferred Stock that are being converted into Common Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock or Series C Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new certificate for any shares of Series C Preferred Stock not converted other than any such tax due because shares of Common Stock or a certificate for shares of Series C Preferred Stock are issued in a name other than the name of the converting holder.

             (ii)  The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Common Stock (or a combination of both) for the purpose of effecting the conversion of the Series C Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series C Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series C Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

            (iii)  From and after the Conversion Date, the shares of Series C Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series C Preferred Stock (except the right to receive from the Company the Common Stock upon conversion, together with the right to receive any payment in lieu of a fractional share of Common Stock and any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series C Preferred Stock is not converted, such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series C Preferred Stock that have been converted will, after such conversion, upon issuance of the shares of Common Stock issuable upon conversion thereof and the payment of all accrued and unpaid Dividends thereon and cash in lieu of fractional shares of Common Stock, be deemed cancelled and retired, shall not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

            (iv)  If the conversion is in connection with any sale, transfer or other disposition of the Common Stock issuable upon conversion of the Series C Preferred Stock, the conversion may, at the option of any holder tendering any share of Series C Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock issuable upon conversion of Series C Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series C Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

             (v)  The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock are then listed. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Preferred Stock require registration with or approval of any person or group under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any shares of Common Stock into which the shares of Series C Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

            (vi)  All shares of Common Stock issued upon conversion of the shares of Series C Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

           (vii)  If, prior to a Rights Trigger, shares of Series C Preferred Stock are converted into Common Stock, upon the conversion of such shares of Series C Preferred Stock, the shares of Common Stock issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock.

          (f)    Adjustments to Conversion Price.

            (i)    Adjustment for Change In Capital Stock.

              (A)  If the Company shall, at any time and from time to time while any shares of the Series C Preferred Stock are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

                (1)   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

                (2)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution.

              If any dividend or distribution of the type described in this SECTION 5(f)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i).

              (B)  If the Company shall, at any time or from time to time while any of the Series C Preferred Stock are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series C Preferred Stock are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

            (ii)    Adjustment for Rights Issue.    If the Company shall, at any time or from time to time, while any shares of the Series C Preferred Stock are outstanding, distribute rights, options or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock, in either case, at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

              (A)  the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

              (B)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the

      Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.

            Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

            To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

            (iii)    Adjustment for Certain Tender Offers or Exchange Offers.    In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any shares of the Series C Preferred Stock are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a "tender offer" under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "Purchased Shares") exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

              (A)  the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

              (B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

            An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

            (iv)    Disposition Events.

              (A)  If any of the following events (any such event, a "Disposition Event") occurs:

                (1)   any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                (2)   any merger, consolidation or other combination to which the Company is a constituent party; or

                (3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other person;

            in each case, as a result of which all of the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing person, as the case may be, shall provide that the Series C Preferred Stock converted following the effective date of any Disposition Event, shall be converted, in lieu of the Common Stock otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Common Stock in the relevant event (collectively, "Reference Property") received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series C Preferred Stock that remains outstanding thereafter (if any) becomes convertible agrees, for the express benefit of the holders of record of Series C Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

              (B)  The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock in connection with a Disposition Event, the portion of the Series C Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

            (v)    Minimum Adjustment.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

            (vi)    When No Adjustment Required.

              (A)  No adjustment need be made for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Series C Preferred Stock participates, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if the holders of Series C Preferred Stock, at such time, held a number of shares of Common Stock equal to the Conversion Amount at such time.

              (B)  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

              (C)  No adjustment need be made for a change in the par value or no par value of the Common Stock.

              (D)  To the extent the Series C Preferred Stock become convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (vii)    Rules of Calculation; Treasury Stock.    All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

            (viii)    Waiver.    Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

            (ix)    Tax Adjustment.    Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock.

            (x)    Par Value.    Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value.

            (xi)    No Duplication.    If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

            (xii)    Provisions Governing Adjustment to Conversion Price.    Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Rights Trigger"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, except as set forth in SECTION 5(e)(vii), and (x) if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the 60 day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company's capital stock other than shares of Common Stock or Common Stock equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Dividends and shall be distributed to the holders of Series C Preferred Stock. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series C Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in SECTION 5(e)(vii). In addition, except as set forth in SECTION 5(e)(vii), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business on following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, option or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for any shares of the Company's capital stock (other than Common Stock) or any other assets of the Company, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series C Preferred Stock pursuant to, the provisions of SECTION 2(a) applicable to Dividends.

          (g)    Notice of Record Date.    In the event of:

              (i)  any stock split or combination of the outstanding shares of Common Stock;

             (ii)  any declaration or making of a dividend or other distribution to holders of Common Stock in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

            (iii)  any reclassification or change to which SECTION 5(f)(i)(B) applies;

            (iv)  the dissolution, liquidation or winding up of the Company; or

             (v)  any other event constituting a Fundamental Change;

  then the Company shall file with its corporate records and mail to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

              (A)  the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

              (B)  the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Fundamental Change, is estimated to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

          Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

          (h)    Certificate of Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series C Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series C Preferred Stock.

        SECTION 6.    Additional Definitions.     For purposes of these resolutions, the following terms shall have the following meanings:

          (a)   "Affiliate" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor Securityholders.

          (b)   "Beneficial Owner", "Beneficially Own" and "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that (i) a person will be deemed to be the Beneficial Owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire such security and (ii) none of the Investor Securityholders shall be deemed to Beneficially Own any securities owned by their portfolio companies as long as the Investor Securityholders did not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition or voting of such securities.

          (c)   "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

          (d)   "capital stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

          (e)   "Closing Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the "closing price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

          (f)    "Company Rights Plan" means that certain Amended and Restated Rights Agreement, dated as of April 23, 2009, between the Company (as successor-in-interest to Power-One, Inc.) and American Stock Transfer & Trust Company.

          (g)   "control," "controlling," "controlled by" and "under common control with," with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

          (h)   "Current Market Price" of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

          (i)    "Equity Securities" means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

          (j)    "Ex-Dividend Date" means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

          (k)   "Exchange" means Nasdaq or any other U.S. national securities exchange.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (m)  "Fair Market Value" of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

              (i)  for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

             (ii)  for any security that is not so traded or quoted, or for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms'-length transaction; provided that if any determination of the Board pursuant to this clause (ii) that in the aggregate for all shares of Series C Preferred Stock is in excess of $10,000,000, the holders representing a majority of the then-outstanding shares of Series C Preferred Stock may object to such determination. In the event of such an objection by such holders, the Fair Market Value of such property shall be as determined by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

          (n)   "Fundamental Change" shall be deemed to have occurred at such time as the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in the foregoing will be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company's Voting Stock immediately prior to the transaction.

          (o)   "group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

          (p)   "hereof"; "herein" and "hereunder" and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

          (q)   "Investor Securityholder" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

          (r)   "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

          (s)   "Nasdaq" means The NASDAQ Global Market.

          (t)    "Notes" means the 6.0%/8.0%/10.0% Convertible Senior Notes due 2019 of the Company (as successor-in-interest to Power-One, Inc.).

          (u)   "Original Purchase Price" means $1,000 per share of Series C Preferred Stock, as adjusted for any stock dividends, splits, combinations and similar events on the Series C Preferred Stock.

          (v)   "person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other "person" as contemplated by Section 13(d) of the Exchange Act.

          (w)  "Public Sale" has the meaning set forth in the Securities Purchase Agreement.

          (x)   "Rights" shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor, substitute or additional stockholder rights plan).

          (y)   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (z)   "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated April 23, 2009, among Power-One, Inc., SLS and Silver Lake Technology Investors Sumeru, L.P.

          (aa) "Series C Original Issuance Date" means the date on which the first share of Series C Preferred Stock was issued.

          (bb) "SLS" means Silver Lake Sumeru Fund, L.P.

          (cc) "Subsidiary" means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          (dd) "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock is not listed on Nasdaq, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

          (ee) "Voting Stock" shall mean the Series A Preferred Stock and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of the Company or its successor (including the Common Stock).

          (ff)  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Director	Section 4(d)(ix)
Aggregate Amount	SECTION 5(f)(iii)
Board	Recital
Certificate of Incorporation	Recital
Common Stock	SECTION 1(b)(i)
Company	Recital
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
DGCL	Recital
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 2(a)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Junior Securities	SECTION 1(b)(i)
Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 5(b)
Parity Securities	SECTION 1(b)(ii)
Participating Liquidation Preference	SECTION 3(a)
Preferred Stock	Recital
Purchased Shares	SECTION 5(f)(iii)
Reference Property	SECTION 5(f)(iv)
Regular Liquidation Preference	SECTION 3(a)
Rights Trigger	SECTION 5(f)(xii)
Senior Redeemable Preferred	SECTION 5(e)(iii)
Senior Securities	SECTION 1(b)(iii)
Series A Preferred Stock	SECTION 1(b)(iii)
Series B Preferred Stock	SECTION 1(b)(ii)
Series C Preferred Stock	SECTION 1(a)

        SECTION 7.    Miscellaneous.     For purposes of these resolutions, the following provisions shall apply:

          (a)    Status of Cancelled Shares.    Shares of Series C Preferred Stock which have been converted, redeemed, repurchased or otherwise acquired by the Company or cancelled shall be retired, not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular series by the Board.

          (b)    Severability.    If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          (c)    Headings.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (d)    Amendment.    Any provision in this Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series C Preferred Stock, voting together as a separate class.

[Rest of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of                        , 2010.

NEW POWER-ONE, INC.
By:
Name: Richard J. Thompson
Title: President and Chief Executive Officer

SERIES C CERTIFICATE OF DESIGNATION

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
NEW POWER-ONE, INC.

        I, the undersigned, for purposes of incorporating and organizing a corporation under the Delaware General Corporation Law, do execute this Certificate of Incorporation and do hereby certify as follows:

        First.    The name of the Corporation is New Power-One, Inc.

        Second.    The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        Third.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        Fourth.

  4.1
  The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Three Hundred and Thirty Million (330,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, each having a par value of $.001. Thirty Million (30,000,000) shares shall be Preferred Stock, each having a par value of $.001.

  4.2
  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, by resolution or resolutions of the Board of Directors, from time to time to provide for the issuance of the shares of such Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)   The number of shares constituting that series and the distinctive designation of that series;

          (b)   The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)   Whether that series shall be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (e)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the type and amount of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)   The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h)   Any other relative rights, preferences and limitations, if any, of that series.

        Fifth.    The name and mailing address of the Incorporator are as follows:

    Louie Hopkins
    c/o Gibson, Dunn & Crutcher LLP
    333 S. Grand Avenue, 46th Floor
    Los Angeles, California 90071

        Sixth.    The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors, as more fully set forth in Article Eighth.

        Seventh.    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the Corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

        Eighth.    The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three or greater than nine. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of stockholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification. A majority of the total directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director.

        Ninth.    Subject to any rights granted in a designation to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of this Corporation must be effected at a duly called annual or special meeting of such holders. Such stockholder action may not be effected by any consent in writing by such holders, unless previously approved by a majority of the Board of Directors.

        Tenth.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, there shall be required to amend, alter, change or repeal Articles Eighth, Ninth and this Article Tenth of the Corporation's Certificate of Incorporation the affirmative vote of the holders of (i) at least 75% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, and (ii) at least a majority of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, exclusive of all voting stock of the Corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class. Such affirmative vote shall be in addition to any class vote to which any class of stock may be entitled.

        No bylaw of the Corporation affecting the number, qualification or classification of directors, their election or removal, or the filling of any vacancy in the Board of Directors, or any newly created directorship, and no bylaw affecting the calling of special meetings of the stockholders of the Corporation shall be altered, changed, amended or repealed except (A) by the affirmative vote of the holders of (i) at least 75% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, and (ii) at least a majority of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, exclusive of all voting stock of the Corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class or (B) by a resolution adopted by the affirmative vote of not less than 75% of the members of the whole Board of Directors of the Corporation.

        Eleventh.    In addition to the other powers expressly granted by statute, subject to the provisions set forth in Article Tenth, the Board of Directors of the Corporation shall have the power to adopt, repeal, alter or amend the bylaws of the Corporation.

        Twelfth.    Restrictions on Transfers.

        12.1    Definitions.     As used in this Article Twelfth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to the Code or Treasury Regulations § 1.382-2T, or any portion thereof, shall include any successor provisions):

          "5% Transaction" means any Transfer described in Section 12.2.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934 as in effect as of April 23, 2009, and to the extent not included within the foregoing clause of this definition, shall also include, with respect to any Person, any other Person whose shares of Common Stock would be deemed constructively owned by such first Person pursuant to Treasury Regulations § 1.382-4, owned by a single "entity" as defined in Treasury Regulations § 1.382-3(a)(1), or otherwise aggregated with shares owned by such first Person pursuant to the provisions of section 382 of the Code and the Treasury Regulations thereunder, provided, however, that (x) a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Corporation, (y) none of the Investor Securityholders shall be considered an Affiliate or Associate of any portfolio company in which the Investor Securityholders or any of their Permitted Transferees (as defined in the Securities Purchase Agreement) have made or shall make from time to time any debt or equity investment unless and to the extent such Investor Securityholder has entered into any agreement, arrangement or understanding with such portfolio company with respect to the acquisition, holding or voting of Corporation Securities and (z) none of the Investor Securityholders shall be considered an Affiliate or Associate of the Corporation or any direct or indirect subsidiary of the Corporation.

          "Agent" has the meaning set forth in Section 12.6.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in section 1504(a)(4) of the Code), (iii) any Securities of the Corporation, (iv) any Stock and (v) warrants, rights, or options (including options within the meaning of Treasury Regulations § 1.382-4(d)(9)) to purchase or acquire any of the foregoing.

          "Excess Securities" has the meaning given such term in Section 12.5.

          "Expiration Date" means the beginning of the taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier date in accordance with Section 12.11.

          "Five-Percent Stockholder" means, as of any date, a Person or group of Persons that is a "5-percent shareholder" of the Corporation pursuant to Treasury Regulations § 1.382-2T(g) as of the date of such determination.

          "Investor Securities" has the meaning given to the term "Securities" in the Securities Purchase Agreement.

          "Investor Securityholder" has the meaning given such term in the Securities Purchase Agreement.

          "Percentage Stock Ownership" means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of section 382 of the Code and any Treasury Regulations promulgated thereunder, or any successor provision.

          "Person" means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, or group of Persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and includes any successor (by merger or otherwise) of such individual or entity.

          "Power-One" means Power-One, Inc., a Delaware corporation.

          "Prohibited Distribution" has the meaning set forth in Section 12.6.

          "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Twelfth.

          "Public Group" has the meaning set forth in Treasury Regulations § 1.382-2T(f)(13).

          "Purported Transferee" has the meaning set forth in Section 12.5.

          "Reorganization" means the transactions pursuant to which Power-One merged with the Corporation and the shares of common stock and preferred stock of Power-One were converted into shares of Common Stock and Preferred Stock, respectively, of the Corporation.

          "Securities" and "Security" each has the meaning set forth in Section 12.8.

          "Securities Purchase Agreement" means the Securities Purchase Agreement dated April 23, 2009 among Power-One, Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P., as the same may be amended, supplemented, modified or amended and restated from time to time.

          "Stock" means any interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulations § 1.382-2(a)(3).

          "Stock Ownership" means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of section 382 of the Code and the Treasury Regulations promulgated thereunder.

          "Tax Benefit" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

          "Transfer" means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition (including, but not limited to, by way of merger, testate or intestate proceedings, domestic relation proceedings or otherwise by operation of law) or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulations § 1.382-4(d)(9)). For the avoidance of doubt, a Transfer shall not include any of the following: (i) the creation or grant of an option by the Corporation, (ii) the issuance of Stock by the Corporation, (iii) the exercise or conversion, as the case may be, of any of the Investor Securities by any Investor Securityholder, or (iv) a reduction in the number of Corporation Securities, including, without limitation, in connection with or resulting from the exercise of any rights of redemption with respect to the Investor Securities by any holder thereof.

        12.2    Restrictions on Transfers.     Any attempted Transfer of Corporation Securities (other than to the Corporation) prior to the Expiration Date, and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a Five-Percent Stockholder or (2) the Percentage Stock Ownership in the Corporation of any Five-Percent Stockholder would be increased).

        12.3    Exceptions.

        (a)   Notwithstanding anything to the contrary herein, if a Transfer otherwise would be prohibited by Section 12.2, such Transfer shall not be prohibited under Section 12.2:

            (i)  if each of the following conditions are met: (x) such Transfer does not increase the Percentage Stock Ownership of any Five-Percent Stockholder, other than a Public Group (including a new Public Group created under Treasury Regulations § 1.382-2T(j)(3)(i)), and (y) such Transfer does not result in any Person or group becoming a new Five-Percent Stockholder, other than a Public Group (including a new Public Group created under Treasury Regulations § 1.382-2T(j)(3)(i));

           (ii)  if the Transfer is to an Investor Securityholder, so long as the Investor Securityholders (together with all Affiliates and Associates of the Investor Securityholders) in the aggregate do not beneficially own in excess of the Standstill Limit (as defined in the Securities Purchase Agreement); or

          (iii)  if the Transfer results from the gift, sale, transfer, assignment, hypothecation, conveyance, pledge or other disposition of, either directly or indirectly, partnership interests, capital stock, membership interests, units or other securities of the Investor Securityholders (or any direct or indirect investor in an Investor Securityholder).

        (b)   The restrictions set forth in Section 12.2 shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 12.3(b), the Board of Directors (or a duly authorized committee thereof) may, in its discretion, require (at the expense of the transferor and/or the transferee) an opinion of counsel selected by the Board of Directors (or a duly authorized committee thereof) that the Transfer shall not result in the application of any limitation under section 382 of the Code and the Treasury Regulations thereunder on the use of the Tax Benefits. The Board of Directors (or a duly authorized committee thereof) may exercise the authority granted by this Article Twelfth through duly authorized officers or agents of the Corporation. Nothing in this Section 12.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

        12.4    Legend.     Each certificate representing shares of Stock issued by the Corporation shall conspicuously bear the following legend:

  "THE CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION") OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING, SUBJECT TO CERTAIN LIMITED EXCEPTIONS, THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS") IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 5-PERCENT SHAREHOLDER UNDER SECTION 382 OF THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION'S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE DELAWARE GENERAL CORPORATION LAW ("SECURITIES") BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE 5-PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

        In the event shares of Stock are uncertificated, the Corporation shall provide notification of such legend as may be required by the Delaware General Corporation Law.

        12.5    Excess Securities.

        (a)   No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, to the fullest extent permitted by applicable law, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 12.5 or Section 12.6 shall also be a Prohibited Transfer.

        (b)   To the fullest extent permitted by applicable law, the Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any dividend or distribution on any Corporation Securities that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests of such Person's Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Twelfth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person's actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by this Article Twelfth as a condition to registering any Transfer of Corporation Securities.

        12.6    Transfer to Agent.     If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). Subject to compliance with this Article Twelfth, the Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, such Excess Securities in one or more arm's-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities on behalf of the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 12.7 if the Agent rather than the Purported Transferee had resold the Excess Securities.

        12.7    Application of Proceeds and Prohibited Distributions.     The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the attempted Transfer of such Excess Securities to the Purported Transferee, in the event the attempted Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee's sole right with respect to such Excess Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section 12.7. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 12.7 inure to the benefit of the Corporation.

        12.8    Modification of Remedies for Certain Indirect Transfers.     In the event of any Transfer which does not involve a Transfer of securities of the Corporation within the meaning of the Delaware General Corporation Law ("Securities," and individually, a "Security") but which would cause a violation of a restriction on Transfer provided for in this Article Twelfth, the application of Section 12.6 and Section 12.7 shall be modified as described in this Section 12.8. In such case, no Person shall be required to dispose of any interest that is not a Security, but such Person whose ownership of Securities results in a violation of a restriction on Transfer provided for in this Article Twelfth and/or any Person whose ownership of Securities is attributed to such Person shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Person, following such disposition, not to be in violation of this Article Twelfth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 12.6 and 12.7, except that the maximum aggregate amount payable either to such Person or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Person or such other Person. The purpose of this Section 12.8 is to extend the restrictions in Sections 12.2 and 12.6 to situations in which there is a 5% Transaction without a direct Transfer of Securities, and this Section 12.8, along with the other provisions of this Article Twelfth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

        12.9    Legal Proceedings.     If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 12.6 (whether or not made within the time specified in Section 12.6), then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 12.9 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Twelfth being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 12.6 to constitute a waiver or loss of any right of the Corporation under this Article Twelfth.

        12.10    Damages.     To the fullest extent permitted by applicable law, any stockholder subject to the provisions of this Article Twelfth who knowingly violates the provisions of this Article Twelfth and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

        12.11    Board Authority.

        (a)   The Board of Directors of the Corporation shall have the power to determine all matters necessary for assessing compliance with this Article Twelfth, including, without limitation, (i) the identification of Five-Percent Stockholders, (ii) whether a Transfer is a 5% Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five-Percent Stockholder,

(iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 12.7, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Twelfth. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article Twelfth for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation's ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Twelfth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Twelfth to a committee of the Board of Directors as it deems necessary or advisable.

        (b)   Nothing contained in this Article Twelfth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, subject to the requirements of the Delaware General Corporation Law, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Twelfth, (iii) modify the definitions of any terms set forth in this Article Twelfth or (iv) modify the terms of this Article Twelfth as appropriate to prevent an ownership change for purposes of section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the Corporation. Such written conclusion of the Board of Directors shall be filed with the Secretary of the Corporation and shall be mailed by the Secretary to all stockholders of the Corporation within 10 days after the date of such conclusion.

        12.12    Reliance.     The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Twelfth, and, to the fullest extent permitted by applicable law, the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar schedules), as of any date and (b) its actual knowledge of the ownership of Corporation Securities.

        12.13    General Authorization.     The purpose of this Article Twelfth is to facilitate the Corporation's ability to maintain or preserve its Tax Benefits. If any provision of this Article Twelfth or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary to comply with such determination.

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        IN WITNESS WHEREOF, this Certificate of Incorporation has been executed this 12th day of March, 2010.

By:	/s/ LOUIE HOPKINS
Name: Louie Hopkins Incorporator

APPENDIX C

BYLAWS
OF
NEW POWER-ONE, INC.,
a Delaware corporation

as of March 12, 2010

BYLAWS
OF
NEW POWER-ONE, INC.,
a Delaware corporation

as of March 12, 2010

ARTICLE I
Offices

        Section 1.1    Registered Office.     The registered office of this Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

        Section 1.2    Principal Office.     The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

        Section 1.3    Other Offices.     The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

        Section 2.1    Time and Place of Meetings.     Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

        Section 2.2    Annual Meetings.     Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

        Section 2.3    Special Meetings.     Except as otherwise specifically provided in the Corporation's Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board (or, if there is a vacancy in the office of the Chairman of the Board, the Chief Executive Officer) and shall be called by the Chairman of the Board (or, if there is a vacancy in the office of the Chairman of the Board, the Chief Executive Officer) at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

        Section 2.4    Stockholder Lists.     The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, prior to and at the meeting in conformance with the requirements of §219 of the Delaware General Corporation Law, or any successor law, as then in effect.

        Section 2.5    Notice of Meetings.     Notice of each meeting of stockholders, whether annual or special, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.

        Notice of any meeting of stockholders shall be given either personally or by first-class mail, telegraphic, facsimile or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communications to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation or, if given, at the address given by that stockholder to the Corporation for purpose of notice, is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any meeting shall be executed by any secretary, assistant secretary, or any transfer agent of the Corporation giving notice, and shall be filed and maintained in the minute book of the Corporation.

        Whenever any notice is required to be given under the provisions of applicable statutes, the Certificate of Incorporation or of these Bylaws (the "Bylaws"), a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board upon notice given prior to the date previously scheduled for such meeting of stockholders.

        Section 2.6    Quorum and Adjournment.     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In no event, shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If authorized by the Board in its sole discretion, stockholders and proxy holders not physically present at a meeting of stockholders may, by a means of electronic communication be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communications. Whether or not a quorum is present or represented at any meeting of stockholders, the chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcing the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting at the meeting at which the adjournment is taking place. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

        Section 2.7    Voting.     In all matters (other than the election of directors which shall require a plurality, subject to any rights granted to any series of Preferred Stock), when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins. A requirement for a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

        Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

        Section 2.8    Proxies.     Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force. A stockholder may authorize another person or persons to act for such holder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or person who will be the holder or holders of the proxy, provided that the telegram, cablegram, or electronic transmission is submitted with information from which it can be determined that the telegram, cablegram, or electronic transmission was authorized by the stockholder. If it is determined that such the telegram, cablegram, or electronic transmission are valid, the person making the determination must specify the information establishing the proper authorization of such proxies.

        Section 2.9    Inspectors of Election.     The Board by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board or the chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

        The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

        Section 2.10    Stockholder Proposals.     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial holder, if any, on whose behalf the proposal is made, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder and the beneficial holder, if any, in such business.

        Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

        The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 2.11    Record Date for and Delivery of Written Consent.     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (only where such action has been previously approved by a majority of the Board), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 15 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, shall be at the close of business on the date on which the Board previously approved such corporate action. Any stockholder entitled to consent to corporate action in writing without a meeting may deliver a signed written consent setting forth such corporate action to the Corporation at its registered office in Delaware or its principal place of business, or to any officer or agent of the Corporation having custody of the book in which the proceedings of stockholder meetings are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Section 2.12    Inspectors of Written Consent.     In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Board may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, if such inspectors are engaged, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        Section 2.13    Effectiveness of Written Consent.     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.

        Section 2.14    Notice by Electronic Transmission.     Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under these Bylaws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver two consecutive electronic transmission notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary, Assistant Secretary, the transfer agent, or other person responsible for giving notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        For purposes of this Article II of these Bylaws, notice by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting; and (4) if by any other form of electronic transmission, when directed to the stockholder.

ARTICLE III
Directors

        Section 3.1    Powers.     The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Chairman of the Board, or the Chairman's designee, shall preside at all meetings of the stockholders and of the Board and will have such other powers and duties as may from time to time be assigned to him or her by the Board. The Board may establish procedures and rules, or may authorize the chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

        Section 3.2    Number, Election and Tenure.     Subject to the Certificate of Incorporation, the Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal.

        Section 3.3    Meetings.     The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

        Section 3.4    Annual Meeting.     The Board shall meet as soon as practicable after each annual election of directors.

        Section 3.5    Regular Meetings.     Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

        Section 3.6    Special Meetings.     Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if there is a vacancy in the office of the Chairman of the Board, the Chief Executive Officer), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary's absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by personal service, or by any combination thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least seventy-two hours before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least forty-eight hours before the time of the meeting; if by telephone or by personal service, communicated or delivered at least forty-eight hours before the time of the meeting.

        Section 3.7    Quorum.     At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

        Section 3.8    Fees and Compensation.     Each director, unless not entitled to compensation as a director of the Corporation due to employment by the Corporation, mutual agreement or otherwise, and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.9    Meetings by Telephonic Communication.     Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        Section 3.10    Committees.     The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

        Section 3.11    Action Without Meetings.     Unless otherwise restricted by applicable law, the Certificate of Incorporation, or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 3.12    Removal.     Any director or the entire board of directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        Section 3.13    Nominations.     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board, by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and beneficial holder, if any, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV
Officers

        Section 4.1    Appointment and Salaries.     The officers of the Corporation shall be appointed by the Board and shall consist of a Chief Executive Officer, President, Secretary, Chief Financial Officer and Treasurer. Officers may hold more than one office. The Board or the Chief Executive Officer may also appoint one or more Vice Presidents and such other officers (including but not limited to Assistant Secretaries, Assistant Treasurers and Financial Officers) as the Board or the Chief Executive Officer may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or, in the case of an officer appointed by the Chief Executive Officer, by the Board or the Chief Executive Officer. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law, the Certificate of Incorporation or these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board or, in the case of a vacating officer not appointed by the Board, by the Board or the Chief Executive Officer.

        Section 4.2    Removal and Resignation.     Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the Board or the Chief Executive Officer. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

        Section 4.3    Omitted.

        Section 4.4    Chief Executive Officer.     The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board and subject to the powers given by the Board to the Chairman of the Board, shall have general supervision, direction and control of the business and affairs of the Corporation, shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. Furthermore, if there is no Chairman of the Board, or in his or her absence, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board.

        Section 4.5    President.     The President shall be the chief operating officer of the Corporation with the powers of a general manager and shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chief Executive Officer, or in the event and during the period of a vacancy in that office, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer of the Corporation.

        Section 4.6    Vice President.     In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the Chief Executive Officer or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. Each Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

        Section 4.7    Secretary .     The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

        Section 4.8    Chief Financial Officer and Treasurer.     The Chief Financial Officer of the Corporation and the Treasurer shall have joint custody, if the positions are separately held, of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer and the Treasurer may disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Chief Financial Officer and the Treasurer shall perform such other duties and have such other powers as the Board may from time to time prescribe.

        If required by the Board, the Chief Financial Officer, the Treasurer and the Assistant Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

        Section 4.9    Assistant Officers.     An assistant officer (including but not limited to an Assistant Secretary with respect to the Secretary, and the Assistant Treasurer with respect to the Treasurer) shall, in the absence of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the Chief Executive Officer or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may from time to time prescribe.

ARTICLE V
Seal

        It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

ARTICLE VI
Form of Stock Certificate

        The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

        In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

        If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII
Representation of Shares of Other Corporations

        Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board of the Corporation may determine from time to time, or (ii) in the absence of such determination, by the Chief Executive Officer, or (iii) if the Chief Executive Officer shall not vote or otherwise act with respect to the shares, by the President. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII
Transfers of Stock

        Except as provided in the Certificate of Incorporation, upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX
Lost, Stolen or Destroyed Certificates

        The Corporation may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE X
Record Date

        Subject to Section 2.11, the Board may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, nor more than sixty days prior to any other action other than a consent, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

ARTICLE XI
Registered Stockholders

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

 ARTICLE XII
Fiscal Year

        The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII
Amendments

        Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

ARTICLE XIV
Dividends

        Section 14.1    Declaration.     Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

        Section 14.2    Set Aside Funds.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XV
Indemnification and Insurance

        Section 15.1    Right to Indemnification.     Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 15.2    Right of Claimant to Bring Suit.     If a claim under Section 15.1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

        Section 15.3    Non-Exclusivity of Rights.     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 15.4    Insurance.     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

        Section 15.5    Expenses as a Witness.     To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

        Section 15.6    Indemnity Agreements.     The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

APPENDIX D

AMENDED AND RESTATED
POWER-ONE, INC. 2004 STOCK INCENTIVE PLAN
(as amended and restated effective                        , 2010)

1.     PURPOSE OF PLAN

        The purpose of the Power-One, Inc. 2004 Stock Incentive Plan (this "Plan") of Power-One, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Corporation's or one of its Subsidiary's securities) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1.    The Administrator.     This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

        3.2.    Powers of the Administrator.     Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, it Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  subject to Section 8.6.6, adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

  (i)
  determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

  (j)
  acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

  (k)
  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3.    Binding Determinations.     Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4.    Reliance on Experts.     In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5.    Delegation.     The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1.    Shares Available.     Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2.    Share Limits.     The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is 10,750,000 shares. The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

  (c)
  The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

  (d)
  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 5,500,000 shares. The limit set forth in this Section 4.2(d) does not apply to shares delivered in respect of stock option grants and shares delivered in respect of stock appreciation right grants.

  (e)
  The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any non-employee director under this Plan is 62,500 shares. For this purpose, a "non-employee director" is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

  (f)
  Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3.    Awards Settled in Cash, Reissue of Awards and Shares.     To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Except as set forth in this Section 4.3, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. In addition, any shares that are repurchased by the Company using the proceeds received by the Company in connection with the exercise of a stock option shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4.    Reservation of Shares; No Fractional Shares; Minimum Issue.     The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

        5.1.    Type and Form of Awards.     The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

          5.1.1.    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2.    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.3.    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years. The Administrator may grant limited SARs which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the SAR and the fair market value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

          5.1.4.    Restricted Stock and Restricted Stock Units.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of this Plan to participants as determined by the Administrator. "Restricted Stock" is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. "Restricted Stock Units" are awards denominated in units of shares of Common Stock under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one share of Common Stock.

          5.1.5.    Other Awards.    The other types of awards that may be granted under this Plan include: (a) dividend equivalents (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2.    Section 162(m) Performance-Based Awards.     Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1. and 5.1.5 above may be, and options and SARs typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Options and SARs are not subject to the requirements of Section 5.2.1 and 5.2.3. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1.    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

          5.2.2.    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Corporation or one of its Subsidiaries's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years (subject to Section 5.1.4).

          5.2.3.    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than options and SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000.00. Awards that are cancelled during the year shall not be counted against these limits to the extent permitted by Section 162(m) of the Code.

          5.2.4.    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than options and SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5.    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6.    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than options and SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the most recent year in which the Corporation's stockholders approve this Plan.

        5.3.    Award Agreements.     Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4.    Deferrals and Settlements.     Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of shares of Common Stock or any other payment with respect to any award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator.

        5.5.    Consideration for Common Stock or Awards.     The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6.    Definition of Fair Market Value.     For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        5.7.    Transfer Restrictions.

          5.7.1.    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2.    Exceptions.    The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.7.3, ISOs and restricted stock awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

          5.7.3.    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation,

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8.    International Awards.     One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1.    General.     The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.2.    Events Not Deemed Terminations of Service.     Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3.    Effect of Change of Subsidiary Status.     For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1.    Adjustments.    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

        Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

        It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

        7.2.    Corporate Transactions—Assumption and Termination of Awards.     Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

        Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

        In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

        7.3.    Other Acceleration Rules.     The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.4.    Golden Parachute Limitation.     Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

        8.1.    Compliance with Laws.     This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2.    Employment Status.     No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3.    No Employment/Service Contract.     Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4.    Plan Not Funded.     Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5.    Tax Withholding.     Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

        8.6.    Effective Date, Termination and Suspension, Amendments.

          8.6.1.    Effective Date.    This Plan is effective as of January 27, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2.    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3.    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4.    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 8.6.6.

          8.6.5.    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

          8.6.6.    No Repricing without Stockholder Approval.    Other than in connection with a change in the Corporation's capitalization (as described in Section 7), neither the exercise price of an option nor the base price of a stock appreciation right may be reduced without stockholder approval (including canceling previously awarded options and/or stock appreciation rights in exchange for cash, other awards under this Plan or options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award).

        8.7.    Privileges of Stock Ownership.     Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8.    Governing Law; Construction; Severability.

          8.8.1.    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          8.8.2.    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3.    Plan Construction.

    (a)
    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

    (b)
    Section 162(m).    Awards under Sections 5.1.4 and 5.1.5 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as options and SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        8.9.    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10.    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.     Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11.    Non-Exclusivity of Plan.     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12.    No Corporate Action Restriction.     The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

        8.13.    Other Company Benefit and Compensation Programs.     Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

        8.14.    Conditions and Restrictions Upon Securities Subject to Awards.     The Administrator may provide that the shares of Common Stock issued upon exercise of an option or SAR or otherwise subject to or issued under an award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such option or SAR or the grant, vesting or settlement of such award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares of Common Stock issued upon exercise, vesting or settlement of such award (including the actual or constructive surrender of shares already owned by the participant) or payment of taxes arising in connection with an award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the participant or other subsequent transfers by the participant of any shares of Common Stock issued under an award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by participant and holders of other Corporation equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or (d) obtained an improper personal benefit from a transaction.

        The Certificates of Incorporation of Power-One, Inc. ("Power-One") and New Power-One ("New Power-One") eliminate the liability to fullest extent permissible under applicable law of a director to the respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Bylaws of Power-One and New Power-One provide for the indemnification by the respective corporation of each director, officer, employee and agent of the applicable corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        We have entered into indemnification agreements with our directors and our officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors and/or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Should Section 2115 of the California Corporations Code apply to either Power-One or New Power-One, the applicable corporation's ability to indemnify its directors, officers, employees and agents pursuant to the applicable Certificate of Incorporation, the Bylaws, the Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

        The Company maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

Item 21.    Exhibits and Financial Statement Schedules.

        1.     Exhibits.

Number	Description
2.1	Agreement and Plan of Reorganization, dated as of [ ], 2010 (included as Appendix A to the Proxy Statement/Prospectus).
3.1	Certificate of Incorporation of New Power-One, Inc. (included as Appendix B to the Proxy Statement/Prospectus).
3.2	By-laws of New Power-One, Inc. (included as Appendix C to the Proxy Statement/Prospectus).
4.1	Specimen of common stock certificate of New Power-One, Inc.
4.2	Specimen of Series A Convertible Preferred Stock of New Power-One, Inc.
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 99.2).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
99.1	Form of Proxy.
99.2	Opinion of Richards, Layton & Finger, P.A.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.

  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on March 16, 2010.

NEW POWER-ONE, INC.
By:	/s/ RICHARD J. THOMPSON
	Name:	Richard J. Thompson
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each such person whose signature appears below constitutes and appoints, jointly and severally, Richard J. Thompson and Tina McKnight, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICHARD J. THOMPSON Richard J. Thompson	Director, President and Chief Executive Officer (Principal Executive Officer)	March 16, 2010
/s/ LINDA C. HELLER Linda C. Heller	Senior Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2010
/s/ JAY WALTERS Jay Walters	Director and Chairman	March 16, 2010

Signature	Title	Date

/s/ KENDALL R. BISHOP Kendall R. Bishop	Director	March 16, 2010
/s/ JON GACEK Jon Gacek	Director	March 16, 2010
/s/ KAMBIZ HOOSHMAND Kambiz Hooshmand	Director	March 16, 2010
/s/ KYLE RYLAND Kyle Ryland	Director	March 16, 2010
/s/ AJAY SHAH Ajay Shah	Director	March 16, 2010
/s/ MARK MELLIAR-SMITH Mark Melliar-Smith	Director	March 16, 2010